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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
KERR-MCGEE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KERR-MCGEE CORPORATION
KERR-MCGEE CENTER
P.O. BOX 25861
OKLAHOMA CITY, OKLAHOMA 73125

July 12, 2006

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Kerr-McGee Corporation to be held on August 10, 2006, at 2:00 p.m. local time in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

        At the special meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated June 22, 2006, which we refer to as the "merger agreement," by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and APC Acquisition Sub, Inc., a wholly-owned subsidiary of Anadarko, pursuant to which APC Acquisition Sub, Inc. will be merged with and into Kerr-McGee, with Kerr-McGee as the surviving corporation. Assuming the stockholders adopt the merger agreement and the merger is completed, unless you have sought and properly exercised your appraisal rights under the Delaware General Corporation Law, you will be entitled to receive $70.50 in cash, without interest, for each share of Kerr-McGee Corporation common stock that you own. If the effective time of the merger does not occur on or prior to August 10, 2006, this amount shall increase at a daily rate of $0.01255 for each day subsequent thereto until the effective time of the merger occurs; provided that the merger consideration will not in any case exceed $71.0271.

        Following completion of the merger, Anadarko will own all of Kerr-McGee's issued and outstanding capital stock and Kerr-McGee will continue its operations as a wholly-owned subsidiary of Anadarko. As a result, our common stock will no longer be listed on the New York Stock Exchange and we will no longer be required to file periodic and other reports with the Securities and Exchange Commission. After the merger, you will no longer have an equity interest in Kerr-McGee and will not participate in any potential future earnings and growth of Kerr-McGee.

        Our Board of Directors has approved the merger agreement and recommends that you vote "FOR" adoption of the merger agreement. Our Board of Directors' approval and recommendation were made by the unanimous vote of the members of our Board of Directors. In arriving at its recommendation, our Board of Directors carefully considered a number of factors described in the accompanying proxy statement.

        Your vote is very important. The merger cannot be completed unless the holders of a majority of the outstanding shares of Kerr-McGee common stock entitled to vote at the special meeting adopt the merger agreement. Whether or not you plan to attend the special meeting, please ensure that your shares are voted, by completing, signing and returning the enclosed proxy card following the instructions on the proxy card, voting via Internet, pursuant to the instructions on the enclosed proxy card, or voting by calling the toll-free number on the proxy cards.

        If your shares are held in "street name" by your broker, your broker will be unable to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting against adoption of the merger agreement.

        If you do not hold your shares in "street name" and you complete, sign and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the merger agreement. Failure to return your proxy card or to vote at the special meeting will be the same as a vote against adoption of the merger agreement. Returning the proxy card does not deprive you of your right to attend the special meeting and vote your shares in person.

        You may revoke your proxy at any time before it is voted by submitting a written revocation, including a later-dated proxy, to the Corporate Secretary that is received by the Corporate Secretary at or before 2:00 p.m. (Central Time) on August 10, 2006, or by attending and voting in person at the special meeting. For shares held in "street name," you may revoke or change your vote by submitting instructions to your broker or nominee.

        Your prompt submission of a proxy card will be greatly appreciated.

Sincerely,

Luke R. Corbett Chairman and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated July 12, 2006 and is first being mailed to stockholders of Kerr-McGee Corporation on or about July 12, 2006.

KERR-MCGEE CORPORATION
KERR-MCGEE CENTER
P.O. BOX 25861
OKLAHOMA CITY, OKLAHOMA 73125

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On August 10, 2006

July 12, 2006

To our Stockholders:

        Notice is hereby given that a special meeting of stockholders of Kerr-McGee Corporation, a Delaware corporation, will be held on August 10, 2006 at 2:00 p.m. local time in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma, for the following purposes:

        1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2006, by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation, and APC Acquisition Sub, Inc., as it may be amended from time to time, pursuant to which APC Acquisition Sub, Inc. will be merged with and into Kerr-McGee, with Kerr-McGee surviving as a wholly owned subsidiary of Anadarko. In the accompanying proxy statement, we refer to this Agreement and Plan of Merger as the "merger agreement." As part of the merger, each issued and outstanding share of Kerr-McGee common stock will be converted into the right to receive $70.50 in cash, without interest, for each share of Kerr-McGee Corporation common stock that you own. If the effective time of the merger does not occur on or prior to August 10, 2006, this amount shall increase at a daily rate of $0.01255 for each day subsequent thereto until the effective time of the merger occurs; provided that the merger consideration will not in any case exceed $71.0271.

        2.     To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement.

        3.     To consider and vote upon any other matter that properly comes before the special meeting.

        Only holders of Kerr-McGee common stock at the close of business on July 6, 2006, the record date of the special meeting, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting.

        The merger agreement and the merger are described in the accompanying proxy statement. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement. We urge you to read carefully the accompanying proxy statement, including the appendices.

By Order of our Board of Directors,
Gregory F. Pilcher Senior Vice President, General Counsel and Secretary

        Please do not send your Kerr-McGee Corporation common stock certificates to us at this time. If the merger is completed, we will send you instructions regarding the surrender of your certificates.

Proxy Statement
Table of Contents

Appendix A	Merger Agreement, dated as of June 22, 2006, by and between Kerr-McGee Corporation, Anadarko Petroleum Corporation and APC Acquisition Sub, Inc.
Appendix B	Opinion of J.P. Morgan Securities Inc., dated June 22, 2006
Appendix C	Opinion of Lehman Brothers Inc., dated June 22, 2006
Appendix D	Section 262 of the Delaware General Corporation Law

ii

KERR-MCGEE CORPORATION	PROXY STATEMENT

SUMMARY TERM SHEET

        This Summary Term Sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the appendices. In this proxy statement, the terms "we," "us," "our," "Kerr-McGee" and the "Company" refer to Kerr-McGee Corporation. In this proxy statement, we refer to Anadarko Petroleum Corporation as "Anadarko" and APC Acquisition Sub, Inc. as "Merger Sub".

  •
  Purpose of Stockholder Vote.    You are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2006, by and among the Company, Anadarko and Merger Sub, which we refer to as the "merger agreement" in this proxy statement. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation and will become a wholly owned subsidiary of Anadarko. If the merger agreement is adopted by the stockholders and the other closing conditions under the merger agreement are satisfied, unless you have properly exercised your statutory appraisal rights, you will receive $70.50 in cash, without interest, for each share of Company common stock that you own. If the effective time of the merger does not occur on or prior to August 10, 2006, this amount shall increase at a daily rate of $0.01255 for each day subsequent thereto until the effective time of the merger occurs; provided that the merger consideration will not in any case exceed $71.0271. In this proxy statement, we refer to such amount, (together with any such increase) as the "merger consideration." You are also being asked to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement. See "The Special Meeting" beginning on page 9.

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  Parties Involved in the Proposed Transaction.    The Company, Anadarko and Merger Sub are each Delaware corporations. See "Parties to the Merger Agreement" beginning on page 8.

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  The Special Meeting.    The stockholders' vote on the merger agreement will take place at a special meeting of our stockholders to be held on August 10, 2006 in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma at 2:00 p.m. local time. See "The Special Meeting" beginning on page 9.

  •
  Vote Required.    Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote "AGAINST" the adoption of the merger agreement. See "The Special Meeting" beginning on page 9.

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  Board Recommendation.    Our Board of Directors has recommended that our stockholders adopt the merger agreement. See "The Merger—Recommendation of the Board of Directors and Reasons for the Merger" beginning on page 14.

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  Opinions of our Financial Advisors.    Each of our financial advisors, J.P. Morgan Securities Inc. ("JPMorgan") and Lehman Brothers Inc. ("Lehman Brothers"), has delivered an opinion to our Board of Directors that, as of the date of the opinion and subject to various assumptions and limitations set forth in such opinion, the merger consideration to be offered to holders of shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

    The opinions of JP Morgan and Lehman Brothers do not constitute a recommendation as to how any of our stockholders should vote with respect to the merger agreement. The full text of the written opinions of JP Morgan and Lehman Brothers, each dated June 22, 2006, which set forth the matters considered and assumptions made in connection with such opinions, are attached as Appendices B and C, respectively. We recommend that you read each opinion carefully. See "The Merger—Opinions of our Financial Advisors" beginning on page 16.

  •
  Interests of Our Directors and Executive Officers in the Merger.    As you consider the recommendation of our Board of Directors, you should be aware that some executive officers and directors of the Company have relationships with the Company that are different from, or in addition to, those of other stockholders and that may present actual or potential conflicts of interest. These interests are discussed in detail in the section entitled "The Merger—Interests of the Company Directors and Executive Officers in the Merger" beginning on page 32.

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  Effect of the Merger on our Outstanding Common Stock.    Upon completion of the merger, each issued and outstanding share of the Company common stock will be converted into the right to receive the merger consideration, but shares held in the treasury of the Company, shares owned by Anadarko or any of its wholly-owned subsidiaries and shares held by stockholders who properly exercise their statutory appraisal rights, will be cancelled and not be converted into the right to receive that cash payment. Each share of Company common stock that is owned by a Company subsidiary will remain outstanding following the merger. See "The Merger—Certain Effects of the Merger" beginning on page 30.

  •
  Merger Financing.    The Company and Anadarko estimate that the total amount of funds necessary to complete the merger and related transactions and to pay related fees and expenses will be approximately $19.0 billion. These funds will come principally from debt financing arranged by Anadarko and Merger Sub. The merger is not conditioned, however, on Anadarko and Merger Sub obtaining financing. See "The Merger—Merger Financing" beginning on page 38.

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  Appraisal Rights.    Under Delaware law, holders of Company common stock are entitled to appraisal rights. Therefore, if you comply with the procedures for perfecting appraisal rights under Delaware law, you are entitled to have the fair value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the merger consideration. Any holders of shares of Company common stock who properly exercise their statutory appraisal rights will be entitled to receive only the payment of the fair value of those shares as determined under Section 262 of the Delaware General Corporation Law, a copy of which is included as Appendix D to this proxy statement. The ultimate amount you receive in an appraisal proceeding may be more or less than, or the same as, the amount you would have received under the merger agreement. If any stockholder who seeks to exercise his, her or its appraisal rights fails to properly perfect or effectively withdraws or loses the right to appraisal with respect to shares of Company common stock, then those shares will be treated as though they had been converted into the right to receive the merger consideration. See "Appraisal Rights" beginning on page 43.

  •
  Tax Consequences.    Generally, the merger will be taxable for U.S. federal income tax purposes to our stockholders. In general, each stockholder will recognize a taxable gain or loss in the amount of the difference between the merger consideration and the stockholder's adjusted tax basis for each share of Company common stock the stockholder surrenders. See "Material U.S. Federal Income Tax Consequences" on page 41.

    The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you.

  •
  Treatment of Outstanding Options and Restricted Stock.    Immediately prior to the effective time of the merger, all outstanding options will become vested and exercisable. At the effective time of the merger, each outstanding option, whether or not vested, will be cancelled, and each option holder will be entitled to receive a cash payment equal to the amount by which the merger consideration exceeds the exercise price of the option, multiplied by the number of shares of Company common stock underlying the option (less any applicable withholding for taxes). All restrictions on the then-outstanding shares of restricted stock will lapse immediately prior to the effective time of the merger and each holder of shares of restricted stock will be treated as a holder of Company common stock issued and outstanding as of immediately prior to the effective time of the merger. See "Terms of the Merger Agreement—Treatment of Options, Performance Units and Restricted Stock" beginning on page 47.

  •
  Limitations on Solicitation of Other Offers.    We have agreed not to solicit from third parties a proposal for an alternative transaction while the merger is pending, and our Board of Directors may not approve or recommend an alternative transaction, except in the circumstances specified in the merger agreement. See "Terms of the Merger Agreement—Covenants of the Company" beginning on page 49.

  •
  Regulatory Matters.    Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we sometimes refer to as the "HSR Act", we and Anadarko and Merger Sub may not complete the merger until we have made required filings with the United States Federal Trade Commission, or FTC, and the Antitrust Division of the United States Department of Justice and the applicable waiting period has expired or been terminated. See "The Merger—Regulatory Approvals" beginning on page 40.

  •
  Conditions.    Neither we nor Anadarko nor Merger Sub are required to complete the merger unless a number of conditions set forth in the merger agreement are satisfied or waived. These conditions include:

  •
  the holders of a majority of the shares of Company common stock outstanding and entitled to vote on the record date must have voted to adopt the merger agreement;

  •
  the waiting period under the HSR Act must have been terminated or have expired; and

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  there shall be no preliminary injunction or other order or ruling issued by a court or any governmental authority, or any statute, rule or regulation enacted or promulgated by a governmental authority in effect that would make the merger illegal or would otherwise prevent the consummation of the merger.

    See "Terms of the Merger Agreement—Conditions to the Completion of the Merger" beginning on page 60.

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  Termination.

  •
  The Company, Anadarko and Merger Sub may agree by mutual written consent to terminate the merger agreement at any time before the merger is effective.

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  The Company or Anadarko may terminate the merger agreement if the merger is not completed on or before the first business day in 2007. This date may be extended, however, to the date that is five business days following the special meeting of stockholders if the special meeting of stockholders is adjourned to a date after the first business day in 2007 due to an absence of a quorum or to allow additional time for the filing and mailing of supplemental or amended disclosure to the Company stockholders.

  •
  In addition, upon the occurrence of various events specified in the merger agreement, the Company or Anadarko may terminate the merger agreement before the merger is effective. See "Terms of the Merger Agreement—Termination" beginning on page 62.

  •
  Termination Fee.    In specified circumstances, if the merger agreement is terminated before the effective time of the merger, we must pay Anadarko a termination fee of $493,000,000 and reimburse Anadarko's reasonable out-of-pocket expenses of up to $10,000,000. See "Terms of the Merger Agreement—Termination Fee and Expenses" beginning on page 63.

  •
  Procedure for Receiving Merger Consideration.    Assuming the merger is completed, a paying agent will mail a letter of transmittal and instructions to you and other stockholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates in exchange for the merger consideration. You should not return your stock certificates with the enclosed proxy card. You should not forward your stock certificates to the paying agent without a letter of transmittal. If you hold your shares in book-entry form—that is, without a stock certificate—you do not need to do anything to receive payment for your shares of Company common stock following approval of the merger agreement and the merger. Following completion of the merger, the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares of Company common stock, provided that you comply with applicable tax certification requirements. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker that will tell you how to surrender your "street name" shares and receive cash for those shares.

  •
  Market Price.    Our common stock is listed on the New York Stock Exchange under the trading symbol "KMG." On June 22, 2006, the last trading day before we announced the execution of the merger agreement, the closing price for our common stock was $50.30 per share. On July 7, 2006, the latest practicable trading day before the date of this proxy statement, the closing price for our common stock was $69.55 per share. You should obtain a current quotation for our common stock before making any decision about the merger. See "Market Price for the Company's Common Stock" beginning on page 64.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are for your convenience only. They briefly address some commonly asked questions about the merger. You should still read this entire proxy statement carefully, including the attached appendices.

Q:
When and where is the special meeting?

A:    The special meeting of our stockholders will be held at 2:00 p.m. local time on August 10, 2006, in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma.

Q:
What will happen in the merger?

A:    If the merger agreement is adopted at the special meeting and the other closing conditions under the merger agreement are satisfied or waived, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation. If the merger is completed, unless you properly exercise your appraisal rights under the Delaware General Corporation Law, you will be entitled to receive $70.50 in cash, without interest, for each share of Kerr-McGee Corporation common stock that you own. If the effective time of the merger does not occur on or prior to August 10, 2006, this amount shall increase at a daily rate of $0.01255 for each day subsequent thereto until the effective time of the merger occurs; provided that the merger consideration will not in any case exceed $71.0271. In this proxy statement we refer to such amount (together with any such increase) as the "merger consideration".

Following completion of the merger, the Company, as the surviving corporation, will continue its operations as a subsidiary of Anadarko. As a result, our common stock will no longer be listed on the New York Stock Exchange. Our existing stockholders will no longer have an equity interest in the Company, and they will not participate in any potential future earnings and growth of the Company.

Q:
Will the merger be taxable to me?

A.    Generally, yes. The receipt of the merger consideration for each share of the Company common stock in the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, generally, you will recognize taxable gain or loss as a result of the merger measured by the difference, if any, between the merger consideration and your adjusted tax basis in that share.

Q:
What is the recommendation of our Board of Directors?

A:    Our Board of Directors recommends that you vote "FOR" adoption of the merger agreement. Our Board of Directors has approved and declared it advisable that the Company enter into the merger agreement.

Q:
Who can vote at the special meeting?

A:    Holders of the Company common stock at the close of business on July 6, 2006, the record date for the special meeting, may vote in person or by proxy on the merger agreement at the special meeting. On the record date, 227,317,840 shares of the Company common stock were outstanding and entitled to vote at the special meeting. As of the record date, the Company's directors and executive officers and affiliates owned approximately 0.64% of the outstanding shares of the Company common stock.

Q:
How do I vote my Company common stock?

A:    Before you vote, you should read this proxy statement in its entirety, including its appendices, and you should carefully consider how the merger affects you. Then, you should mail your completed, dated and signed proxy card in the enclosed return envelope, vote via Internet pursuant to the instructions on the enclosed proxy card or call the toll-free number on the proxy card as soon as possible so that your shares can be voted at the special meeting. If your shares are held in street name by a broker, you will need to provide your broker with instructions on how to vote your shares. For more information on how to vote your shares, see the section entitled "The Special Meeting—Record Date and Voting Information" beginning on page 10.

Q:
What vote is required to adopt the merger agreement and approve the adjournment, if necessary?

A:    The merger agreement must be adopted by the affirmative vote of holders of a majority of the shares of the Company common stock outstanding and entitled to vote on the record date.

A vote of the holders of a majority of the shares that are present in person or by proxy and entitled to vote at the special meeting will be required to approve the adjournment, if necessary, of the special meeting and to solicit additional proxies in favor of the adoption of the merger agreement. Our bylaws also provide that our chief executive officer may adjourn the meeting.

Q:
What happens if I do not vote?

A:    Your failure to vote, in person, by returning your proxy card, via Internet or by calling the toll-free number, will have the same effect as voting "AGAINST" adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" adoption of the merger agreement and "FOR" approval of the adjournment proposal.

Q:
May I vote in person?

A:    Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy from the record holder.

Q:
May I change my vote after I have mailed my signed proxy card?

A:    Yes. You may revoke and change your vote at any time before your mailed proxy card, Internet vote or telephone vote is voted at the special meeting. Proxies will be voted as directed, unless revoked at or before the special meeting on August 10, 2006. Any stockholder who attends the special meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a stockholder advises the Corporate Secretary of the revocation in writing, including a later-dated proxy, that is received by the Corporate Secretary at or before 2:00 p.m. (Central Time) on August 10, 2006.

If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:    No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedures provided by your broker. Failure to instruct your broker to vote your shares will have the same effect as voting "AGAINST" adoption of the merger agreement.

Q:
What does it mean if I receive more than one set of materials?

A.    This means you own shares of Company common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:
Is the merger subject to the satisfaction of any conditions?

A:    Yes. Before the transactions contemplated by the merger agreement will be completed, a number of closing conditions must be satisfied or waived. These conditions are described in this proxy statement in the section entitled "Terms of the Merger Agreement—Conditions to the Completion of the Merger" beginning on page 60. If these conditions are not satisfied or waived, the merger will not be completed.

Q:
When do you expect the merger to be completed?

A:    The parties to the merger agreement are working to complete the merger as quickly as possible. If the merger agreement is adopted by our stockholders at the special meeting and the other conditions to the merger are satisfied, we expect the merger to be completed promptly after the special meeting. We and Anadarko expect to complete the merger in the third quarter of 2006. Because the merger is subject to a number of conditions, in particular the expiration or termination of the waiting period under the HSR Act, we cannot determine the exact timing of the merger.

Q:
If the merger is completed, how will I receive the cash for my shares?

A.    If the merger is completed, you will be contacted by a bank or trust company acting as the paying agent who will provide instructions that will explain how to surrender your stock certificates. You will receive cash for your shares from the paying agent after you comply with these instructions. If you hold your shares in book-entry form—that is, without a stock certificate—you do not need to do anything to receive payment for your shares of Company common stock following approval of the merger agreement and the merger. Following completion of the merger, the paying agent will automatically send you the merger consideration in exchange for the cancellation of your shares of Company common stock, provided that you comply with applicable tax certification requirements. If your shares of common stock are held in "street name" by your broker, you will receive instructions from your broker as to how to surrender your "street name" shares and receive cash for those shares.

Q:
Should I send in my stock certificates now?

A:    No. After the merger is completed, you will receive written instructions for exchanging your shares of Company common stock for payment of the merger consideration.

Q:
Do I have rights to seek an appraisal of my shares?

A:    Yes. In order to exercise your appraisal rights, you must follow the requirements of Delaware law. A copy of the applicable Delaware statutory provision is included as Appendix D to this proxy statement, and a summary of this provision can be found under "Appraisal Rights" beginning on page 43.

Q:
Who can help answer my questions?

A:    If you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact Georgeson Shareholder Communications Inc. at 877-278-6310.

PARTIES TO THE MERGER AGREEMENT

Kerr-McGee Corporation
P.O. Box 25861
Oklahoma City, Oklahoma 73125
Telephone: (888) 755-5377

        Kerr-McGee Corporation is a Delaware corporation based in Oklahoma City. Kerr-McGee Corporation is one of the largest U.S.-based independent oil and natural gas exploration and production companies, with nearly 1 billion barrels of oil equivalent (boe) of proved reserves as of December 31, 2005. The Company's major producing operations are located onshore in the United States, the U.S. Gulf of Mexico, and offshore China.

Anadarko Petroleum Corporation
P. O. Box 1330
Houston, Texas 77251-1330

        Anadarko is a Delaware corporation. It is among the largest independent oil and gas exploration and production companies in the world, with over 2 billion boe of proved reserves as of December 31, 2005. Anadarko's major areas of operations are located in the United States, primarily in Texas, Louisiana, the mid-continent region and the western states, Alaska and in the deep waters of the Gulf of Mexico, as well as in Canada and Algeria. Anadarko also has production in Venezuela and Qatar and is executing strategic exploration programs in several other countries. Anadarko actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering systems in its core producing areas.

APC Acquisition Sub, Inc.
c/o Anadarko Petroleum Corporation
P. O. Box 1330
Houston, Texas 77251-1330

        Merger Sub, a Delaware corporation, was formed solely for the purpose of acquiring the Company. Merger Sub is a wholly owned subsidiary of Anadarko. Merger Sub has not engaged in any business except in anticipation of the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement includes statements that are not historical facts. These forward-looking statements are based on the Company's current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning the Company's possible or assumed future results of operations and concerning the Company's plans, intentions and expectations to complete the merger and also include those preceded or followed by the words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "will," "continue," "should," "plans," "targets" and/or similar expressions.

        The forward-looking statements are not guarantees of future performance or that the merger will be completed as planned. Actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this proxy statement, other factors that could cause actual results to differ materially include industry performance, general business, economic, regulatory and market and financial conditions, all of which are difficult to predict. These and other factors are discussed in the documents that are filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. Except to the extent required under the federal securities laws, the Company does not intend to update or revise the forward-looking statements.

THE SPECIAL MEETING

General

        The enclosed proxy is solicited on behalf of our Board of Directors for use at a special meeting of our stockholders to be held on August 10, 2006, at 2:00 p.m. local time, or at any adjournments or postponements of the special meeting, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting. The special meeting will be held in the Robert S. Kerr Auditorium, Kerr-McGee Center, 123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma. The Company intends to mail this proxy statement and the accompanying proxy card on or about July 12, 2006 to all stockholders entitled to vote at the special meeting.

        At the special meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2006, by and among the Company, Anadarko and Merger Sub, which we refer to as the "merger agreement" in this proxy statement. Under the merger agreement Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation. If our stockholders adopt the merger agreement and the other closing conditions are satisfied or waived, the merger will be completed. If our stockholders fail to adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Appendix A.

        Our stockholders also will be asked to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement. Under our by-laws, our chief executive officer may also adjourn the meeting without notice other than an announcement at the meeting.

        The Company does not expect that a vote will be taken on any other matters at the special meeting. If any other matters are properly presented at the special meeting for consideration, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Record Date and Voting Information

        Only holders of shares of Company common stock at the close of business on July 6, 2006 are entitled to notice of and to vote at the special meeting. At the close of business on July 6, 2006, 227,317,840 shares of the Company common stock were outstanding and entitled to vote. As of the record date, the Company's directors and executive officers and affiliates owned approximately 0.64% of the outstanding shares of the Company common stock.

        A list of our stockholders will be available for review at the Company's executive offices during regular business hours beginning two days after the date of this proxy statement and through the date of the special meeting. Each holder of record of the Company common stock on the record date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. If a quorum is not present at the special meeting, we expect that we will adjourn or postpone the special meeting to solicit additional proxies.

        All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. If a stockholder holds his, her or its shares of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, then the stockholder must obtain from the record holder a proxy issued in the stockholder's name. Brokers who hold shares in street name for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers are not allowed to exercise their voting discretion with respect to the approval of non-routine matters like the merger agreement. Proxies submitted without a vote by brokers on these matters are referred to as "broker non-votes." Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting, but they will have the same effect as a vote "AGAINST" adoption of the merger agreement.

        The affirmative vote of holders of a majority of the shares of Company common stock outstanding on the record date and entitled to vote is required to adopt the merger agreement. Accordingly, proxies that reflect abstentions and broker non-votes, as well as proxies that are not returned, will have the same effect as a vote "AGAINST" adoption of the merger agreement. The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote on the adjournment at the special meeting.

        After carefully reading and considering the information contained in this proxy statement, we urge you to complete, date and sign your proxy card and to mail the proxy card in the enclosed return envelope, vote via Internet pursuant to the instructions on the enclosed proxy card, or vote by calling the toll-free number on the proxy card as soon as possible so that your shares of Company common stock can be voted at the special meeting, even if you plan to attend the special meeting in person.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy includes a direction about how it should be voted, it will be voted in accordance with the direction. Except with respect to "broker non-votes", if no direction is made, the proxy will be voted "FOR" adoption of the merger agreement, "FOR" approval of the adjournment proposal and in the discretion of the persons named in the proxy with respect to any other business that may properly come before the meeting or any adjournment or postponement of the meeting. You may also vote in person by ballot at the special meeting.

        Please do not send in stock certificates at this time. If the merger is completed, we will send you instructions detailing the procedures for exchanging the existing Company stock certificates for the merger consideration.

        Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact Georgeson Shareholder Communications at 877-278-6310.

Proxies; Revocation

        Proxies will be voted as directed, unless revoked at or before the special meeting on August 10, 2006. Any stockholder who attends the special meeting and elects to vote in person may at the meeting revoke a previously designated proxy. Otherwise, revocation of a proxy will be effective only if a stockholder advises the Corporate Secretary of the revocation in writing, including a later-dated proxy, that is received by the Corporate Secretary on or before 2:00 p.m. (Central Time) on August 10, 2006.

Expenses of Proxy Solicitation

        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. The Company has engaged the services of Georgeson Shareholder Communications Inc. to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by the Company, Georgeson has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual stockholders. The Company has agreed to pay Georgeson a fee of $25,000 for these services. Copies of solicitation materials also will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, email or personal solicitation by directors, officers or other regular employees of the Company. We will not pay any additional compensation to directors, officers or other regular employees for their services in connection with soliciting proxies.

Adjournments

        Our bylaws provide that if there is not a quorum at the time set for the special meeting, then the stockholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is obtained. We are seeking the approval of our stockholders to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement. In addition, whether or not such a quorum is present at the meeting, our bylaws provide that our chief executive officer, or other person presiding at the meeting, has the power to adjourn the meeting to a date and time designated by the person presiding at the meeting without notice other than announcement at the meeting. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Other Matters

        We are not aware of any business to be brought before the special meeting other than the matters described in this proxy statement. If other matters do properly come before the special meeting, or if there is any adjournment or postponement of the special meeting, we expect that shares of common stock represented by properly submitted proxies will be voted by and at the discretion of the people named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority to the people named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to conducting the special meeting.

THE MERGER

Background of the Merger

        In January 2005, during a conference call with analysts, Luke Corbett, the Company's Chairman and Chief Executive Officer, advised that the Company was considering selling or spinning off its chemical business. The Company had under consideration for some time the separation of the chemical and oil and gas businesses, holding the view that the separation would increase overall stockholder value.

        In late January 2005, the Company received a notice from Carl Icahn (and Ichan Partners Master Fund LP) and in late February 2005 from JANA Partners that each had filed a notice under the Hart-Scott-Rodino Act for clearance to purchase up to $1.0 billion and $500 million, respectively, of Company common stock. In March 2005, Mr. Icahn and JANA Partners commenced a proxy contest for the election of two Directors and recommended that the Company sell forward a substantial portion of its production at then prevailing prices and use the proceeds to buy back Company stock. Later that spring, the Company and Mr. Icahn and JANA settled litigation that had arisen during the proxy contest, and the Company agreed to undertake a tender offer for $4 billion of Company common stock, which it completed in May 2005.

        As a result of its strategic planning process in 2005, the Company embarked on a strategy designed to transform the Company into a "pure play" oil and gas exploration and production company. The strategy focus sought to balance the high risk, high reward deep water plays in the Gulf of Mexico and other world class basins with lower risk, repeatable resource plays in the Rocky Mountains and other onshore areas.

        To execute this strategy, the Company set out to restructure its assets. During the summer of 2005, the Company followed a dual track of negotiating the sale of the chemical business and undertaking a public offering to be followed by a spin-off of the chemical business, renamed Tronox Incorporated. The Company also negotiated the sale of its North Sea assets, which it completed in November 2005, and divested various onshore properties. Also in November 2005, Tronox completed its initial public offering, and on March 30, 2006, the Company spun-off to its stockholders the remaining shares of Tronox owned by the Company. In addition, the Company announced in January 2006 the sale of its Gulf of Mexico shelf assets, which sale is currently pending and expected to be completed in the third quarter of 2006.

        Throughout 2005 and the spring of 2006, oil and gas prices increased significantly. At the same time, on many occasions, the press and analysts speculated that there would be consolidation of independent oil and gas companies. Kerr-McGee periodically was mentioned by name as a potential takeover target.

        On March 7, 2006, James Hackett, Chairman and Chief Executive Officer of Anadarko called Mr. Corbett and discussed the state of the oil and gas industry generally and suggested that the two CEO's meet, although no meeting was arranged at that time. On April 5, 2006, Hugh McGee, a Lehman Brothers investment banker, informed Mr. Corbett that Anadarko was interested in initiating discussions concerning the possibility of Anadarko acquiring the Company. During that same conversation Mr. Corbett told Mr. McGee that the Company was not for sale and that the Company's Board of Directors and management were committed to its strategic plan and to convey that message to Anadarko. On April 18, 2006, Mr. McGee advised Mr. Corbett that, after previously conferring with Mr. Corbett, he had informed Mr. Hackett that the Company was not for sale and that the Company's Board and management were committed to its strategic plan.

        Following a Board meeting on May 9, 2006 at which the Anadarko contacts were discussed, Mr. Corbett and Mr. Hackett met. During that meeting, which occurred on May 16, 2006, Mr. Hackett raised the possibility of a business combination. Mr. Hackett suggested that Anadarko would be willing to pay the Company's stockholders in the range of $130 per share ($65 on a post-stock split basis) in cash or stock, a substantial premium to the Company's stock price at the time. Mr. Corbett advised Mr. Hackett that the Board of Directors did not view the Company as being for sale, and that a price in the range he had suggested was inadequate in Mr. Corbett's view. Mr. Corbett also advised Mr. Hackett that he did not think that an offer in Anadarko stock would be attractive to the Kerr-McGee Board of Directors or stockholders.

        On May 19, 2006, Mr. Hackett contacted Mr. Corbett and reported that he had discussed pursuing an all cash offer in the range of $140 per share ($70 on a post-stock split basis) with the Anadarko Board of Directors and had been authorized to proceed with discussions.

        On May 24, 2006, at a meeting of the Company's Board of Directors during which the Board discussed the status of the contacts with Anadarko, the Board authorized Mr. Corbett to enter into preliminary discussions and permit Anadarko to engage in a limited confirmatory due diligence review.

        On May 25, 2006, Mr. Hackett called Mr. Corbett to advise him that, before committing to an offer in the range of $140 per share ($70 on a post-stock split basis), Anadarko would need to perform a limited confirmatory due diligence review of the key oil and gas assets and a few other business items to confirm its understanding of the Company's business to support the full value it believed it was offering to pay for the Company. On June 2, 2006, Anadarko and the Company entered into a confidentiality agreement and, on June 8, 2006, members of Anadarko's management team met with members of the Company's management team to review information relating to the oil and gas operations of the Company and various other matters. Thereafter, on June 12, Mr. Hackett called Mr. Corbett to advise that Anadarko would be willing to pursue an all cash offer in the range of $138 to $142 per share ($69 to $71 on a post-stock split basis) subject to completion of final due diligence, which Mr. Hackett reiterated in a subsequent conversation on June 13.

        On June 14, 2006, the Company retained the investment banking firms of JPMorgan and Lehman Brothers, and the Board of Directors authorized management to pursue further discussion with Anadarko.

        On June 15 and 16, 2006, the management teams of both companies met again to continue the discussions about the Company's business. At the end of the meetings, Mr. Hackett proposed to Mr. Corbett that the Company and Anadarko should start negotiating a definitive merger agreement and that Mr. Hackett would recommend to Anadarko's Board of Directors a price in the range of $140 to $142 per share ($70 to $71 on a post-stock split basis). Mr. Hackett also told Mr. Corbett that he would recommend to the Anadarko Board of Directors that the merger consideration should increase on a daily basis at an annualized rate of 6.5% if the merger did not close on or before August 10, 2006 for up to six weeks after that date.

        Between June 16 and June 22, representatives of the Company and Anadarko, and their respective legal and financial advisors, negotiated the terms of a definitive merger agreement including the merger consideration of $70.50 per share (on a post-stock split basis) subject to increase as described in the preceding paragraph. The Company and its advisors also reviewed the terms of Anadarko's committed financing to fund the merger consideration. On June 21 and 22, 2006, the Company's Board of Directors met to review the terms of the merger and the material provisions of the merger agreement. Also at the June 22 meeting, representatives of each of JPMorgan and Lehman Brothers reviewed with the Company's Board their respective financial analyses of the merger consideration and rendered to the Board their respective opinions to the effect that, as of that date and subject to various assumptions and limitations set forth in such opinions, the consideration to be received by the holders of the Company's common stock in the merger was fair, from a financial point of view, to the stockholders. At the conclusion of the meeting in the evening of June 22, the Company's Board of Directors unanimously approved the merger agreement and unanimously recommended that the holders of the Company's common stock vote for the adoption of the merger agreement.

        Also on the evening of June 22, Mr. Hackett advised Mr. Corbett that the Board of Directors of Anadarko had met and approved the merger agreement. The parties then executed the definitive merger agreement. Before the opening of the market on June 23, 2006, the Company and Anadarko each issued a press release announcing the entry into the merger agreement.

Recommendation of the Board of Directors and Reasons for the Merger

        Our Board of Directors, by unanimous vote of directors present at a meeting on June 22, 2006, approved and declared it advisable that the Company enter into the merger agreement. Our Board of Directors approved the merger agreement and the merger, and determined to recommend that our stockholders vote in favor of the adoption of the merger agreement and the merger. Our Board of Directors recommends that the Company's stockholders vote "FOR" the adoption of the merger agreement.

        In reaching its determination, our Board of Directors consulted with management, as well as financial and legal advisors, and considered the short-term and long-term interests and prospects of the Company and its stockholders. Our Board of Directors considered the following material factors, among others:

  •
  the fact that the merger consideration would be all cash, which would provide certainty of value to our stockholders;

  •
  the fact that the merger consideration to be paid pursuant to the merger agreement constituted a significant premium over the market price of the Company common stock before the public announcement of the merger agreement, namely, approximately a 43% premium over the market closing price of $49.19 per share on June 19, 2006 and approximately a 52% premium over the average market closing price per share over the twelve months ended June 19, 2006;

  •
  the fact that the merger consideration to be paid pursuant to the merger agreement represented a substantial premium to our historical trading range, when analyzed as multiples of cash flow, earnings per share, earnings before interest, taxes, depreciation and exploration expense, proved reserves and daily production volume;

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  the fact that the merger consideration to be paid pursuant to the merger agreement when analyzed as multiples of cash flow, earnings per share, earnings before interest, taxes, depreciation and exploration expense, proved reserves and daily production volume, compared favorably to the level of those multiples for a sample of 13 pending or completed comparable transactions announced since April 2004;

  •
  the other terms and conditions of the merger agreement, including the commitment of Anadarko to take actions necessary to obtain antitrust clearance and to complete the financing of the transaction, and the provision for the increase of the merger consideration from $70.50 to up to $71.0271 per share in the event the merger is not closed on or prior to August 10, 2006;

  •
  the respective financial analyses and presentations of JPMorgan and Lehman Brothers and the opinions of JPMorgan and Lehman Brothers, each dated June 22, 2006, to our Board of Directors as to the fairness, from a financial point of view as of the date of the opinions, and subject to various assumptions and limitations set forth in such opinions, of the merger consideration to be offered to holders of the Company common stock pursuant to the merger agreement;

  •
  the terms of the commitment letter from UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (or one of its affiliates) to provide Anadarko with funds to finance the transaction;

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  the alternatives to a sale of the Company, including continuing to operate as an independent public company and the attendant opportunities and risks, particularly the risks highlighted in the Company's filings with the Securities and Exchange Commission;

  •
  its review of the financial condition, results of operations, business, earnings and prospects of the Company as compared to the consideration to be received by the holders of the Company common stock in the merger;

  •
  the ability of the Company to terminate the merger agreement and accept a financially superior proposal from a third party under specified conditions, subject to payment to Anadarko of a termination fee of $493,000,000 and reimbursement of up to $10,000,000 of Anadarko's out of pocket expenses related to the merger; and

  •
  the merger consideration and other terms and conditions of the merger agreement resulted from arms-length bargaining between the Company and its representatives and Anadarko and its representatives.

        Our Board of Directors also considered potentially negative factors in its deliberations concerning the merger, including the following:

  •
  the Company would no longer exist as an independent company, and our stockholders would no longer participate in its potential growth;

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  the Company would be required to pay a termination fee of $493,000,000 and reimburse up to $10,000,000 of Anadarko's out of pocket expenses related to the merger, if the merger agreement is terminated under specified circumstances;

  •
  even if the merger is not completed, the Company would be required to pay its legal, accounting and a portion of its investment banking fees, which it estimates will exceed $8,000,000;

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  gains from an all-cash transaction would generally be taxable to our stockholders for U.S. federal income tax purposes as described in the section entitled "Material U.S. Federal Income Tax Consequences";

  •
  the restrictions that the merger agreement imposes on soliciting competing proposals;

  •
  there is no assurance that all conditions to the parties' obligations to complete the merger will be satisfied; and

  •
  failure to complete the merger could adversely affect the Company due to potential disruptions in its operations.

        This discussion of the information and factors that our Board of Directors considered is not intended to be exhaustive, but we believe it includes all material factors considered by our Board of Directors. In view of the wide variety of factors considered in connection with their respective evaluations of the merger and the complexity of these matters, our Board of Directors found it impracticable to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determinations. Rather, each member of our Board of Directors made his or her judgment based on the total mix of information available to our Board of Directors of the overall effect of the merger on our stockholders compared to other alternatives. The judgments of individual directors may have been influenced to a greater or lesser degree by their individual views with respect to different factors.

        Based on the factors outlined above, our Board of Directors unanimously approved and declared it advisable that the Company enter into the merger.

        By a unanimous vote of the directors present at the June 22, 2006 meeting of our Board of Directors, our Board of Directors recommends that you vote "FOR" adoption of the merger agreement.

Opinions of our Financial Advisors

        The opinions and financial analyses of JPMorgan and Lehman Brothers, which are described below, were among the factors considered by the Kerr-McGee Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Kerr-McGee Board of Directors or management with respect to the merger or the merger consideration. JPMorgan and Lehman Brothers were selected by the Kerr-McGee Board of Directors to serve as financial advisors based on their qualifications, reputations and respective experience in the valuation of businesses and securities in connection with mergers and acquisitions in general, and transactions in the oil and gas industry in particular.

Opinion of JPMorgan

        Kerr-McGee retained JPMorgan as its financial advisor and to render an opinion to the Kerr-McGee Board of Directors as to the fairness, from a financial point of view, to the holders of Kerr-McGee common stock of the consideration to be received by such holders in the merger. JPMorgan rendered its oral opinion at the meeting of Kerr-McGee's Board of Directors on June 22, 2006 (which was confirmed by delivery of a written opinion dated June 22, 2006) that, as of that date, the consideration to be received by the holders of Kerr-McGee common stock in the merger was fair, from a financial point of view, to such holders.

        The full text of JPMorgan's written opinion dated June 22, 2006, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken by JPMorgan, is attached as Appendix B and is incorporated by reference in this proxy statement. JPMorgan's opinion is addressed only to the Board of Directors of Kerr-McGee and is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of Kerr-McGee common stock in the merger. JPMorgan expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of Kerr-McGee or as to the underlying decision by Kerr-McGee to engage in the merger. The amount of the merger consideration was determined through arm's length negotiations between Kerr-McGee and Anadarko. The opinion does not address the relative merits of the merger as compared to other business strategies or transactions that might be available with respect to Kerr-McGee or the underlying business decision of Kerr-McGee to engage in the merger. The opinion also states that JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Kerr-McGee or any other alternative transaction.

        JPMorgan's opinion does not constitute a recommendation to any stockholder as to how to vote or act with respect to any matter relating to the merger or any other matter. Kerr-McGee did not provide specific instructions to, or place any limitations on, JPMorgan with respect to the procedures to be followed or factors to be considered by it in performing its analyses or providing its opinion. You are urged to read the written opinion carefully in its entirety. The summary of JPMorgan's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of JPMorgan's written opinion.

        In connection with its review of the merger, and in arriving at its opinion, JPMorgan, among other things:

  •
  reviewed a draft dated June 20, 2006, of the merger agreement;

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  reviewed certain publicly available business and financial information concerning Kerr-McGee and the industries in which it operates;

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  compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies JPMorgan deemed relevant and the consideration received for such companies;

  •
  compared the financial and operating performance of Kerr-McGee with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of Kerr-McGee common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses, forecasts, and reserve reports prepared by the management of Kerr-McGee relating to its businesses; and

  •
  performed such other financial studies and analyses and considered such other information as JPMorgan deemed appropriate for the purposes of its opinion.

        In addition, JPMorgan held discussions with certain members of the management of Kerr-McGee with respect to certain aspects of the merger, the past and current business operations of Kerr-McGee, the financial condition and future prospects and operations of Kerr-McGee, and certain other matters JPMorgan believed necessary or appropriate to its inquiry.

        In giving its opinion, JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to it or discussed with it by Kerr-McGee or otherwise reviewed by it or for it. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, and JPMorgan did not evaluate the solvency of Kerr-McGee under any state or federal laws relating to bankruptcy, insolvency or similar matters.

        In relying on financial analyses, forecasts and reserve reports provided to JPMorgan, JPMorgan assumed that they had been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Kerr-McGee to which such analyses or forecasts relate. JPMorgan expressed no view as to such analyses, forecasts, or reserve reports or the assumptions on which they were based. JPMorgan also assumed that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and that the definitive merger agreement would not differ in any material respects from the draft furnished to it. JPMorgan relied upon the advice of counsel as to all legal matters relevant to rendering its opinion. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any material adverse effect on Kerr-McGee.

        JPMorgan's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. It should be understood that JPMorgan does not have any obligation to update, revise, or reaffirm its opinion to reflect subsequent developments.

        Summary of Financial Analyses of JPMorgan.    In connection with rendering its opinion to the Kerr-McGee Board of Directors, JPMorgan performed a variety of financial and comparative analyses, including those described below. The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Fairness opinions are therefore not necessarily susceptible to partial analysis or summary description.

        Accordingly, JPMorgan believes that the analyses it performed and the summary set forth below must be considered as a whole and that selecting portions of its analyses and factors, or focusing on information in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying the analyses performed by JPMorgan in connection with its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole, and believes that the totality of the factors considered and analyses it performed in connection with its opinion operated collectively to support its determination as to the fairness of the merger consideration from a financial point of view.

        In performing its analysis, JPMorgan considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee. The analyses performed by JPMorgan are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by the analyses. The analyses were prepared solely as part of JPMorgan's analysis of the fairness, from a financial point of view, of the consideration to be received by the holders of Kerr-McGee common stock in the merger. Additionally, the analyses performed by JPMorgan relating to the values of the businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be acquired or sold.

        The following is a summary of the material financial analyses performed by JPMorgan in connection with providing its opinion. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the financial analyses, the tables should be read together with the text of each summary. Considering the data set forth in the tables without considering the narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

        Historical Share Price Analysis.    JPMorgan reviewed the closing prices of Kerr-McGee's common stock for the 52-week period ending June 19, 2006. JPMorgan observed that the range of prices for Kerr-McGee common stock was $37 to $58 per share (on a split-adjusted basis) over such period, while the value of the merger consideration was $70.50 per share.

        Equity Analyst Price Targets.    JPMorgan reviewed publicly available price targets published by various firms that conduct independent research on Kerr-McGee in order to compare the value of the merger consideration to equity research analyst valuations of Kerr-McGee common stock. Analyst price targets ranged from $54 to $73 (excluding the high and low estimate), with a median price of $62 per share, while the value of the merger consideration was $70.50 per share.

        Public Market Comparables Analysis.    JPMorgan compared financial, operating and stock market data of Kerr-McGee to corresponding data of the following publicly traded companies, which JPMorgan considered to be comparable industry peers: Anadarko Petroleum Corporation, Apache Corporation, Chesapeake Energy Corporation, Devon Energy Corporation, EOG Resources, Inc. and XTO Energy Inc. JPMorgan noted that none of the selected companies is either identical or directly comparable to Kerr-McGee and that any analysis of selected companies necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading of the selected companies.

        JPMorgan reviewed multiples of equity value (based on the closing price per share on June 19, 2006) to estimated 2006 cash flow, firm value (equity value adjusted for debt and cash as of March 31, 2006) to estimated 2006 EBITDAX (defined as earnings before interest, taxes, depreciation, amortization and exploration expense) and firm value to proved reserves obtained for the group of companies that it compared with Kerr-McGee and applied its judgment to estimate valuation multiple reference ranges for Kerr-McGee. Cash flow and EBITDAX estimates used by JPMorgan for the respective peer groups reflected First Call consensus estimates. Proved reserves were based on reserves as of December 31, 2005, pro forma for acquisitions and divestitures where applicable. All multiple ranges were applied to Kerr-McGee's First Call estimates.

        The table below includes reference multiple ranges selected by JPMorgan based on a review of the public market comparables' multiples.

	Multiple range		Implied value per Kerr-McGee share
	Low	High	Low	High
Equity value/2006E cash flow	4.25x	5.75x	$43	$58
Firm value/2006E EBITDAX	4.00x	5.00x	46	59
Firm value/2005 reserves (boe)	$13.25	$15.25	45	53

E = estimated

        By applying the above multiples to the indicated financial and operational metrics, JPMorgan calculated implied equity values per share of Kerr-McGee stock for each. Based on the public market comparables analysis for Kerr-McGee, the implied equity value per share ranged from a low of $43 to a high of $59. JPMorgan noted that the merger consideration of $70.50 per share is higher than this range of calculated values.

        Precedent Transaction Analysis.    Using publicly available information, JPMorgan examined selected precedent corporate transactions. JPMorgan calculated the equity purchase price in the selected transactions as a multiple of one-year forward cash flow, calculated multiples for transaction value (equity purchase price adjusted for debt and cash) to one-year forward EBITDAX and calculated multiples for transaction value (equity purchase price adjusted for debt and cash) to reserves for the target in each selected transaction. Among other factors, JPMorgan noted that the merger and acquisition transaction environment varies over time because of macroeconomic conditions such as fluctuations in interest rates, oil and natural gas prices, equity markets and macroeconomic conditions such as industry results and growth expectations.

        The precedent transactions examined with respect to Kerr-McGee's valuation were as follows:

  •
  Energy Partners Ltd./Stone Energy Corporation

  •
  Petrohawk Energy Corporation/KCS Energy Inc.

  •
  Helix Energy Solutions Group Inc./Remington Oil & Gas Corporation

  •
  ConocoPhillips/Burlington Resources Inc.

  •
  Occidental Petroleum Corporation/Vintage Petroleum, Inc.

  •
  Norsk Hydro ASA/Spinnaker Exploration Company

  •
  Chevron Corporation/Unocal Corporation

  •
  Cimarex Energy Co./Magnum Hunter Resources, Inc.

  •
  Noble Energy, Inc./Patina Oil & Gas Corporation

  •
  Petro-Canada/Prima Energy Corporation

  •
  Pioneer Natural Resources Company/Evergreen Resources, Inc.

  •
  EnCana Corporation/Tom Brown, Inc. and

  •
  Kerr-McGee Corporation/Westport Resources Corporation.

        JPMorgan reviewed the multiples obtained from these transactions and applied its judgment to estimate valuation multiple reference ranges for Kerr-McGee. JPMorgan noted that none of the selected precedent transactions is either identical or directly comparable to the proposed transaction and that any analysis of selected precedent transactions necessarily involves complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition values of the companies concerned. All multiple ranges were applied to Kerr-McGee's First Call estimates.

        The table below includes reference multiple ranges selected by JPMorgan based on a review of the precedent transaction multiples.

	Multiple range		Implied value per Kerr-McGee share
	Low	High	Low	High
Equity value/2006E cash flow	6.50x	7.50x	$65	$75
Firm value/2006E EBITDAX	5.25x	6.25x	62	76
Firm value/reserves	$16.25	$18.25	$57	$71

E = estimated.

        Based on the precedent corporate transaction analysis, the implied per-share value of Kerr-McGee common stock varied from a low of $57 to a high of $76. JPMorgan noted that the merger consideration of $70.50 per share falls within this range of calculated values.

        Discounted Cash Flow Analysis.    JPMorgan conducted a discounted cash flow analysis for the purpose of determining an estimated range of implied equity value per share of Kerr-McGee common stock. The discounted cash flow analysis was based upon Kerr-McGee management's business plan for the fiscal years 2006 through 2010, additional assumptions from Kerr-McGee management for the fiscal year 2010 and in perpetuity and projected commodity prices based on publicly available commodity trading prices. The discounted cash flow analysis assumed a valuation date of June 30, 2006.

        JPMorgan calculated the unlevered free cash flows that Kerr-McGee is expected to generate during fiscal years 2006 through 2010, based on Kerr-McGee management's business plan. JPMorgan calculated an implied range of terminal values for Kerr-McGee using a range of perpetuity growth rates from 1.0% to 2.0% and discount rates ranging from 8.5% to 9.5%. The unlevered free cash flows and the range of terminal values were then discounted to present value using discount rates ranging from 8.5% to 9.5%. JPMorgan selected a 1.0% to 2.0% terminal growth rate to derive an approximate implied per share equity value reference range for Kerr-McGee of $56 to $71 using strip pricing as of June 19, 2006 and $40 oil and $6.50 gas thereafter. JPMorgan noted that the merger consideration of $70.50 per share is at the high end of this range of calculated values.

        Net Asset Valuation.    JPMorgan conducted a net asset valuation analysis for the purpose of determining an estimated range of implied value per share of Kerr-McGee stock. The net asset valuation was based upon Kerr-McGee management's reserve report provided to JPMorgan that outlines expected production from identified proved, probable, and possible reserves for the years 2006 through 2055. The net asset valuation analysis assumed a valuation date of June 30, 2006.

        JPMorgan ran its base case providing credit to the proved, probable and possible reserves of 100%, 70%, and 10%, respectively. JPMorgan also calculated Kerr-McGee's net asset value using discount rates ranging from 8.5% to 9.5%. Kerr-McGee's realized prices were calculated based upon percentage of realized WTI and Henry Hub strip prices as provided by Kerr-McGee's management. The production and realized prices were netted against estimated future operating expenses and capital expenditures and discounted to the present using the mid-year convention. Assuming fully diluted shares, JPMorgan calculated Kerr-McGee's net asset value per share in its base case to be between $61 and $65 per share. JPMorgan noted that the merger consideration of $70.50 per share is higher than this range of calculated values.

        JPMorgan also performed sensitivity analysis providing reserves credits to proved, probable, and possible reserves of 100%, 55% and 0%, respectively, in the low case, and 100%, 85% and 20% in the high case. Using the same range of 8.5% to 9.5% for the discount rate, JPMorgan calculated

Kerr-McGee's net asset value per share to range from $56 to $71. JPMorgan noted that the merger consideration of $70.50 per share is at the high end of this range of calculated values.

        Miscellaneous.    JPMorgan has received a fee from Kerr-McGee for the delivery of its fairness opinion. JPMorgan will also receive an additional fee if the merger is consummated. In addition, Kerr-McGee has agreed to reimburse JPMorgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify JPMorgan for certain liabilities.

        JPMorgan and its affiliates have provided in the past, and may in the future provide, investment banking, commercial banking and other financial services to Kerr-McGee and Anadarko and has received customary fees for such services, including acting as financial advisor and lead-agent to Kerr-McGee in 2005 in connection with its $4.0 billion modified Dutch Auction tender as well as acting as financial advisor to Kerr-McGee in connection with asset divestitures in the North Sea and the Gulf of Mexico regions in 2005 and 2006, respectively. JPMorgan has also arranged credit facilities for Kerr-McGee, including $5.5 billion Senior Secured Credit Facilities, proceeds of which was used to partially fund the company's Dutch Auction tender offer, and a $1.25 billion unsecured revolving credit facility. In addition, JPMorgan's commercial bank affiliate has acted as agent bank and a lender under Kerr-McGee's credit facilities referred to above. In addition, in the ordinary course of JPMorgan's businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of Kerr-McGee and Anadarko for its own account or for the accounts of its customers and, accordingly, JPMorgan may at any time hold long or short positions in such securities.

Opinion of Lehman Brothers

        Kerr-McGee engaged Lehman Brothers to act as Kerr-McGee's financial advisor in connection with the merger. Lehman Brothers rendered its oral opinion to the Board of Directors of Kerr-McGee, which was subsequently confirmed in writing on June 22, 2006, that, as of the date of the opinion and based upon and subject to certain matters and qualifications stated in the opinion letter, from a financial point of view, the consideration to be offered to Kerr-McGee's stockholders in the merger was fair to Kerr-McGee's stockholders.

        The full text of Lehman Brothers' opinion, dated June 22, 2006, is included as Appendix C to this proxy statement and is incorporated herein by reference. Holders of Kerr-McGee's common stock may read Lehman Brothers' opinion letter for a discussion of the procedures followed, factors considered, assumptions made and qualifications and limitations of the review undertaken by Lehman Brothers in connection with its opinion. This summary of the Lehman Brothers opinion is qualified in its entirety by reference to the full text of such opinion.

        Lehman Brothers' advisory services and opinion were provided for the information and assistance of the Board of Directors of Kerr-McGee in connection with its consideration of the merger. Lehman Brothers' opinion is not a recommendation to any stockholder of Kerr-McGee as to how such stockholder should vote with respect to the merger. Lehman Brothers was not requested to opine as to, and its opinion does not address, Kerr-McGee's underlying business decision to proceed with or effect the merger.

        In arriving at its opinion, Lehman Brothers reviewed, among other things:

  •
  the merger agreement and the specific terms of the merger;

  •
  publicly available information concerning Kerr-McGee and Anadarko that Lehman Brothers believed to be relevant to its analysis, including, without limitation, the Annual Reports on Form 10-K for the year ended December 31, 2005 for each of Kerr-McGee and Anadarko, and the Quarterly Reports on Form 10-Q for the three months ended March 31, 2006 for each of Kerr-McGee and Anadarko;

  •
  financial and operating information with respect to the business, operations and prospects of Kerr-McGee as furnished to Lehman Brothers by Kerr-McGee, including financial projections contained in Kerr-McGee's business plan;

  •
  estimates of certain proved reserves of Kerr-McGee, as of December 31, 2005, prepared by management of Kerr-McGee using methods and procedures that were reviewed in part by third-party reserve engineers, and a report prepared by the management of Kerr-McGee rolling forward such estimates to May 31, 2006;

  •
  estimates of certain non-proved reserves of Kerr-McGee, as of May 31, 2006, prepared by the management of Kerr-McGee;

  •
  the trading history of Kerr-McGee common stock from June 15, 2001 to June 19, 2006;

  •
  a comparison of the historical financial results and present financial condition of Kerr-McGee with those of other companies that Lehman Brothers deemed relevant;

  •
  published estimates of certain independent equity research analysts (including Lehman Brothers) of the future financial performance of Kerr-McGee;

  •
  commodity price assumptions used by the management of Kerr-McGee, current commodity prices and various assumed future commodity prices that Lehman Brothers discussed with the management of Kerr-McGee; and

  •
  a comparison of the financial terms of the merger with the financial terms of certain other transactions that Lehman Brothers deemed relevant.

        In addition, Lehman Brothers had discussions with the management of Kerr-McGee concerning Kerr-McGee's business, operations, assets, financial condition, reserves, production profile, hedging levels, exploration program and prospects, and undertook such other studies, analyses and investigations as Lehman Brothers deemed appropriate.

        Lehman Brothers, in arriving at its opinion, assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information and further relied upon the assurances of the management of Kerr-McGee that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Kerr-McGee, upon advice of Kerr-McGee, Lehman Brothers assumed that such projections had been reasonably prepared on a basis reflecting the then best currently available estimates and judgments of the management of Kerr-McGee as to the future financial performance of Kerr-McGee and that Kerr-McGee would perform substantially in accordance with such projections. With respect to the proved and non-proved reserve reports prepared by the management of Kerr-McGee, Lehman Brothers discussed these reserve reports with the management of Kerr-McGee and upon advice of Kerr-McGee, Lehman Brothers assumed that the reserve reports were a reasonable basis upon which to evaluate the proved and non-proved reserve levels of Kerr-McGee as of the dates of the reserve reports.

        In arriving at its opinion, Lehman Brothers did not conduct a physical inspection of the properties and facilities of Kerr-McGee and did not make or obtain from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee. In addition, Kerr-McGee did not authorize Lehman Brothers to solicit, and Lehman Brothers did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of Kerr-McGee's business. Lehman Brothers' opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of its opinion letter.

        In arriving at its opinion, Lehman Brothers did not ascribe a specific range of value to Kerr-McGee, but rather made its determination as to the fairness, from a financial point of view, of the consideration to be offered to Kerr-McGee's stockholders in the merger on the basis of the financial, comparative and other analyses described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial, comparative and other analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Lehman Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lehman Brothers believes that its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. In its analyses, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee. None of Kerr-McGee, Anadarko or Lehman Brothers, or any other person, assumes responsibility if future results are materially different from those assumptions. Any estimates contained in the analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth in the analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses could actually be sold.

        The following is a summary of the material financial analyses used by Lehman Brothers in connection with providing its opinion to Kerr-McGee's Board of Directors. Certain of the summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Lehman Brothers, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying Lehman Brothers' opinion.

        Summary of Analyses.    Lehman Brothers prepared a valuation of Kerr-McGee using the following methodologies: net asset valuation analysis, comparable company analysis, comparable transactions analysis and going concern analysis. Each of the methodologies listed above was used to generate a reference enterprise value range for Kerr-McGee. The enterprise value range was adjusted for appropriate on-balance sheet and off-balance sheet assets and liabilities to arrive at an implied equity value range (in aggregate dollars) for Kerr-McGee. The implied equity value range was divided by fully diluted shares outstanding, which was comprised of primary shares and the dilutive effect of outstanding options, if applicable, and restricted stock to derive an implied equity value range per share. The implied equity value ranges per share were then compared to the merger consideration to be offered to Kerr-McGee's stockholders in the merger. The implied share price ranges, derived using the various valuation methodologies listed above, supported the conclusion that the consideration to be offered to Kerr-McGee's stockholders in the merger was fair, from a financial point of view, to Kerr-McGee's stockholders.

        In addition to analyzing the value of Kerr-McGee, Lehman Brothers also analyzed and reviewed certain publicly available information related to selected corporate transactions to calculate the amount of premiums paid by the acquirers to the acquired company's stockholders.

        The various valuation methodologies noted above and the implied share price ranges derived therefrom are included in the following table. This table should be read together with the more detailed descriptions set forth below. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Kerr-McGee, and the particular circumstances of the merger, Lehman Brothers made qualitative judgments as to the significance and relevance of each analysis. In addition, Lehman Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Kerr-McGee. Accordingly, the methodologies and the implied share price ranges derived therefrom set forth in the following table must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied share price ranges set forth in the following table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, Lehman Brothers' opinion.

Valuation Methodology	Summary Description of Valuation Methodology	Implied Share Price Range
Net Asset Valuation Analysis	Net present valuation of after-tax cash flows generated by producing to exhaustion existing proved, probable, possible and exploratory reserves using selected hydrocarbon pricing scenarios and discount rates plus the evaluation of certain other assets and liabilities
	—Case I Commodity Prices	$44.30-$57.67
	—Case II Commodity Prices	$53.70-$67.69
	—Case III Commodity Prices	$67.07-$83.04
Comparable Company Analysis	Market valuation benchmark based on trading multiples of selected comparable companies for selected financial and asset-based measures	$48.48-$61.01
Comparable Transactions Analysis	Market valuation benchmark based on consideration paid in selected comparable transactions	$59.96-$78.76
Going Concern Analysis	Net present valuation of adjusted management projections of after-tax cash flows assuming selected discount rates and terminal value multiples	$62.05-$78.76
Premiums Analysis	Market valuation benchmark based on premiums paid in selected comparable transactions	$56.57-$66.41
Consideration to be offered to Kerr-McGee's stockholders in the merger		$70.50

        Net Asset Valuation Analysis.    Lehman Brothers estimated the present value of the future after-tax cash flows expected to be generated from Kerr-McGee's proved and non-proved reserves as of May 31, 2006, based on estimated reserves and production cost estimates provided by Kerr-McGee's management. The present value of the future after-tax cash flow was determined using a range of discount rates as described below and assuming a tax rate of 35%. Lehman Brothers added to such estimated values for proved reserves assessments the value of certain other assets and liabilities, including Kerr McGee's exploration portfolio and current commodity hedging portfolio. The net asset valuation analysis was performed under three commodity price scenarios (Case I, Case II and Case III), which are described below.

        Certain of the natural gas and oil price forecasts employed by Lehman Brothers were based on New York Mercantile Exchange, or NYMEX, price forecasts (West Texas Intermediate, Cushing, Oklahoma delivery for oil and Henry Hub, Louisiana delivery for natural gas) from which adjustments were made to reflect location and quality differentials. NYMEX oil price quotations are stated in dollars per barrel, or BBL, of crude oil. NYMEX gas price quotations are stated in heating value equivalents per million British Thermal Units, or MMBtu, which are adjusted to reflect the value per thousand cubic feet, or MCF, of gas. The following table presents a summary of oil and natural gas price forecasts employed by Lehman Brothers for each commodity price scenario:

	2006E	2007E	2008E	2009E	2010E	2011E	Escalation Thereafter
Oil ($/BBL)
Case I: All reserve classifications	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00	0.0%
Case II:
Proved reserves	$63.33	$65.77	$64.39	$63.02	$61.90	$60.98	0.0%
All other reserve classifications	$50.00	$50.00	$50.00	$50.00	$50.00	$50.00
Case III: All reserve classifications	$69.04	$72.53	$70.55	$68.60	$66.99	$65.68	0.0%
Gas ($/MCF)
Case I: All reserve classifications	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00	0.0%
Case II:
Proved reserves	$7.55	$8.83	$8.47	$8.12	$7.83	$7.50	0.0%
All other reserve classifications	$7.00	$7.00	$7.00	$7.00	$7.00	$7.00
Case III: All reserve classifications	$7.78	$9.62	$9.11	$8.60	$8.18	$7.71	0.0%

E = estimated.

        The following table summarizes the discount rate ranges Lehman Brothers employed to estimate the present value of the future after-tax cash flows for each of the reserve categories and regional location of reserves Lehman Brothers considered for Kerr-McGee:

Reserve Classification	Discount Rate Range
Proved Reserves	8%-13%
Probable	11%-30%
Possible	15%-45%

        The net asset valuation analysis yielded valuations for Kerr-McGee that implied an equity value range of $44.30 to $57.67 per share for Case I, an equity value range of $53.70 to $67.69 per share for Case II and an equity value range of $67.07 to $83.04 per share for Case III. Lehman Brothers noted that the consideration to be offered to Kerr-McGee's stockholders in the merger consideration was above the ranges implied from Case I and Case II, and fell within the implied range derived from Case III.

        Comparable Company Analysis.    Lehman Brothers reviewed the public stock market trading multiples for selected large capitalization exploration and production companies:

  •
  Anadarko Petroleum Company

  •
  Apache Corporation

  •
  Chesapeake Energy Corporation

  •
  Devon Energy Corporation

  •
  EnCana Corporation

  •
  EOG Resources, Inc.

  •
  Noble Energy, Inc.

  •
  Ultra Petroleum Corp.

  •
  XTO Energy Inc.

        The companies listed above were chosen because they are publicly traded companies with operations that, for purposes of this analysis, may be considered similar to Kerr-McGee. Using publicly available information, including certain published estimates from independent equity research analysts, Lehman Brothers calculated and analyzed equity and enterprise value multiples of certain historical and projected financial and operating criteria such as earnings before interest, taxes, depreciation, depletion, amortization and exploration expense, or EBITDE, proved reserves and daily production. The enterprise value of each company was obtained by adding its outstanding debt to the sum of the market value of its common equity, the book value of its preferred stock and the book value of any minority interest minus its cash balance. Lehman Brothers examined enterprise value multiples of proved reserves and daily production under two different methodologies. Under the first methodology, Lehman Brothers calculated the multiples by dividing enterprise value by proved reserves and daily production, respectively. Under the second methodology, Lehman Brothers excluded the value of non-proved reserves, as estimated by independent research analysts, from enterprise value and then divided the resulting value by proved reserves and daily production, respectively.

        Because of the inherent differences between the corporate structure, businesses, operations, commodity mix and prospects of Kerr-McGee and the corporate structure, businesses, operations, commodity mix and prospects of the selected comparable companies, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis. Accordingly, Lehman Brothers also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Kerr-McGee and the companies included in the comparable company analysis that would affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.

        With respect to the selected comparable companies, Lehman Brothers considered the following statistics and multiples:

	Multiple Range of Comparable Companies
	Low	Median	High
Enterprise Value as a Multiple of:
EBITDE
2006E	3.6x	4.4x	15.4x
2007E	3.7x	4.3x	12.7x
Proved Reserves ($/BOE)	$9.98	$13.83	$23.73
2006E Daily Production ($/MBOE per day)	$45,327	$56,184	$188,526
Adjusted Enterprise Value as a Multiple of:
Proved Reserves ($/BOE)	$8.12	$10.63	$16.24
2006E Daily Production ($/MBOE per day)	$38,650	$43,637	$129,026

E = estimated.

        The comparable company methodology yielded valuations for Kerr-McGee that implied an equity value range of $48.48 to $61.01 per share. Lehman Brothers noted that the consideration to be offered to Kerr-McGee's stockholders in the merger was above the equity value range implied from this analysis.

        Comparable Transactions Analysis.    Lehman Brothers reviewed certain publicly available information on selected corporate level exploration and production transactions having a value greater than $1.5 billion it deemed comparable to the merger, which were announced from February 2003 to May 2006 including, but not limited to:

  •
  Energy Partners, Ltd./Stone Energy Corporation

  •
  Devon Energy Corporation/Chief Holdings LLC

  •
  Petrohawk Energy Corporation/KCS Energy, Inc.

  •
  ConocoPhillips/Burlington Resources Inc.

  •
  Occidental Petroleum Corporation/Vintage Petroleum, Inc.

  •
  Norsk Hydro ASA/Spinnaker Exploration Company

  •
  Chevron Corporation/Unocal Corporation

  •
  Cimarex Energy Co./Magnum Hunter Resources, Inc.

  •
  Noble Energy, Inc./Patina Oil & Gas Corporation

  •
  Pioneer Natural Resources Company/Evergreen Resources, Inc.

  •
  EnCana Corporation/Tom Brown, Inc.

  •
  Kerr-McGee Corporation/Westport Resources Corporation

  •
  Devon Energy Corporation/Ocean Energy, Inc.

        Because the market conditions, rationale and circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of Kerr-McGee and the acquired businesses analyzed, Lehman Brothers believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the analysis and, accordingly, also made qualitative judgments concerning differences between the characteristics of these comparable transactions and the merger that would affect the acquisition value of Kerr-McGee and Anadarko as compared to the acquisition values of such acquired companies.

        For corporate transactions analysis, relevant transaction multiples were analyzed, including (i) the total transaction value (equity purchase price plus assumed obligations) divided by the latest twelve-month EBITDE, referred to as LTM EBITDE, and (ii) the total transaction value, adjusted downward by the value allocated to non-proved reserves (referred to as reserve value), divided by proved reserves and daily production.

        With respect to the selected comparable corporate transactions, Lehman Brothers considered the following statistics and multiples:

	Multiple Range of Comparable Transactions
	Low	Median	High
Total Transaction Value as a Multiple of:
2006E EBITDE	4.4x	6.7x	12.6x
Adjusted Transaction Value as a Multiple of:
Proved Reserves ($/BOE)	$7.52	$12.29	$36.24
2006E Daily Production ($/MBOE per day)	$28,224	$54,601	$121,126

E = estimated.

        The comparable transactions methodology yielded valuations for Kerr-McGee that implied an equity value range of $59.96 to $78.76 per share. Lehman Brothers noted that the consideration to be offered to Kerr-McGee's stockholders in the merger fell within the range derived from this analysis.

        Going Concern Analysis.    Lehman Brothers prepared an after-tax cash flow model for the period from January 1, 2006 through December 31, 2010 for Kerr-McGee utilizing certain information and projections provided by Kerr-McGee. Lehman Brothers adjusted Kerr-McGee's commodity price projections by utilizing a commodity price based on published estimates by certain independent equity research analysts adjusted for Kerr-McGee's projected location and quality differentials. The equity value ranges yielded from the going concern valuation are based on a range of estimated finding and development costs including dry hole cost. The range is based on projections provided by Kerr-McGee and published estimates by certain independent equity research analysts. Lehman Brothers used discount rates of 8% to 11% and terminal value EBITDE multiples of 4.25x to 5.25x. The discount rates were based on Lehman Brothers' review of the financial terms of similar transactions in the sector of large capitalization exploration and production companies. The terminal value multiples were selected based on the trading multiples of comparable publicly traded companies and the multiples of recently completed or proposed acquisitions of similar assets and companies.

        The going concern methodology yielded valuations for Kerr-McGee that implied an equity value range of $62.05 to $78.76 per share. Lehman Brothers noted that the consideration to be offered to Kerr-McGee's stockholders in the merger fell within the range derived from this analysis.

        Premiums Analysis.    Lehman Brothers reviewed certain publicly available information related to selected corporate transactions to calculate the amount of the premiums paid by the acquirers to the acquired company's stockholders. Lehman Brothers analyzed the following selected transactions that were announced from May 2001 to May 2006:

  •
  Energy Partners, Ltd./Stone Energy Corporation

  •
  Petrohawk Energy Corporation/KCS Energy, Inc.

  •
  Cal Dive International, Inc./Remington Oil and Gas Corporation

  •
  ConocoPhillips/Burlington Resources Inc.

  •
  Talisman Energy Inc./Paladin Resources PLC

  •
  Occidental Petroleum Corporation/Vintage Petroleum, Inc.

  •
  Norsk Hydro ASA/Spinnaker Exploration Company

  •
  Chevron Corporation/Unocal Corporation

  •
  Petrohawk Energy Corporation/Mission Resources Corporation

  •
  Cimarex Energy Co./Magnum Hunter Resources, Inc.

  •
  Noble Energy, Inc./Patina Oil & Gas Corporation

  •
  Petro-Canada/Prima Energy Corporation

  •
  Forest Oil Corporation/Wiser Oil Company

  •
  Pioneer Natural Resources Company/Evergreen Resources, Inc.

  •
  EnCana Corporation/Tom Brown, Inc.

  •
  Kerr-McGee Corporation/Westport Resources Corporation

  •
  Plains Exploration & Production Company/Nuevo Energy Company

  •
  Devon Energy Corporation/Ocean Energy, Inc.

  •
  Plains Exploration & Production Company/3TEC Energy Corporation

  •
  Anadarko Petroleum Corporation/Howell Corporation

  •
  Unocal Corporation/Pure Resources, Inc.

  •
  Newfield Exploration Company/EEX Corporation

  •
  Magnum Hunter Resources, Inc./Prize Energy Corp.

  •
  Dominion Resources, Inc./Louis Dreyfus Natural Gas Corp.

  •
  Devon Energy Corporation/Mitchell Energy & Development Corp.

  •
  Amerada Hess Corporation/Triton Energy Ltd.

  •
  Westport Resources Corporation/Belco Oil & Gas Corporation

  •
  Kerr-McGee Corporation/HS Resources, Inc.

  •
  The Williams Companies, Inc./Barrett Resources Corporation

        Lehman Brothers calculated the premiums paid by the acquirer by comparing the per share purchase price in each transaction to the historical stock price of the acquired company as of 1-trading day, 5-trading days, and 20-trading days prior to the announcement date as well as based upon the 52-week high prior to the announcement date. Lehman Brothers compared the premiums paid in the precedent transactions to the premium levels implied by the consideration to be offered to Kerr-McGee's stockholders in the proposed merger. The following table sets forth the summary results of the analysis including premiums implied by selected transactions since January 2005:

	Percentage Premium/(Discount) to the Price Prior to Transaction Announcement
	1-Trading Day	5-Trading Days	20-Trading Days	52-Week High
Selected Transactions
Mean	23.5%	24.8%	25.4%	7.9%
Median	24.6%	22.0%	22.9%	10.4%
High	34.4%	44.3%	51.5%	34.2%
Low	9.6%	18.2%	10.1%	(16.3)%
Implied premium based on the consideration to be offered to Kerr-McGee's stockholders in the merger (as of June 19, 2006 close)	43.3%	44.8%	33.4%	22.6%

Lehman Brothers noted that the implied premium based on the consideration to be offered to stockholders of Kerr-McGee in the merger fell within the range of the premiums listed above.

        Miscellaneous.    Lehman Brothers is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Pursuant to the terms of an engagement letter, dated June 19, 2006, between Lehman Brothers and Kerr-McGee, Kerr-McGee paid Lehman Brothers a fee on the date on which Lehman Brothers informed Kerr-McGee that Lehman Brothers was prepared to render its opinion. Kerr-McGee has also agreed to pay Lehman Brothers an additional fee upon the closing of the merger. In addition, Kerr-McGee has agreed to reimburse Lehman Brothers for its reasonable out-of-pocket expenses incurred in connection with its engagement, and to indemnify Lehman Brothers and certain related persons against certain liabilities in connection with its engagement, including certain liabilities which may arise under federal securities laws.

        Lehman Brothers in the past has performed, and in the future may perform, various investment banking services for Kerr-McGee and Anadarko and has received customary fees for such services, including acting as defense advisor to Kerr-McGee in 2005, as financial advisor and joint lead agent to Kerr-McGee in connection with its $4.0 billion modified Dutch Auction tender, as financial advisor to Kerr-McGee in connection with asset divestitures in the North Sea and the Gulf of Mexico regions in 2005 and 2006, respectively, and as financial advisor on the initial public offering and subsequent spin-off of Kerr-McGee's chemical business, Tronox Incorporated, in 2005. Lehman Brothers has also participated in credit facilities for Kerr-McGee, including $5.5 billion Senior Secured Credit Facilities, proceeds of which were used to partially fund the company's modified Dutch Auction tender offer, and a $1.25 billion unsecured revolving credit facility. Additionally, Lehman Brothers is a lender under Kerr-McGee's credit facilities referred to above. In the ordinary course of its business, Lehman Brothers may actively trade in the debt and/or equity securities of Kerr-McGee and Anadarko for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Certain Effects of the Merger

        If the merger is completed, the entire equity in the Company will be owned by Anadarko. No current stockholder of the Company (other than Company subsidiaries that own shares of Company common stock) will have any ownership interest in, or be a stockholder of, the Company. As a result, our stockholders will no longer benefit from any increases in the Company's value, and they will not bear the risk of any decreases in the Company's value. Following the merger, Anadarko will benefit from any increases in the value of the Company and also will bear the risk of any decreases in the value of the Company.

        As a part of the merger, each stockholder will be entitled to receive the merger consideration for each share of the Company common stock he, she or it holds. Each holder of options outstanding at the closing of the merger, whether or not vested, will be entitled to receive, upon the completion of the merger, a cash payment equal to the amount by which the merger consideration exceeds the exercise price of the option, multiplied by the number of shares of the Company common stock underlying the option less any applicable withholding for taxes. At the effective time of the merger, all options that have not been exercised will be cancelled. The merger agreement provides that all of the Company's performance units will be terminated, and to the extent applicable, paid out in accordance with the terms of the plans under which they were granted. All restrictions on the then-outstanding shares of restricted stock will lapse immediately prior to the effective time of the merger and each holder of shares of restricted stock will be treated as a holder of unrestricted Company common stock issued and outstanding as of immediately prior to the effective time of the merger.

        Following the merger, shares of the Company common stock will no longer be traded on the New York Stock Exchange.

        The Company common stock constitutes "margin securities" under the regulations of the Board of Governors of the Federal Reserve System, which has the effect, among other things, of allowing brokers to extend credit on collateral of our common stock. As a result of the merger, the Company common stock will no longer constitute "margin securities" for purposes of the margin regulations of such Board of Governors and, therefore, will no longer constitute eligible collateral for credit extended by brokers.

        The Company common stock is registered as a class of equity security under the Securities Exchange Act of 1934, as amended, which is referred to as the Exchange Act. We may terminate the registration of the common stock under the Exchange Act upon application to the Securities and Exchange Commission, or SEC, if the common stock is not listed on a national securities exchange or quoted on the Nasdaq National Market and there are fewer than 300 record holders of the outstanding shares. Termination of registration of the common stock under the Exchange Act would substantially reduce the information we are required to furnish to our stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement of furnishing a proxy statement in connection with stockholders meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company. If the Company (as the entity surviving the merger) completed a registered exchange or public offering of debt securities, however, it would be required to file periodic reports with the SEC under the Exchange Act for a period of time following that transaction.

Risks Relating to the Merger

        Set forth below are various risks related to the merger. The following is not intended to be an exhaustive list of the risks related to the merger and should be read in conjunction with the other information in this proxy statement. In addition, you should refer to the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K, for the year ended December 31, 2005, for risks related to the Company's business.

        Completion of the merger is subject to various conditions; as a result, the merger may not occur even if we obtain stockholder approval.

        The completion of the merger is subject to various conditions, including the following:

  •
  the adoption of the merger agreement by holders of a majority of the shares of the Company common stock outstanding and entitled to vote on the record date;

  •
  the termination or expiration of the waiting period under the HSR Act;

  •
  there existing no preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental authority, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority that would make the merger illegal or otherwise prevent the consummation thereof;

  •
  the accuracy of the representations and warranties of the Company and Anadarko contained in the merger agreement; and

  •
  the performance in all material respects by the Company, Anadarko and Merger Sub of all obligations required to be performed by each of them under the merger agreement at or prior to the effective time of the merger.

        See "Terms of the Merger Agreement—Conditions to the Completion of the Merger." Because of these conditions, the merger may not be completed even if we obtain stockholder approval.

        Failure to complete the merger could negatively impact the market price of the Company common stock.

        If the merger is not completed for any reason, the Company will be subject to a number of material risks, including:

  •
  the market price of our common stock likely will decline to the extent that the current market price of our shares reflects a market assumption that the merger will be completed;

  •
  costs related to the merger, such as financial advisory and legal fees and, in specified circumstances, termination fees and expense reimbursements, must be paid even if the merger is not completed; those costs will be expensed in the fiscal period in which they are incurred; and

  •
  the diversion of management's attention from our day-to-day business and the possible disruption to our employees and our business relationships during the period before completion of the merger may make it difficult for us to regain our financial position if the merger does not occur.

        If the merger agreement is terminated and our Board of Directors seeks another merger or business combination, then our stockholders cannot be certain that we will be able to find an acquirer willing to pay an equivalent or better price than the price to be paid under the merger agreement.

        Uncertainties associated with the merger may cause the Company to lose key personnel.

        Our current and prospective employees may be uncertain about their future roles and relationships with the Company following the completion of the merger. This uncertainty may adversely affect our ability to attract and retain key management and other personnel.

Interests of the Company Directors and Executive Officers in the Merger

        In considering the recommendation of our Board of Directors with respect to the merger, you should be aware that some executive officers and directors of the Company have relationships with the Company or interests in the merger, including those described below, that are different from, or in addition to, those of other stockholders and that may present actual or potential conflicts of interest.

        As further described below, executive officers of the Company that are "retirement eligible" (defined as being at least 52 years old and having been employed by the Company or one of its subsidiaries for at least 10 years) and directors are eligible, when they retire, to receive benefits that are the same as or similar to certain of the benefits that these individuals will receive if the merger is consummated.

        Stock Options and Restricted Stock.    Under the terms of the merger agreement, all stock options issued under the Company's equity compensation plans that have not vested will become fully vested and exercisable immediately prior to the effective time of the merger and will be cancelled when the merger is effective. At that time, holders of stock options will be paid the difference between the merger consideration and the exercise price of the option for each share covered by an option less any applicable withholding for taxes. In addition, all restrictions on the then-outstanding shares of restricted stock will lapse immediately prior to the effective time of the merger and each holder of shares of restricted stock will be treated as a holder of unrestricted Company common stock issued and outstanding as of immediately prior to the effective time of the merger.

        The following chart sets forth as of June 21, 2006, the number of shares subject to unvested options and the number of shares of restricted Company common stock held by the Company's executive officers who are not retirement eligible. The chart does not include stock options that are vested already, which are included in the table setting forth current beneficial ownership of Company common stock on page 66.

Name and Principal Position	Unvested Stock Options	Restricted Stock
David A. Hager, Chief Operating Officer	152,196	53,200
Robert M. Wohleber, Senior Vice President and Chief Financial Officer	122,738	71,100
Gregory F. Pilcher, Senior Vice President, General Counsel and Secretary	73,192	39,300
Richard C. Buterbaugh, Vice President of Corporate Planning	46,331	13,110
Alonzo J. Harris, Vice President and Chief Information Officer	45,014	11,620
Charles A. Meloy, Vice President of Exploration and Production	48,626	13,600
Christina M. Poos, Vice President and Treasurer	44,150	12,350

        The following chart sets forth, as of June 21, 2006, the number of shares subject to unvested options and the number of shares of restricted Company common stock held by the Company's directors and executive officers who are retirement eligible. Upon retirement, all stock options issued under the Company's equity compensation plans that have not vested would become fully vested and exercisable, all restrictions on restricted stock granted in 2006 would lapse immediately and restrictions on restricted stock grants made in 2004 and 2005 would lapse according to the normal vesting schedule. The chart does not include stock options that are vested already, which are included in a table setting forth current beneficial ownership of Company common stock on page 66.

Name and Principal Position	Unvested Stock Options	Restricted Stock
William E. Bradford, Director	16,593	8,000
Luke R. Corbett, Chairman of the Board and Chief Executive Officer	447,982	257,300
Sylvia A. Earle, Director	16,593	8,000
David C. Genever-Watling, Director	16,593	8,000
Martin C. Jischke, Director	16,593	8,000
Robert O. Lorenz, Director	8,296	3,000
Michael Portillo, Director	—	—
Leroy C. Richie, Director	16,593	8,000
William F. Wallace, Director	13,827	6,000
Farah M. Walters, Director	16,593	8,000
Ian L. White-Thomson, Director	16,593	8,000

Kenneth W. Crouch, Executive Vice President	148,670	79,800
George D. Christiansen, Vice President, Safety and Environmental Affairs	26,552	9,200
Fran G. Heartwell, Vice President of Human Resource	61,852	19,300
J. Michael Rauh, Vice President and Controller	48,992	16,800
John F. Reichenberger, Vice President, Deputy General Counsel and Assistant Secretary	39,104	11,600

        The aggregate number of unvested options held by the Company's executive officers and directors that will become fully vested and exercisable when the merger is effective is approximately 1,443,673 shares, which have an aggregate "in-the-money" value of approximately $48,963,481 based on a weighted average exercise price of $36.58 for such unvested options and the merger consideration of $70.50 per share.

        Performance Units.    At the beginning of each of 2004, 2005 and 2006, performance units were issued for the 2004-2006, 2005-2007 and 2006-2008 performance cycles, respectively. The final award payouts for these units would normally be made at the end of 2006, 2007 and 2008, respectively, on the basis of the Company's Total Shareholder Return (shareholder return assuming dividend reinvestment) as compared to the Total Shareholder Return of the Company's industry peers during the same period. Under the merger agreement, all performance units are terminated, and to the extent applicable, will be paid out in cash in accordance with the terms of the plan under which they were granted. Depending on the grant year, the performance units will be paid out according to the rank of the Company's Total Shareholder Return relative to its peers at the time the merger closes or at their targeted level.

        The following chart sets forth, as of June 21, 2006, the number of performance units held by the Company's executive officers who are not retirement eligible and the amount that will be paid out for outstanding performance units upon completion of the merger, assuming the Company's Total Shareholder Return maintains its current rank relative to the Total Shareholder Return of the Company's industry peers:

Executive Officer	Payout Amount
Mr. Hager	$2,531,700
Mr. Wohleber	$2,599,000
Mr. Pilcher	$1,486,800
Mr. Buterbaugh	$667,060
Mr. Harris	$620,280
Mr. Meloy	$727,000
Ms. Poos	$636,300

        The following chart sets forth, as of June 21, 2006, the amount that will be paid out to the Company's executive officers who are retirement eligible for outstanding performance units upon completion of the merger and, alternatively, the amount that would be payable upon retirement, in each case, assuming the Company's Total Shareholder Return maintains its current rank relative to the Total Shareholder Return of the Company's industry peers:

Executive Officer	Payout Amount upon completion of the Merger	Payout Amount upon Retirement
Mr. Corbett	$8,984,500	$5,595,055
Mr. Crouch	$3,368,300	$2,215,045
Mr. Christiansen	$523,900	$306,522
Ms. Heartwell	$1,070,600	$584,544
Mr. Rauh	$946,600	$556,988
Mr. Reichenberger	$644,900	$333,411

        Continuity Agreements.    We are a party to continuity agreements with Mr. Corbett, Mr. Crouch, Mr. Wohleber, Mr. Pilcher and Mr. Hager, as well as other officers and key employees. Each of these continuity agreements has a term of three years with successive one-year renewal terms. Under these agreements each of the individuals is eligible to receive severance benefits if within two years following a change in control of the Company, such as the merger, the individual's employment with the Company is terminated by the Company (other than for "cause" or by reason of the individual's disability, death or retirement) or by the individual for "good reason." The closing of the merger under the merger agreement will be considered a change in control under these agreements. Changes resulting from the merger are likely to constitute grounds for termination for "good reason" by most of the individuals who are parties to the change in control agreements. Consequently, those individuals may elect after the merger to terminate their employment and receive the severance benefits payable pursuant to the continuity agreements. Moreover, the Company anticipates that some individuals will no longer be needed as part of the combined business following the merger, and accordingly will be terminated without cause, which will entitle them to the change in control benefits. Anadarko has agreed in the merger agreement to assume all obligations under these agreements. Anadarko has also agreed that effective as of the effective time of the merger, "good reason" shall have occurred under the terms of the continuity agreements with each of Messrs. Corbett, Crouch, Hager, Wohleber and Pilcher and the Company is authorized to pay all amounts required to be paid to each executive pursuant to the applicable continuity agreement at the effective time of the merger. Under the continuity agreements, each executive officer will be entitled to receive:

  •
  a lump sum cash severance payment equal to three times the executive's annual base salary, bonuses and perquisites (with such perquisites calculated at 7% of the executive's annual base salary);

  •
  any accrued but unpaid compensation (including accrued vacation and the pro-rata amount of any bonus); and

  •
  an amount representing additional savings plan contributions for a three-year period plus the present value of benefits under the Company's retirement plans after giving effect to five years of credit for age and service in the benefit calculation (discussed below under Retirement Plans).

        Under these continuity agreements, upon consummation of the merger the executive officers will be entitled to receive the following severance payments and prorated bonuses:

Executive Officer	Severance Payment	Prorated Bonus
Mr. Corbett*	$9,623,253	$1,035,500
Mr. Crouch*	$4,337,559	$405,450
Mr. Hager	$4,626,450	$499,827
Mr. Wohleber	$3,466,494	$323,775
Mr. Pilcher	$3,020,889	$293,071
Mr. Buterbaugh	$2,070,900	$183,508
Mr. Christiansen*	$1,288,323	$112,996
Mr. Harris	$1,938,150	$171,325
Ms. Heartwell*	$1,964,700	$174,004
Mr. Meloy	$2,256,750	$199,837
Ms. Poos	$1,486,800	$131,519
Mr. Rauh*	$1,646,100	$145,654
Mr. Reichenberger*	$1,450,392	$128,458

*
Executive officers who are retirement eligible. Such executive officers are currently entitled to receive a pro rated bonus upon retirement, regardless of whether there is a change in control (such as the merger).

        If the payment made to the officer causes the executive to be subject to an excise tax because the payment is a "parachute payment" (as defined in the IRS Code), then the payment shall be increased to compensate the executive for the excise tax (including an income tax gross-up with respect to the excise tax). In addition, each executive will be entitled to a continuation of welfare benefits for up to three years, outplacement services, acceleration of vesting of all equity and equity-based awards (discussed above under Stock Options and Restricted Stock) and amounts that such officer would otherwise be entitled to receive under Kerr-McGee's Supplemental Executive Retirement Plan (discussed below under Retirement Plans).

        On June 22, 2006, the Company entered into an Amended and Restated Continuity Agreement with Mr. Corbett, pursuant to which Mr. Corbett agreed not to be employed by, provide services to, in any way be connected, associated or have any interest in, or give advice or consultation to a competitive business, not to solicit Company employees, and not to solicit clients or customers of the Company, for a twelve-month period measured from his date of termination. Under the Amended and Restated Continuity Agreement, in addition to the benefits described above, upon the consummation of the merger, Mr. Corbett will receive an additional lump sum payment of $3,313,178 (plus an income tax gross-up), and will be granted for one year following the merger:

  •
  use of Mr. Corbett's office in Oklahoma City, Oklahoma, or, at the Company's option, use of a different office in Oklahoma City, Oklahoma, having similar square footage and in the same class of building as Mr. Corbett's current office, and

  •
  exclusive use of the services of a secretary to be hired and compensated by Mr. Corbett, provided, that the Company will reimburse Mr. Corbett for all reasonable compensation and benefits provided to the secretary up to a maximum of $60,000 (plus an income tax gross-up) for the one-year period.

        Retirement Plans.    Benefits under the Company's Benefits Restoration Plan (BRP) and Supplemental Executive Retirement Plan (SERP), which already are accrued, will become payable at the effective time of the merger. For those executive officers who are retirement eligible, such accrued benefits are payable upon retirement, regardless of whether there is a change in control (such as the merger). The BRP and SERP also provide for the crediting of additional years of age and service to the executive officers whose employment is terminated under the circumstances described above following a change in control of the Company. Based on certain assumptions that could change prior to the effective time of the merger, the Company currently estimates that for its retirement eligible executive officers the value of the accrued BRP and SERP payments and, assuming termination of employment of the executive officers, the value of the crediting of such additional years of age and service for the BRP, SERP and the Company's qualified pension plan will be as follows:

Executive Officer	Accrued Payment	Estimated Value of Enhanced Benefits for a change in control	Total
Mr. Corbett	$43,524,082	$221,760	$43,745,842
Mr. Crouch	$17,696,858	$120,600	$17,817,458
Mr. Christiansen	$3,668,759	$397,965	$4,066,724
Ms. Heartwell	$1,677,216	$1,028,835	$2,706,051
Mr. Rauh	$2,987,630	$1,458,932	$4,446,562
Mr. Reichenberger	$1,907,911	$1,544,867	$3,452,778

        Based on current assumptions that could change prior to the effective time of the merger, the Company currently estimates that for its executive officers who are not retirement eligible the value of the BRP and SERP payments that would be made after the merger becomes effective and, assuming termination of employment of the executive officers, the value of crediting such additional years of age and service for the BRP, SERP and the Company's qualified pension plan will be as follows:

Executive Officer	Accrued Payment	Estimated Value of Enhanced Benefits for a change in control	Total
Mr. Hager	$4,637,730	$10,071,593	$14,709,323
Mr. Wohleber	$6,506,417	$1,927,956	$8,434,373
Mr. Pilcher	$1,320,479	$4,848,939	$6,169,418
Mr. Buterbaugh	$1,047,694	$2,784,050	$3,831,744
Mr. Harris	$1,098,971	$2,952,453	$4,051,424
Mr. Meloy	$1,372,794	$371,013	$1,743,807
Ms. Poos	2,721	$222,545	$225,266

        Indemnification and Insurance.    The merger agreement provides for continuation by Anadarko of director and officer indemnification and insurance. For a description of these provisions, see "The Merger Agreement-Covenants of Anadarko and Merger Sub-Indemnification; Directors' and Officers' Insurance."

        Corporate Governance.    The merger agreement provides that, subject to the approval of the Nominating and Corporate Governance Committee of Anadarko's Board of Directors, Anadarko will cause Mr. Corbett to be appointed to Anadarko's Board of Directors.

Merger Financing

        Based on the cash purchase price of $70.50 per share, Anadarko will pay the Company's stockholders and holders of options to purchase Company common stock, Company restricted stock and performance units approximately $16.5 billion in the aggregate. Anadarko has informed us that the total amount of funds it will need to complete the merger and related transactions, including the repayment of the Company's existing indebtedness and payment of fees and expenses related to the merger and the financing, will be approximately $19.0 billion. Anadarko expects this amount to be provided principally through the proceeds of a $24.0 billion committed bank loan and through available cash. We refer to Anadarko's committed bank loan as the "acquisition facility". Approximately $18.0 billion of the acquisition facility will be made available to finance the merger, including up to $2.9 billion for the repayment of the Company's indebtedness and to pay fees and expenses related to that acquisition and financing.

        Anadarko is a party to a commitment letter with UBS Loan Finance LLC, UBS Securities LLC, Credit Suisse, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (on behalf of itself, Citigroup, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated thereby, which we collectively refer to as "Citigroup" in this proxy statement), to provide the acquisition facility. In this proxy statement, we refer to UBS Securities LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. as the "arrangers" and UBS Loan Finance LLC, Credit Suisse and Citigroup as the "lead banks". Approximately $6.0 billion of the acquisition facility will be made available to finance the acquisition by Anadarko of another business not affiliated with the Company, to repay up to $600 million of the indebtedness of such business and to pay fees and expenses related to that acquisition and financing.

        The merger is not conditioned upon Anadarko obtaining the financing described in the commitment letter or any other financing.

        Under the commitment letter each of the lead banks has committed to provide 33 1/3% of the principal amount of the acquisition facility. The commitment letter contemplates that the arrangers will form a syndicate to provide such financing, but the lead banks are severally committed to provide the financing, if a syndicate is not formed, or to provide any portion of the financing that members of the syndicate, if one is formed, have not committed to provide.

        The lead banks' respective commitments to provide their respective portions of the acquisition facility is subject to a number of conditions precedent, including:

  •
  the negotiation, execution and delivery of definitive documentation with respect to the acquisition facility reasonably satisfactory to the lead banks and the arrangers and any other lenders;

  •
  the absence of any event, condition, change, occurrence or development of a state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect (as defined below);

  •
  the syndication requirements set forth in the commitment letter having been satisfied with sufficient time (not to exceed 30 days) to provide for a syndication of the acquisition facility prior to closing;

  •
  the merger shall have been consummated in accordance with the merger agreement without waiver or amendment thereof, which waiver or amendment would be material and adverse to the lenders unless consented to by the arrangers;

  •
  each of the arrangers and lead banks shall have received:

  •
  audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Anadarko, the Company and the other acquired business for each of the last three fiscal years ending more than 90 days prior to the initial funding under the acquisition facility,

  •
  unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of each of Anadarko, the Company and the other acquired business for each fiscal quarter of the current fiscal year ending more than 45 days prior to the initial funding under the acquisition facility and for the comparable periods of the preceding fiscal year (with respect to which the independent auditors shall have performed an SAS 100 review),

  •
  a pro forma consolidated balance sheet and related statements of income and cash flows for Anadarko, as well as pro forma levels of EBITDA, for the last fiscal year covered by the audited financial statements and for the latest four-quarter period ending more than 45 days prior to the initial funding under the acquisition facility, in each case after giving effect to the acquisitions of the Company and the other acquired business, the borrowings under the acquisition facility, the repayment of up to $2.9 billion of the Company's debt and up to $600 million of the debt of the other acquired business, and the payment of fees and expenses related to such transactions; and

  •
  forecasts of the financial performance of Anadarko and its subsidiaries on an annual basis, through 2008;

  •
  the sources and uses of funds shall be as set forth in the commitment letter;

  •
  the receipt by the arrangers, on behalf of the lenders, of all opinions, certificates (including a solvency certificate) and closing documentation as the arrangers shall reasonably request, in form and substance reasonably satisfactory to the arrangers;

  •
  all costs, fees, expenses (including, without limitation, legal fees and expenses and the fees and expenses of appraisers, consultants and other advisors) and other compensation payable to the lenders, the arrangers and the administrative agent shall have been paid to the extent due; and

  •
  the arrangers shall have received, at least five business days prior to the initial funding under the acquisition facility, all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

        The respective commitments of the lead banks to fund their respective portions of the acquisition by Anadarko of the Company and the other transactions related to the Company and the respective commitments of the lead banks to fund their respective portions of the acquisition by Anadarko of the other business not affiliated with the Company and other transactions related to such other business are separate and independent and the failure to satisfy any condition to fund in respect of one acquisition and the related transactions (including, without limitation, the provision of any information related to such acquisition and the related acquired business) shall not affect the obligations of the lead banks to fund their respective commitments in respect of the other acquisition and related transactions if the conditions precedent thereto set forth in the commitment letter have been satisfied.

        For purposes of the commitment letter a "Company material adverse effect" means a material adverse effect on:

  •
  the business, operations, assets, liabilities, condition (financial or other) or results of operations of the Company and its subsidiaries considered as a single enterprise; or

  •
  the ability of the Company to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement.

        However, any event, condition, change, occurrence or development of a state of circumstances which (i) adversely affects the oil and gas exploration and development industry generally (including changes in commodity prices, general market prices, interest rates and regulatory changes), (ii) arises out of general political, economic or industry conditions (and in each case does not disproportionately affect the Company and its subsidiaries considered as a single enterprise), (iii) results from or is caused by natural disasters (including hurricanes), occurring after the date of the merger agreement (and in each case does not disproportionately affect the Company and its subsidiaries considered as a single enterprise) or (iv) (other than with respect to the Company's representations and warranties regarding the absence of conflicts with, or in the case of agreements, defaults under, organizational documents of the Company and its subsidiaries, agreements of the Company and its subsidiaries and laws) arise out of, result from or relate to the transactions contemplated by the merger agreement or the announcement thereof, will not be considered in determining whether a Company material adverse effect has occurred.

        The commitment letter and the commitments of the arrangers and lead banks thereunder will expire on January 10, 2007 if the closing of the acquisition of the Company pursuant to the merger agreement shall not have occurred.

Amendments to Company Rights Agreement

        On June 23, 2006, the Company and UMB Bank, N.A. entered into the Second Amendment to the Rights Agreement dated as of July 26, 2001, and amended as of July 30, 2001, by and between the Company and UMB Bank, N.A. as rights agent. The merger agreement required the Company to enter into this amendment to render the rights agreement inapplicable to the:

  •
  approval, execution or delivery of the merger agreement,

  •
  announcement of the merger,

  •
  consummation of the merger and the other transactions contemplated by the merger agreement, or

  •
  acquisition of the Company common stock pursuant to the merger or the merger agreement.

        In addition, the Second Amendment to the Rights Agreement provides for (i) the extension of the expiration date of the rights agreement, from July 26, 2006 to July 22, 2016; and (ii) the termination of the rights agreement upon the earliest of the expiration date, redemption, exchange or immediately prior to the effective date of the merger.

Regulatory Approvals

        The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder require that Anadarko and the Company file notification and report forms with respect to the merger and transactions contemplated by the merger agreement with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, or FTC. The Company and Anadarko filed the necessary forms with the Antitrust Division and the FTC on June 29, 2006. The associated initial 30-day waiting period will expire on July 31, 2006, unless a request is made for additional information or documentary material or the waiting period is earlier terminated. If either the FTC or the Antitrust Division makes a request for additional information or documentary materials, the waiting period will expire 30 days after substantial compliance with the request.

        The FTC, the Antitrust Division or others could take action under the antitrust laws with respect to the merger, including seeking to enjoin the completion of the merger or seeking the divestiture by Anadarko of all or part of the Company's shares or assets, or of other business conducted by Anadarko or its affiliates, or seeking to subject the Company, Anadarko or their affiliates to operating conditions, before or after we complete the merger. We cannot assure you that an antitrust challenge to the merger will not be made and, if such a challenge is made, we cannot predict the result.

Litigation Challenging the Merger

        On June 26, 2006, a complaint was filed in the District Court of Oklahoma County, Oklahoma styled John Rinderknecht, On Behalf of Himself and All Others Similarly Situated v. Kerr-McGee Corp., Luke R. Corbett, Sylvia A. Earle, Martin C. Jischke, Leroy C. Richie, William E. Bradford, David C. Genever-Watling, Farah M. Walters, Robert O. Lorenz, Michael Portillo, William F. Wallace and Ian L. White-Thomson. The plaintiff alleges that he is a shareholder of the Company, and he purports to sue on behalf of a class of other Company shareholders. The complaint alleges that the Company and its directors engaged in self-dealing and breached fiduciary duties owed to the Company's shareholders in connection with the merger agreement. Among other things, the complaint seeks to enjoin and prevent the parties from completing the merger until the Company adopts and implements a procedure to obtain the highest possible price for the Company shareholders. The Company believes that the material allegations in the complaint are without merit and intends to defend the action vigorously.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section contains a summary of the material U.S. federal income tax consequences of the merger to holders of the Company common stock. This summary is based on (1) the Internal Revenue Code of 1986, as amended, which is referred to as the "Code" in this proxy statement, (2) regulations promulgated under the Code, (3) administrative rulings by the Internal Revenue Service and (4) court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular stockholder. In addition, this summary does not address the U.S. federal income tax consequences of the merger to stockholders who are subject to special treatment under U.S. federal income tax law, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, dealers in securities, holders who hold their common stock as part of a hedge, straddle or conversion transaction, holders who acquired common stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code, and holders who do not hold their shares of the Company common stock as "capital assets" within the meaning of Section 1221 of the Code. This summary does not address the tax consequences of the merger under state, local or foreign tax laws.

        This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each stockholder should consult the stockholder's individual tax advisors about the particular tax consequences of the merger to that stockholder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

        Except for the discussion under "Foreign Stockholders; Special Rules for exchange of shares in United States real property holding companies," this summary only applies to a stockholder who is a U.S. holder. A U.S. holder is a beneficial owner of shares of Company common stock who is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States or any political subdivision of the United States;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; and

  •
  a trust (1) if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons have the authority to control all the trust's substantial decisions or (2) that has made an election to be treated as a United States person.

        If a partnership or other pass-through entity holds shares of the Company common stock, then the tax treatment of a partner or owner of the entity will generally depend on the status of the partner or owner and the activities of the partnership or pass-through entity. Accordingly, we urge partnerships and other pass-through entities that hold shares of the Company common stock and partners or owners in such partnerships or pass-through entities to consult their tax advisors about the particular tax consequences of the merger to those stockholders.

Exchange of Common Stock for Cash

        A stockholder of the Company who receives cash in the merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the holder's adjusted tax basis in the Company common stock surrendered. Any such gain or loss generally will be capital gain or loss if the Company common stock is held as a capital asset at the effective time of the merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the holder has held the Company common stock for more than one year prior to the effective time of the merger. If the holder has held the Company common stock for one year or less prior to the effective time of the merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, long-term capital gain for non-corporate taxpayers is taxed at a maximum federal tax rate of 15%. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

        In general, the Company will be required to report information to the Internal Revenue Service with respect to the cash paid to a stockholder in the merger. Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent will be required to withhold, and will withhold, 28% of all cash payments to which a holder of the Company common stock is entitled pursuant to the merger agreement unless the holder provides a tax identification number (social security number in the case of an individual or employer identification number in the case of other holders), certifies that such number is correct, certifies that no backup withholding is otherwise required, and otherwise complies with the backup withholding rules. Each stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent in order to provide the information and certification necessary to avoid backup withholding, unless an exemption applies and is satisfied in a manner satisfactory to the paying agent. Backup withholding is not an additional tax; any amounts that we are required to withhold may be credited against the U.S. federal income tax liability of the stockholder subject to backup withholding. If backup withholding results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the Internal Revenue Service if you provide required information in a timely manner.

Foreign Stockholders; Special Rules for Exchange of Shares in United States Real Property Holding Companies

        The following discussion applies only to foreign stockholders. Foreign stockholders are beneficial owners of shares of Company common stock (other than partnerships) who are not U.S. holders as defined above.

        Any gain realized by a foreign stockholder on the disposition of shares pursuant to the merger generally will not be subject to United States federal income tax unless:

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  the gain is effectively connected with a trade or business of the foreign stockholder in the United States (and, if required by an applicable treaty, is attributable to a United States permanent establishment);

  •
  the foreign stockholder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

  •
  the stock disposed of pursuant to the merger is considered a United States real property interest, which is referred to herein as a USRPI.

        Stock disposed of by a foreign stockholder pursuant to the merger will be considered a USRPI only if (a) the Company is a United States real property holding corporation and (b) the foreign stockholder owns, or has owned within the five-year period ending on the effective date of the merger, more than 5% of the Company's common stock. The Company believes that it is a United States real property holding corporation. Thus, if a foreign stockholder owns, or has owned during the five-year period ending on the effective date of the merger, more than 5% of our stock, such foreign stockholder will be subject to United States federal income tax on the gain realized on the disposition of shares pursuant to the merger.

APPRAISAL RIGHTS

        Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to seek appraisal of your shares of the Company common stock and to receive payment in cash for the fair value of your Company common stock, as determined by a Delaware Court of Chancery, in lieu of the merger consideration. The "fair value" of your shares as determined by the Court of Chancery may be more or less than, or the same as, the value that you are entitled to receive under the terms of the merger agreement. Stockholders who elect to exercise appraisal rights must comply with the provisions of Section 262 of the Delaware General Corporation Law, or DGCL, in order to perfect their rights. Strict compliance with the statutory procedures will be required. Failure to follow precisely any of the statutory requirements may result in the loss of your appraisal rights. A copy of Section 262 is attached to this proxy statement as Appendix D.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and it is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Appendix D to this proxy statement.

        Section 262 requires that stockholders be notified that appraisal rights will be available not less than 20 days before the special meeting to vote on the merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes the Company's notice to its stockholders that appraisal rights are available in connection with the merger in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Appendix D because failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under Delaware law.

        If you elect to demand appraisal of your shares, you must satisfy each of the following conditions:

  •
  you must deliver to the Company a written demand for appraisal of your shares before the vote with respect to the merger is taken, which must reasonably inform us of the identity of the holder of record of our common stock who intends to demand appraisal of his, her or its shares of common stock; and

  •
  you must not vote in favor of adoption of the merger agreement.

        If you fail to comply with either of these conditions and the merger is completed, then you will be entitled to receive payment for your shares of the Company common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of the Company common stock. Voting against or failing to vote for adoption of the merger agreement by itself does not constitute a demand for appraisal within the meaning of Section 262. A vote in favor of the adoption of the merger agreement, by proxy or in person, will constitute a waiver of your appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

        All demands for appraisal should be addressed to the Secretary of the Company, P.O. Box 25861, Oklahoma City, Oklahoma 73125, before the vote on the merger is taken at the special meeting. All demands for appraisal should be executed by, or on behalf of, the record holder of the shares of the Company common stock for which appraisal is sought. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares.

        To be effective, a demand for appraisal by a stockholder of the Company must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder's name appears on the stockholder's stock certificate(s). The demand cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of those shares.

        If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of the Company common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        Within 10 days after the effective date of the merger, the Company, as the surviving corporation in the merger, must give written notice that the merger has become effective to each Company stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. At any time within 60 days after the effective date, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the payment specified by the merger agreement for that stockholder's shares of the Company common stock. Within 120 days after the effective date, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The surviving corporation has no obligation to file such a petition if there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder's previous written demand for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Company, as the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to stockholders who have demanded appraisal, the Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Court of Chancery may require stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of the Company common stock, the Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest. When the value is determined, the Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their shares. The Court of Chancery may determine to direct the surviving corporation to pay interest on the fair value accrued while the appraisal proceeding was pending to the stockholders who exercised their appraisal rights.

        In determining fair value, the Court of Chancery is required to take into account all relevant factors. You should be aware that the fair value of your shares as determined under Section 262 could be more or less than, or the same as, the value that you are entitled to receive under the terms of the merger agreement.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Court of Chancery as the Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. Any stockholder who had demanded appraisal rights will not, after the effective date of the merger, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective date of the merger; however, if no petition for appraisal is filed within 120 days after the effective date of the merger, or if the stockholder delivers a written withdrawal of that stockholder's demand for appraisal and an acceptance of the merger within 60 days after the effective date of the merger, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the cash payment for shares of the stockholder's Company common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation and must, to be effective, be made within 120 days after the effective date.

        In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

TERMS OF THE MERGER AGREEMENT

        This section summarizes the material provisions of the merger agreement. The following summary is qualified entirely by reference to the complete text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement and is incorporated in this proxy statement by reference. We urge you to read the merger agreement carefully and in its entirety.

        You should not rely upon the representations and warranties in the merger agreement or the description of them in this proxy statement as statements of factual information about either the

Company or Anadarko and Merger Sub. These representations and warranties were made by the Company and Anadarko and Merger Sub only for purposes of the merger agreement, were made solely to each other as of the date specified in the merger agreement and are subject to modification or qualification by other disclosures made by the parties to each other in connection with the merger agreement, including important modifications and limitations set forth in disclosure letter delivered by the Company to Anadarko. Some of these representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality that is different from that generally applicable to public disclosures by the Company and Anadarko. The representations and warranties are reproduced and summarized in this proxy statement solely to provide information regarding the contractual terms of the merger agreement and not to provide you with any information about either the Company or Anadarko. Information about the Company and Anadarko and Merger Sub can be found elsewhere in this document and in other public filings that the Company and Anadarko make with the SEC, which are available without charge at www.sec.gov. See "Where Stockholders Can Find More Information" on page 67.

General; The Merger

        The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such subsequent time thereafter as is provided in the certificate of merger.

        At the effective time of the merger, upon the terms and subject to the conditions of the merger agreement and the Delaware General Corporation Law, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation, wholly owned by Anadarko. At the effective time of the merger, each outstanding share of the Company common stock (other than shares of the Company common stock that are owned by the Company, any Company subsidiary, Anadarko, Merger Sub, or any wholly-owned subsidiary of Anadarko, and shares of Company common stock held by stockholders who properly exercise their statutory appraisal rights) will, by virtue of the merger and without any action by its holder, be cancelled, retired and will cease to exist and will be converted automatically into the right to receive the merger consideration.

Certificate of Incorporation; Bylaws; Directors and Officers

        The certificate of incorporation and by-laws of the Company will be amended at the effective time of the merger and, as amended, will be the certificate of incorporation and by-laws of the surviving corporation until thereafter amended.

        The Company will cause all directors of the Company to resign immediately prior the effective time of the merger. The directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation, and the officers of Merger Sub immediately before the effective time of the merger will be the officers of the surviving corporation, in each case until their resignation or removal or until their respective successors are elected or appointed and qualified.

Conversion of Securities

        At the effective time of the merger, by virtue of the merger and without any action on the part of Anadarko, Merger Sub, the Company or any of our stockholders:

  •
  each share of the Company common stock issued and outstanding immediately before the effective time of the merger, except for shares described in the two bullet points immediately below and for shares held by stockholders who properly exercise their statutory appraisal rights, will be cancelled and retired and will cease to exist and will be converted into the right to receive the merger consideration payable to the holder thereof upon surrender of the certificate representing such shares. Each holder of a certificate or certificates representing any such shares will cease to have any rights with respect thereto, except the right to receive the merger consideration upon the surrender of such certificate in accordance with the terms of the merger agreement;

  •
  each share of the Company common stock that is held by the Company as treasury stock or owned by Anadarko, Merger Sub or any wholly-owned subsidiary of Anadarko will automatically be cancelled, and no payment of the merger consideration will be made with respect to these shares;

  •
  each share of the Company common stock that is owned by any Company subsidiary shall not be cancelled and shall remain outstanding; and

  •
  each share of common stock of Merger Sub outstanding immediately before the effective time of the merger will be converted into one share of common stock of the surviving corporation.

Treatment of Options, Performance Units and Restricted Stock

        The merger agreement provides that at the effective time of the merger, each outstanding unexercised option (that has not expired or been terminated) to purchase shares of Company common stock granted to a current or former employee, director, independent contractor of the Company, any Company subsidiary or any of their predecessors, will fully vest, and be terminated and cancelled. At the effective time of the merger, under the merger agreement, each holder of such an option will be entitled to receive the net amount of: (x) the product of the excess of the merger consideration over the exercise price per share of the option, multiplied by the number of shares subject to the option, less (y) any applicable withholding for taxes.

        Option holders will receive a written notice stating that upon acceptance of the cash payment, the option holder understands that no further payment is due to him or her on account of any options and that all of such holder's rights under the options have terminated.

        The merger agreement provides that all performance units granted under the Company's compensation plans will be terminated, and, to the extent applicable, paid out in accordance with the terms of the plan under which they were granted.

        The merger agreement also provides that the Company Board of Directors (or the appropriate committee of the Board of Directors) will adopt resolutions or take such other actions to cause all restrictions on the then-outstanding shares of the Company's restricted stock to lapse immediately prior to the effective time of the merger. Accordingly, each holder of shares of restricted stock will be treated as a holder of unrestricted Company common stock issued and outstanding as of immediately prior to the effective time of the merger.

Appraisal Rights

        The merger agreement provides that shares of the Company common stock held by stockholders who properly demand appraisal pursuant to Section 262 of the DGCL shall not be converted into the right to receive the merger consideration. They shall instead be entitled to payment of the "fair value" of their shares in accordance with Section 262 of the DGCL. If a stockholder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL, then the right to appraisal shall cease and that stockholder's shares shall be deemed to be converted as of the effective time of the merger into, and shall become exchangeable solely for, the right to receive the merger consideration.

Representations and Warranties

        The Company has made representations and warranties to Anadarko and Merger Sub with respect to, among other matters:

  •
  the Company's and its subsidiaries' corporate organization, standing and power, and authority to own, lease and operate their properties and business;

  •
  capitalization;

  •
  corporate power and authority to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

  •
  the Company's ability to enter into the merger agreement and consummate the merger without conflict with, or violation of, its organizational documents, contracts, judgments or any laws;

  •
  governmental and other approvals required to be obtained by the Company and its subsidiaries in order to complete the merger;

  •
  subsidiaries;

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  the Company's documents filed with the SEC and the accuracy of information contained in those documents;

  •
  the absence of certain material changes or events with respect to the Company since December 31, 2005;

  •
  litigation matters;

  •
  the accuracy of the information supplied by the Company for inclusion in this proxy statement;

  •
  broker's or finder's fees;

  •
  matters relating to the Company's and its subsidiaries' employee benefit plans and executive severance matters;

  •
  the recommendation of the Company's Board of Directors, the requisite vote of the Company's stockholders and the fairness opinions of JPMorgan and Lehman Brothers;

  •
  tax matters;

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  environmental matters;

  •
  compliance with applicable laws;

  •
  employment matters;

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  regulatory matters;

  •
  accuracy of the Company's oil and gas reserve reports;

  •
  accuracy of the Company's public disclosure of outstanding hydrocarbon and financial hedging positions;

  •
  title to certain assets;

  •
  certain matters relating to the Natural Gas Act of 1938;

  •
  insurance;

  •
  material contracts;

  •
  the applicability of Section 203 of the Delaware General Corporation Law or other similar state laws and matters relating to the rights agreement; and

  •
  certain matters relating to the Foreign Corrupt Practices Act and other applicable anti-bribery laws.

        Anadarko and Merger Sub have made representations and warranties to the Company with respect to, among other matters:

  •
  corporate organization, standing, and power, and authority to own, lease and operate their properties;

  •
  the corporate power and authority to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

  •
  the ability to enter into and consummate the merger agreement without conflict with, or violation of, their organizational documents, contracts, judgments or any laws;

  •
  governmental and other approvals required to complete the merger;

  •
  the accuracy of the information provided by Anadarko for inclusion in this proxy statement;

  •
  broker's or finder's fees; and

  •
  Anadarko's financing for the merger.

Covenants of the Company

        We have various obligations and responsibilities under the merger agreement from the date of the merger agreement until the effective time of the merger including, but not limited to, the following covenants:

        Conduct of Business.    The merger agreement provides that the Company and its subsidiaries must each, subject to specified exceptions, conduct its business only in the ordinary and usual course substantially consistent with past practices.

        The merger agreement also provides specific covenants as to various activities of the Company from the date of the merger agreement until the effective time of the merger. These covenants provide that, subject to specified exceptions, the Company will not, and will not permit any of its subsidiaries to:

  •
  (A) acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company subsidiaries, considered as a single enterprise, or (B) terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice or, in the case of acquisitions of oil and gas properties or interests therein, in excess of $50,000,000 in the aggregate;

  •
  acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

  •
  amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company subsidiaries, their respective constituent documents;

  •
  declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock, other than the declaration and payment of the regular quarterly cash dividends of $0.03125 per share;

  •
  purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, other than in connection with the relinquishment of shares by employees and directors of the Company in payment of withholding tax upon the vesting of restricted stock or forfeiture of shares due to termination of employment;

  •
  split, combine or reclassify any outstanding shares of its capital stock;

  •
  except for the Company common stock issuable upon exercise of options outstanding on the date of the merger agreement (or, to the extent permitted under the merger agreement, granted after the date of the merger agreement) and the vesting of restricted stock awards granted prior to the execution of the merger agreement, issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date of the merger agreement;

  •
  modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any of the Company subsidiaries having an aggregate principal amount in excess of $50,000,000;

  •
  incur any indebtedness for borrowed money, except indebtedness incurred in the ordinary course of business and letters of credit required under the Company's hedging agreements in order to satisfy margin requirements, but only if the amount of such indebtedness (not including such letters of credit) plus all other indebtedness of the Company then outstanding (determined in accordance with GAAP), does not exceed the Company's indebtedness outstanding as of March 31, 2006, by more than $400,000,000;

  •
  assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other person, or make any loans or advances, except (A) to or for the benefit of the Company's subsidiaries or (B) for those not in excess of $50,000,000 in the aggregate;

  •
  create or assume any material lien on any material asset;

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  authorize, recommend or propose any material change in the Company's capitalization;

  •
  except in connection with the routine promotions of certain employees or to the extent required in a written contract or agreement (including any Company employee benefit plan) in existence as of the date of the merger agreement, (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company subsidiary, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any of its subsidiaries, (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company subsidiary not required by any existing agreement or employee benefit plan, (G) take any action that would result in its incurring any obligation for certain ERISA payments or benefits (without regard to whether the transactions contemplated by the merger agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of the merger agreement, or (H) take any action that would result in any plan, program or agreement violating Section 409A of the Internal Revenue Code or provide any employee entitlement to a tax gross-up or similar payment for any excise tax that may be due under Section 409A;

  •
  execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

  •
  except in the ordinary course of business, consistent with past practice, make any changes in its reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any tax election or file any material amended tax return; make any change to its method of reporting income, deductions, or other tax items for tax purposes; settle or compromise any tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

  •
  settle, compromise or otherwise resolve any litigation or other legal proceedings except in the ordinary course of business consistent with past practice and only to the extent that the aggregate of all such settlements or payments would not result in liability to the Company and the Company subsidiaries in excess of the amount reserved for such litigation and legal proceedings so settled, compromised or resolved reflected on the most recent balance sheet included in the Company's financial statements plus $10,000,000;

  •
  other than in the ordinary course of business, pay or discharge any claims, liens or liabilities involving more than $2,500,000 individually or $10,000,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company's financial statements;

  •
  write off any accounts or notes receivable in excess of $2,500,000;

  •
  make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2006 capital expenditure plan previously provided to Anadarko, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operations for which the Company has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well, pipeline or other facility;

  •
  except for derivative activity supporting third party marketing, make or assume any hedge or derivative transaction within the coverage of SFAS No. 133;

  •
  enter into new contracts to sell crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith other than in the ordinary course of business at market pricing, but in no event having a duration longer than six months;

  •
  fail to timely meet its royalty payment obligations in connection with its oil and gas leases to the extent such failure has or would reasonably be expected to have a material adverse effect on the Company;

  •
  enter into any agreement, arrangement or commitment that materially limits or otherwise materially restricts the Company or any Company subsidiary, or that would reasonably be expected to, after the effective time of the merger, materially limit or restrict Anadarko or any of its subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Anadarko or any of its subsidiaries;

  •
  except in the ordinary course of business, consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which the Company is a party;

  •
  take any action that would give rise to a claim under the Workers Adjustment and Retraining Notification Act of 1989, also known as the WARN Act, or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act) without in good faith attempting to comply with the WARN Act;

  •
  organize or acquire any subsidiary;

  •
  enter into any commitment or agreement to license or purchase seismic data that will cost in excess of the aggregate budgeted amount set forth in the Company's fiscal 2006 plan previously provided to Anadarko, other than pursuant to existing agreements or commitments;

  •
  except for the amendments required by the merger agreement, amend, modify or waive any provision of the Company's Rights Agreement or take any action to redeem the rights under such agreement or render the rights under such agreement inapplicable to any transaction other than the merger unless, and only to the extent that, the Company is required to do so by order of a court of competent jurisdiction;

  •
  grant approval for purposes of Section 203 of the DGCL of any "business combination" or any acquisition of "voting stock" of the Company, each as defined in Section 203 of the DGCL;

  •
  adopt a plan of complete or partial liquidation, dissolution, or reorganization;

  •
  except as permitted by the merger agreement, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of the conditions regarding the accuracy of the Company's representations and warranties or performance in all material respects of the Company's obligations under the merger agreement, or that would materially impair the ability of the Company, Anadarko, Merger Sub or the Company stockholders to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation;

  •
  release any third party from the confidentiality and standstill provisions of any agreement to which the Company or any of the Company subsidiaries is a party, and the Company and Company subsidiaries shall enforce any such provisions contained in such agreements and not waive any of the provisions thereof; or

  •
  take or agree in writing or otherwise to take any of the foregoing actions.

        No Solicitation of Other Offers.    The merger agreement provides that the Company will not, and will cause its subsidiaries and its and their respective officers, directors, investment bankers, attorneys and other advisors and representatives not to:

  •
  solicit, initiate or encourage the submission of any takeover proposal (as defined below);

  •
  approve or recommend any takeover proposal, enter into any agreement, agreement in principle or letter of intent with respect to any takeover proposal; or

  •
  participate or engage in any discussions or negotiations regarding, or furnish to any person any information with respect to, or knowingly take any action to facilitate any inquires or the making of any proposal that constitutes, or would reasonably be expected to lead to, a takeover proposal.

        The foregoing does not prohibit the Company or our Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party, if, in the good faith judgment of our Board of Directors (after consultation with outside counsel) failure to so disclose would violate its obligations under applicable law and provided that our Board of Directors will not recommend that the stockholders of the Company tender their Company common stock in connection with any such tender or exchange offer unless our Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) that such tender or exchange offer is a superior proposal (as defined below).

        If prior to adoption of the merger agreement by the stockholders, the Company receives an unsolicited written takeover proposal from a third party that our Board of Directors determines in good faith (after consultation with its financial advisor and outside legal counsel) is, or is reasonably likely to result in, a superior proposal, then the Company and its representatives may conduct such additional discussions (including solicitation of a revised takeover proposal) and provide such information as our Board of Directors shall determine, but only if, prior to such provision of such information or conduct of such additional discussions such third party shall have entered into a confidentiality agreement that is no less favorable to the Company than the confidentiality agreement executed by the Company and Anadarko (except that the confidentiality agreement with such third party need not contain any "standstill" or similar covenant), and such confidentially agreement shall contain additional provisions that expressly permit the Company to comply with the provisions of the merger agreement. In the event that the Company enters into such a confidentiality agreement with the person making a takeover proposal that does not include a "standstill" provision or contains a "standstill" provision that is less favorable to the Company, Anadarko will be released from the "standstill" provision contained in the confidentiality agreement executed by the Company and Anadarko to the extent necessary to render Anadarko's "standstill" provisions no more favorable to the Company than the "standstill" applicable to the person making such takeover proposal.

        If our Board of Directors determines in its good faith judgment, after consultation with outside legal counsel, that it is required to do so in order to comply with its fiduciary duties under applicable law, then our Board of Directors may, at any time prior to the merger agreement having been approved by the stockholders:

  •
  fail to make, withdraw (or amend or modify in a manner adverse to Anadarko or Merger Sub), or publicly propose to withdraw (or amend or modify in a manner adverse to Anadarko or Merger Sub), the recommendation or declaration of advisability by our Board of Directors of the merger agreement, the merger or the other transactions contemplated by the merger agreement or recommend, or publicly propose to recommend any takeover proposal; or

  •
  after following the procedure in the applicable termination section, allow the Company to enter into a binding written agreement concerning a transaction that constitutes a superior proposal.

        The Company has agreed to advise Anadarko promptly (and in any event, within 48 hours), orally and in writing, of any takeover proposal, any request for information with respect to any takeover proposal, or any inquiry with respect to or which could result in a takeover proposal, the material terms and conditions of such request, takeover proposal or inquiry, and the identity of the person making the same. We have agreed to provide Anadarko with a copy of any written request or takeover proposal or other document relating to a takeover proposal. We have also agreed to keep Anadarko promptly and fully informed of the status and details (including amendments) of any such request, takeover proposal or inquiry and to promptly provide Anadarko with a copy of any non-public information furnished to the person making such request, takeover proposal or inquiry.

        As used in this proxy statement and in the merger agreement, the following terms have the meanings set forth below:

        A "takeover proposal" means any inquiry, proposal or offer from any person (other than Anadarko, Merger Sub or any of their affiliates) relating to:

  •
  any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving the Company or any Company subsidiary of (x) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its subsidiaries, taken as a whole immediately prior to such transaction, or (y) 10% or more of the outstanding shares of Company common stock or any other class of capital stock of the Company or capital stock of, or other equity or voting interests in, any of the Company subsidiaries in each case other than the transactions contemplated by the merger agreement; or

  •
  any purchase or sale of, or tender offer or exchange offer for, capital stock of the Company or any Company subsidiary that if consummated would result in any person beneficially owning 10% or more of any class of capital stock of the Company or any Company subsidiary.

A "superior proposal" means any bona fide written takeover proposal to effect

  •
  a merger, consolidation, reorganization, share exchange, tender offer, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders cease to own at least 80% of the voting securities of the ultimate parent entity resulting from such transaction; or

  •
  the sale of all or substantially all of the assets of the Company,

which in any such case is on terms that our Board of Directors determines in its good faith judgment (after consultation with its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such takeover proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the person making the takeover proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals,

  •
  would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the merger (including the terms of any proposal by Anadarko to modify the terms of the merger); and

  •
  is reasonably likely to be financed and otherwise completed without undue delay.

        Stockholders meeting and solicitation of proxies.    The Company has agreed that unless our Board of Directors has withdrawn its recommendation of the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with the terms of the merger agreement at a time that a takeover proposal is outstanding, it will:

  •
  hold the meeting of stockholders as soon as practicable following the date this proxy statement was mailed; and

  •
  not postpone or adjourn the stockholders meeting without Anadarko's consent other than for the absence of a quorum or to allow reasonable time for the filing and mailing of supplemental disclosure to the Company's stockholders.

        Unless our Board of Directors has withdrawn its recommendation of the merger in accordance with the merger agreement, the Company has agreed to use its reasonable best efforts to solicit proxies in favor of adoption of the merger agreement.

Covenants of Anadarko and Merger Sub

        Anadarko and Merger Sub have various obligations and responsibilities under the merger agreement, from the date of the merger agreement until the effective time of the merger, including, but not limited to, the following covenants:

        Conduct of Business.    The merger agreement provides that Anadarko will not, and will not permit any of its subsidiaries to:

  •
  acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would reasonably be expected to have a material adverse effect on the ability of Anadarko or Merger Sub to perform their obligations under the merger agreement or to consummate the merger or materially delay the consummation of the transactions contemplated by the merger agreement;

  •
  adopt or propose to adopt any amendments to its charter documents which would reasonably be expected to have a material adverse effect on the ability of Anadarko or Merger Sub to perform their obligations under the merger agreement or to consummate the merger;

  •
  adopt a plan of complete or partial liquidation or dissolution of Anadarko;

  •
  knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of the condition to closing regarding the accuracy of Anadarko's and Merger Sub's representations and warranties or performance in all material respects of their obligations under the merger agreement, or that would materially impair the ability of the Company, Anadarko, Merger Sub or the holders of shares of Company common stock to consummate the merger in accordance with the terms of the merger agreement or materially delay such consummation; or

  •
  take or agree in writing or otherwise to take any of the foregoing actions.

        Indemnification; Directors' and Officers' Insurance.    The merger agreement provides that Anadarko and Merger Sub agree that all rights to indemnification by the Company now existing in favor of each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time of the merger an officer or director of the Company or any Company subsidiary or an employee of the Company or any Company subsidiary who acts as a fiduciary under any of the Company's employee benefit plans as provided in the Company's articles of incorporation or bylaws, in each case as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the merger and shall remain in full force and effect. After the merger, Anadarko and the surviving corporation will be jointly and severally liable to pay and perform in a timely manner such indemnification obligations. For six years after the effective time of the merger, to the full extent permitted under applicable law, Anadarko and the surviving corporation will jointly and severally indemnify, defend and hold harmless each foregoing indemnified party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the effective time of the merger (including in respect of the merger agreement), and will reimburse each of such indemnified parties for any legal or other expenses reasonably incurred in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred.

        The merger agreement also provides that Anadarko will, for a period of six years after the effective time of the merger, maintain the Company's current policies of directors' and officers' liability insurance, which are referred to as the "current policies" in this proxy statement, with respect to claims arising from or related to facts or events that occurred at or before the effective time of the merger. The merger agreement provides that the surviving corporation may substitute policies of directors' and officers' insurance for the current policies, as long as the substitute policies provide at least the same coverage and amount, and contain terms and conditions that are no less advantageous to the directors and officers.

        Anadarko and the surviving corporation are not required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for the current policies. If the amount of the annual premiums necessary to maintain or procure the required insurance coverage exceeds that maximum amount, Anadarko and the surviving corporation are only required to maintain as much coverage as is reasonably practicable for that maximum amount. Anadarko will also have the right to satisfy the foregoing obligation by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the current policies.

        Employee Benefits.    The merger agreement provides that, subject to applicable law, the surviving corporation will assume and operate all Company employee benefit plans in accordance with their respective terms.

        At such time as determined by Anadarko, individuals who were employees of the Company or a Company subsidiary immediately prior to the effective time of the merger shall participate in Anadarko's compensation, severance, bonus, stock option and other incentive plans for which they are eligible pursuant to the terms and conditions of such plans, or in similar plans maintained by the surviving corporation, in each case consistent with the participation offered to Anadarko's employees holding similar positions. Each such plan will grant credit for all service prior to the effective time of the merger for purposes of vesting, eligibility to participate, and eligibility for early retirement subsidies and vacation time, but not for purposes of benefit accrual (except in limited circumstances). In addition, Anadarko has agreed to continue the Company's post-retirement health benefits plan at least until the earlier of the third anniversary of the merger or the date on which Anadarko terminates all of its post-retirement health benefit plans. The merger agreement requires Anadarko to continue the Company's severance and retention benefit plans at least until the first anniversary of the merger.

        During the plan year in which the effective time of the merger occurs, any group health plan established or maintained by Anadarko or the surviving corporation shall, with respect to any eligible individuals who were employees of the Company or a Company subsidiary immediately prior to the effective time of the merger or, as applicable, a family member of an eligible employee, (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered under any group health plan maintained by the Company prior to the effective time of the merger, (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the effective time of the merger, and (iv) accept rollovers of the health flexible spending account and dependent care accounts of such eligible employees.

        The merger agreement provides that if the Company's qualified defined benefit plan is merged into a qualified defined benefit plan of Anadarko, then participants in the Company's qualified defined benefit plan who are eligible to participate in that plan will accrue benefits following the merger of the plans to the same extent as similarly situated participants in Anadarko's plan. Benefits for the Company's employees under the merged plan will be calculated using a "two piece" formula, as described in the merger agreement, with the formula under the Company's qualified defined benefit plan applying to all service prior to the plan merger date and the formula under Anadarko's qualified defined benefit plan applying to all service after the plan merger date. The merger agreement provides that the Company's qualified defined benefit plan formula will not be amended after the effective date of the merger and it will not be terminated or frozen for purposes of future benefit accruals before any termination or freezing of future accruals by Anadarko under all of its tax-qualified defined benefit retirement plans.

        Amounts due to any employee of the Company under its SCORE Compensation Program will be paid on the earliest of (i) the Employee's involuntary termination of employment other than for cause, (ii) the date that Anadarko or the surviving corporation pay their 2006 annual incentive compensation, or (iii) March 15, 2007. No payment shall be made under the SCORE Compensation Program if, before December 31, 2006, an employee terminates employment voluntarily (other than through retirement within the meaning of the SCORE Compensation Program) or is terminated for cause. Anadarko has also agreed to pay employees of the Company who remain employed through December 31, 2006, a pro rated incentive bonus for the period between the effective time of the merger and December 31, 2006.

        Anadarko has also agreed to assume the Company's obligations under continuity agreements with members of the Company's management.

        Merger Financing.    Anadarko is a party to a commitment letter dated June 22, 2006, with UBS Securities LLC, UBS Loan Finance LLC, Credit Suisse Securities (USA) LLC, Credit Suisse and Citigroup Global Markets, Inc. relating to the respective commitments of the lead banks to provide their respective portions of the financing required to consummate the merger, to refinance up to $2.9 billion of the indebtedness of the Company, and to pay related fees and expenses. The merger agreement provides that Anadarko and Merger Sub may not amend, supplement, modify or waive any provisions of the commitment letter and that Anadarko and Merger Sub shall use their respective best efforts to:

  •
  enter into definitive agreements with respect to, and to obtain funding under, such financing; and

  •
  take any and all commercially reasonable actions necessary to satisfy the conditions precedent set forth in such definitive agreements.

In the event that any portion of the financing becomes unavailable pursuant to the commitment letter referred to above, Anadarko and Merger Sub have agreed to obtain such portion from alternate sources.

        Board of Directors of Anadarko.    The merger agreement provides that, subject to the approval of the Nominating and Corporate Governance Committee of Anadarko's Board of Directors, Anadarko will cause Luke R. Corbett, Chairman and Chief Executive Officer of the Company, to be appointed to Anadarko's Board of Directors.

Other Covenants of the Parties

        The Company, Anadarko and Merger Sub have additional obligations and responsibilities under the merger agreement, from the date of the merger agreement until the effective time of the merger, including the following covenants:

        Consents and Approvals.    The Company, Anadarko and Merger Sub have agreed to, as promptly as practicable (and in any event within five business days) after the date of the merger agreement:

  •
  file or cause to be filed with the FTC and the Antitrust Division of the Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement as the "HSR Act"; and

  •
  file or cause to be filed with the Competition Bureau any notifications required to be filed under the Competition Act (Canada).

        The Company, Anadarko and Merger Sub have agreed to cooperate with each other and to:

  •
  promptly prepare and file all necessary documentation,

  •
  effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and

  •
  use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all governmental authorities and other parties,

that are necessary to consummate the merger or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Merger Sub, Anadarko or any of their respective subsidiaries is a party or by which any of them is bound.

        Under the merger agreement, the Company has the right to review and approve in advance all characterizations of the information relating to the Company and Anadarko shall have the right to review and approve in advance all characterizations of the information relating to Anadarko or Merger Sub and each of the Company and Anadarko has the right to review and approve in advance all characterizations of the information relating to the merger, in each case that appear in any material filing (including this proxy statement) made in connection with the merger. The Company, Anadarko and Merger Sub have agreed in the merger agreement to consult with each other with respect to obtaining any necessary permits, consents, approvals and authorizations of governmental entities or other third parties.

        The merger agreement requires each of the parties to use their respective best efforts to respond promptly to any requests for additional information made by either the FTC or the Antitrust Division, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. The parties have agreed not to extend directly or indirectly any waiting period under the HSR Act or enter into any agreement with a governmental authority to delay or not to consummate the merger, except with the prior written consent of the other parties to the merger agreement.

        The merger agreement requires that each of Anadarko and Merger Sub and the Company:

  •
  promptly notify the other party of any written communication to that party from any governmental authority and, subject to applicable law, permit the other party to review in advance any proposed written communication to any such governmental authority and incorporate the other party's reasonable comments,

  •
  not agree to participate in any substantive meeting or discussion with any such governmental authority in respect of any filing, investigation or inquiry concerning the merger agreement, the merger or the other transactions contemplated by the merger agreement unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend, and

  •
  furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such governmental authority or its staff on the other hand, with respect to the merger agreement, the merger and the other transactions contemplated by the merger agreement.

        If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the merger as violative of any antitrust law, or if any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to the Company that would make the merger illegal or would otherwise prohibit or materially impair or delay the consummation of the merger, each of Anadarko and Merger Sub shall use its best efforts to contest and resist any such action or proceeding, including by:

  •
  selling, holding separate or otherwise disposing of or conducting its business in a specified manner,

  •
  agreeing to sell, hold separate or otherwise dispose of or conduct its business in a specified manner, or

  •
  permitting the sale, holding separate or other disposition of, any assets of Anadarko and Merger Sub or their respective subsidiaries, or after the closing of the merger, the Company or the Company subsidiaries, and shall use its best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, that prohibits, prevents or restricts consummation of the merger.

        The Company will cooperate with Anadarko and Merger Sub in all respects in the implementation of any of the measures described in the preceding paragraph that is undertaken in order to permit consummation of the merger (including entering into agreements or taking such other actions prior to the closing as Anadarko and Merger Sub reasonably request to dispose of assets of the Company and the Company subsidiaries). The merger agreement provides that such dispositions may be made subject to the prior or simultaneous closing of the merger.

        Public Statements.    The merger agreement provides, among other things, that Anadarko and Merger Sub and the Company will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to the merger agreement and the merger. The parties have agreed not to issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or trading market.

        Further Assurances.    Subject to the terms and conditions provided in the merger agreement, each of the Company, Anadarko and Merger Sub has agreed to use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, the merger and the transactions contemplated by the merger agreement as soon as practicable following the date of the merger agreement including:

  •
  obtaining all consents, approvals, authorizations and actions or nonactions required for or in connection with the consummation of the merger and the transactions contemplated by the merger agreement;

  •
  the taking of all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a governmental authority;

  •
  the obtaining of all necessary consents from third parties;

  •
  contesting and resisting any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the merger or the transactions contemplated by the merger agreement; and

  •
  the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the merger agreement and to fully carry out the purposes of the merger agreement.

        Notification of Certain Matters.    The merger agreement provides that the Company will give prompt notice to Anadarko and Merger Sub, and use its commercially reasonable efforts to prevent or promptly remedy, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions to the obligations of Anadarko and Merger Sub to effect the merger (other than the conditions that also apply to the Company). Anadarko and Merger Sub will give prompt notice to the Company, and use their commercially reasonable efforts to prevent or promptly remedy, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions to the obligations of the Company to effect the merger (other than the conditions that also apply to Anadarko and Merger Sub).

        Expenses.    All fees and expenses incurred in connection with the merger will be paid by the party incurring the fees or expenses, whether or not the merger is consummated. However, if the merger agreement is terminated and a termination fee is payable as a result of such termination, then the allocable share of the Company and Anadarko for all expenses related to preparing, printing, filing and mailing this proxy statement and all filing fees incurred in connection with this proxy statement, the HSR Act and the Competition Act will be one-half each.

        Amendments.    The merger agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties, at any time before or after approval by the respective boards of directors of the parties or the parties' stockholders. After adoption by the stockholders of the Company, the merger agreement may not be amended in any way that materially adversely affects the rights of such stockholders (other than a termination of the merger agreement in accordance with the provisions thereof) without the further approval of such stockholders.

Conditions to the Completion of the Merger

        The obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the effective time of the merger of the following conditions:

  •
  the adoption of the merger agreement by stockholders holding a majority of the shares of our common stock outstanding and entitled to vote on the record date;

  •
  the expiration or termination of the waiting period (and any extensions thereof) under the HSR Act and, if required, the Competition Act (Canada); and

  •
  there shall be no preliminary injunction or other order or ruling issued by a court or any governmental authority, or any statute, rule, regulation or executive order enacted or promulgated by a governmental authority in effect that would make the merger illegal or would otherwise prevent the consummation of the merger.

        The obligations of Anadarko and Merger Sub to effect the merger are further subject to the satisfaction or waiver on or prior to the effective time of the merger of the following conditions:

  •
  The representations and warranties of the Company must be true and correct as of June 22, 2006 and as of the closing date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Company Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and Anadarko shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect;

  •
  the Company shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date, and Anadarko shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect; and

  •
  each of the directors of the Company shall have resigned immediately prior to the effective time of the merger.

        The obligations of the Company to effect the merger are further subject to the satisfaction or waiver, on or prior to the effective time of the merger of the following conditions:

  •
  The representations and warranties of Anadarko must be true and correct as of June 22, 2006 and as of the closing date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Anadarko Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Anadarko or Merger Sub to perform their obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement (an "Anadarko Material Adverse Effect"), and the Company shall have received a certificate signed on behalf of each of Anadarko and Merger Sub by the chief executive officer and the chief financial officer of each such entity to such effect; and

  •
  each of Anadarko and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing date, and the Company shall have received a certificate signed on behalf of each of Anadarko and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

        If any of these conditions is not satisfied or waived, then the merger will not be completed even if our stockholders vote to adopt the merger agreement.

        The merger agreement defines a "Company Material Adverse Effect" as a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or other) or results of operations of the Company and the Company subsidiaries considered as a single enterprise or (ii) the ability of the Company to perform its obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (i) adversely affects the oil and gas exploration and development industry generally (including changes in commodity prices, general market prices, interest rates and regulatory changes), (ii) arises out of general political, economic or industry conditions (and in each case does not disproportionately affect the Company and the Company subsidiaries considered as a single enterprise), (iii) results from or is caused by natural disasters (including hurricanes), occurring after the date of the merger agreement (and in each case does not disproportionately affect the Company and the Company subsidiaries considered as a single enterprise) or (iv) (other than with respect to the Company's representations regarding authorization and no conflicts) arise out of, result from or relate to the transactions contemplated by the merger agreement or the announcement thereof, will not be considered in determining whether a Company Material Adverse Effect has occurred.

Termination

        The merger agreement may be terminated under the following circumstances at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement.

  •
  Termination by mutual consent.    The merger agreement may be terminated by mutual written consent of Anadarko, Merger Sub and the Company.

  •
  Termination for failure to close prior to outside date.    The merger agreement may be terminated by either Anadarko or the Company if the merger is not consummated on or before the first business day of 2007 or, if the special meeting of stockholders is adjourned to a date after the first business day of 2007 due to an absence of a quorum or to allow additional time for the filing and mailing of supplemental or amended disclosure to the Company stockholders, then the date that is five business days following the special meeting of stockholders. This date is referred to in this proxy statement as the "outside date"; provided that the right to terminate under this provision shall not be available to any party whose failure to perform its obligations under the merger agreement has been the cause of, or resulted in, the failure of the merger occurring before the outside date.

  •
  Termination due to legal restraint.    The merger agreement may be terminated by either Anadarko or the Company if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition that would make the merger illegal or otherwise prevent the consummation of the merger shall be in effect and such judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition shall have become final and nonappealable; provided that the party seeking to terminate the merger agreement shall have used those efforts required under the merger agreement to resist, lift or resolve, as applicable, such judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition.

  •
  Termination for failure to obtain Company stockholder approval.    The merger agreement may be terminated by either Anadarko or the Company if, upon a vote at a duly held meeting to obtain our stockholders' adoption of the merger agreement, the merger agreement is not adopted; provided, that the merger agreement may not be terminated by Anadarko and Merger Sub pursuant to this provision if Anadarko and Merger Sub have not caused their shares of the Company common stock to be voted in favor of the adoption of the merger agreement.

  •
  Termination for an adverse recommendation change.    The merger agreement may be terminated by Anadarko if prior to adoption of the merger agreement by the Company's stockholders, the Company's Board of Directors fails to make, withdraws (or amends or modifies in a manner adverse to Anadarko or Merger Sub), or publicly proposes to withdraw (or amend or modify in a manner adverse to Anadarko or Merger Sub), the recommendation or declaration of advisability of the merger agreement, the merger or the other transactions contemplated by the merger agreement or recommends, or publicly proposes to recommend any takeover proposal.

  •
  Termination to accept a superior proposal.    The merger agreement may be terminated by the Company if prior to the adoption of the merger agreement by the Company's stockholders:

  •
  the Company has not breached the non-solicitation provisions of the merger agreement;

  •
  the Board of Directors of the Company has received a superior proposal, and authorizes the Company to enter into a binding written agreement concerning such transaction that constitutes such superior proposal and the Company notifies Anadarko in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,

    •
    Anadarko does not make, within 72 hours of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after consultation with its financial advisor and outside legal counsel) is at least as favorable to the Company's stockholders from a financial point of view as the superior proposal, and

    •
    the Company concurrently with such termination pays to Anadarko in immediately available funds the termination fee and the expense fee (as described below).

  •
  Termination for Company breach.    The merger agreement may be terminated by Anadarko if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition precedent to the completion of the merger set forth in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach.

  •
  Termination for Parent breach.    The merger agreement may be terminated by the Company if Anadarko breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition precedent to the completion of the merger set forth in the merger agreement and cannot be or has not been cured within 30 days after the giving of written notice to Anadarko of such breach.

Termination Fee and Expenses.

        The merger agreement provides that a termination fee of $493,000,000 will be payable by the Company to Anadarko if the merger agreement is terminated under any of the circumstances listed below.

  •
  The merger agreement is terminated by Anadarko for an adverse recommendation change;

  •
  The merger agreement is terminated by the Company to accept a superior proposal;

  •
  If (A) a takeover proposal in respect of the Company is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to the merger agreement having been approved by the required stockholder vote, (B) the merger agreement is terminated for failure to close prior to the outside date or failure to obtain Company stockholder approval and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a takeover proposal.

  •
  If (A) Anadarko terminates the merger agreement for Company breach, or the merger agreement is terminated for failure to close prior to the outside date at a time that a Company breach exists and (B) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a takeover proposal.

        With respect to the circumstances described in the last two bullet points above, each reference to 10% in the definition of "takeover proposal" in the merger agreement is replaced with a reference to 50%.

        If the merger agreement is terminated and the termination fee is payable as a result thereof, in addition to the payment of the termination fee, the Company is also required to reimburse Anadarko for all reasonable out-of-pocket expenses in connection with the merger agreement and the transactions contemplated hereby, up to a maximum of $10,000,000, which expense fee shall be payable at the same time as the termination fee.

MARKET PRICE OF THE COMPANY'S COMMON STOCK

        Our common stock is traded on the New York Stock Exchange under the symbol "KMG." The following table sets forth, for the periods indicated, the quarterly high and low closing sales prices on the New York Stock Exchange. On June 15, 2006, after a two-for-one stock split, our stock began trading on a post-split basis. All prices are shown on a post-split basis but for periods prior to the second quarter of 2006 have not been adjusted to reflect the Company's distribution to the holders of Company common stock of its interests in Tronox Incorporated, which was made on March 30, 2006.

	High	Low
2004
First quarter	$25.52	$22.76
Second quarter	26.44	22.82
Third quarter	28.00	24.34
Fourth quarter	30.27	27.23
2005
First quarter	39.67	26.74
Second quarter	38.55	33.86
Third quarter	47.32	36.47
Fourth quarter	46.34	38.88
2006
First quarter	53.21	44.71
Second quarter	69.45	44.68
Third quarter (through July 7, 2006)	69.55	69.40

        On June 22, 2006, the last trading day before the public announcement of the execution of the merger agreement, the closing sale price for the Company common stock as reported on the New York Stock Exchange was $50.30 per share. On July 7, 2006, the latest practicable trading day before the date of this proxy statement, the closing sale price for the Company common stock as reported on the New York Stock Exchange was $69.55 per share. Stockholders should obtain a current market quotation for the Company common stock before making any decision with respect to the merger. On July 6, there were approximately 18,435 holders of record of the Company common stock.

        Except for the regular quarterly cash dividend of $0.03125 per share (on a post-split basis), under the merger agreement, we have agreed not to pay any cash dividends on our common stock before the closing of the merger or the termination of the merger agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Certain Beneficial Owners

        To the best of the Company's knowledge, no person beneficially owned more than 5% of any class of the Company's outstanding voting securities at the close of business on June 23, 2006, except as set forth below.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Class*
NWQ Investment Management Company, LLC(1)	29,109,526	12.82%
State Street Bank and Trust Company(2)	13,702,006	6.03%

*
Based on outstanding shares as of June 21, 2006, totaling 227,123,046 (including restricted common stock but excluding shares owned by Company subsidiaries).

(1)
NWQ Investment Management Company, LLC, 2049 Century Park East, 16th Floor, Los Angeles, CA 90067, has sole power to vote 25,249,054 shares and sole power to dispose of 29,109,526 shares according to Amendment No. 3 to Schedule 13G filed on February 13, 2006 (adjusted to reflect the June 15, 2006 two-for-one split of Kerr-McGee's common stock).

(2)
State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110, has sole power to vote 11,088,682 shares, shared power to vote 2,613,324 shares, and shared power to dispose of 13,702,006 shares according to Schedule 13G filed on February 13, 2006 (adjusted to reflect the June 15, 2006 two-for-one split of Kerr-McGee's common stock).

Directors and Management

        The following table sets forth the number of shares of common stock beneficially owned as of June 21, 2006, by each director, each of the named executive officers and all directors and executive officers as a group, and the percentage represented by such shares of the total common stock outstanding on that date. The shares of Company common stock reported as being beneficially owned by directors and officers include shares of restricted stock, which also are disclosed in the tables on pages 33-34.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class**
William E. Bradford	75,965	(1)(2)	*
Luke R. Corbett	2,404,709	(2)	1.06%
Sylvia A. Earle	39,361	(1)(2)	*
David C. Genever-Watling	62,193	(1)(2)	*
Martin C. Jischke	34,418	(1)(2)	*
Robert O. Lorenz	5,658	(1)	*
Michael Portillo	0		—
Leroy C. Richie	43,822	(1)(2)	*
William F. Wallace	68,183	(1)(2)	*
Farah M. Walters	56,681	(1)(2)	*
Ian L. White-Thomson	57,601	(1)(2)	*
Kenneth W. Crouch	269,421	(2)	*
David A. Hager	286,229	(2)	*
Gregory F. Pilcher	129,161	(2)	*
Robert M. Wohleber	329,320	(2)	*
All directors and executive officers as a group, including those named above	4,265,474	(1)(2)	1.88%

*
Less than 1%.

**
Based on outstanding shares as of June 21, 2006, totaling 227,123,046 (including restricted common stock but excluding shares owned by Company subsidiaries).

(1)
Includes shares in the Stock Deferred Compensation Plan for Non-Employee Directors.

(2)
Includes shares of Kerr-McGee common stock issuable upon the exercise of outstanding stock options that are exercisable within 60 days of June 23, 2006 (all of which currently are vested): 28,331 for Mr. Bradford (weighted average exercise price of $26.008); 1,861,624 for Mr. Corbett (weighted average exercise price of $27.303); 20,035 for Dr. Earle (weighted average exercise price of $28.205); 35,219 for Mr. Genever-Watling (weighted average exercise price of $27.484); 8,291 for Dr. Jischke (weighted average exercise price of $26.078); 24,887 for Mr. Richie (weighted average exercise price of $24.816); 52,833 for Mr. Wallace (weighted average exercise price of $15.045); 24,877 for Ms. Walters (weighted average exercise price of $24.815); 28,331 for Mr. White-Thomson (weighted average exercise price of $26.008); 126,474 for Mr. Crouch (weighted average exercise price of $25.164); 204,296 for Mr. Hager (weighted average exercise price of $26.509); 37,826 for Mr. Pilcher (weighted average exercise price of $23.741); 186,146 for Mr. Wohleber (weighted average exercise price of $23.823); and 2,813,115 shares for all directors and executive officers as a group (weighted average exercise price of $26.53). As of June 21, 2006, the weighted average exercise price of all outstanding stock options (whether or not exercisable) was $30.2389.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, there will be no public participation in any future meetings of stockholders of the Company. If the merger is not completed, however, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders. If the merger is not completed, we will inform our stockholders, by press release or other means that we determine to be reasonable, of the date by which stockholder proposals must be received by the Company for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. These reports, proxy statements and other information contain additional information about the Company. We will make these materials available for inspection and copying by any stockholder, or representative of a stockholder who is so designated in writing, at our executive offices during regular business hours.

        Our stockholders may read and copy any reports, statements or other information filed by the Company at the SEC public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC located at: http://www.sec.gov.

        The SEC allows the Company to "incorporate by reference" information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. If we file with the SEC and incorporate by reference any information so filed after the date of this proxy statement, then that information may update and supersede the information in this proxy statement.

        The Company incorporates by reference each document it files under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date on which we file this proxy statement and before the special meeting.

        This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of the Company since the date of this proxy statement or that the information herein is correct as of any later date.

        Stockholders should not rely on information other than that contained in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated July 12, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

        This proxy statement contains a description of representations and warranties made in the merger agreement. Representations and warranties are also set forth in the merger agreement, which is attached to this proxy statement as Appendix A, and in other contracts and documents that are incorporated by reference into this proxy statement. The representations and warranties in the merger agreement and in those other contracts and documents were made only for the purposes of the merger agreement and those other contracts or documents and solely for the benefit of the parties to the merger agreement and those other contracts or documents as of specific dates. Those representations and warranties may be subject to important limitations and qualifications agreed to by the contracting parties, and may not be complete as of the date of this proxy statement. Some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to contractual standards of materiality different from that generally applicable to public disclosures to stockholders. Furthermore, these representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such contract or other document instead of establishing these matters as facts, and they may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement. Accordingly, you should not rely upon the descriptions of representations and warranties in the merger agreement that are contained in this proxy statement or upon the actual representations and warranties contained in the merger agreement or the other contracts and documents incorporated by reference into this proxy statement as statements of factual information.

Appendix A

AGREEMENT AND PLAN OF MERGER

dated as of June 22, 2006

among

ANADARKO PETROLEUM CORPORATION

APC ACQUISITION SUB, Inc.

and

KERR-McGEE CORPORATION

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 22, 2006, among Anadarko Petroleum Corporation, a Delaware corporation ("Parent"), APC Acquisition Sub,  Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and Kerr-McGee Corporation, a Delaware corporation (the "Company").

INTRODUCTION

        WHEREAS, the respective Boards of Directors of each of Parent, Merger Sub and the Company have unanimously (i) approved and declared advisable the merger of Merger Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and (ii) approved this Agreement.

        WHEREAS, as a result of the Merger, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), each issued and outstanding share of common stock, par value $1.00 per share of the Company (the "Company Common Stock") (other than shares of Company Common Stock owned by the Company, Parent, Merger Sub or any wholly-owned Subsidiary (as defined in Section 2.4(a)) of the Company or Parent immediately prior to the Effective Time (as defined in Section 1.2) and Dissenting Shares (as defined in Section 1.6(d)), will, upon the terms and subject to the conditions set forth herein, be converted into the right to receive the Merger Consideration (as defined in Section 1.6(b)).

        In consideration of the foregoing and of the representations, warranties and covenants contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I
THE MERGER

        SECTION 1.1    The Merger.

        Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of this Agreement and the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

        SECTION 1.2    Effective Time; Closing.

        (a)   The closing of the Merger (the "Closing") shall take place at 10:00 a.m. (Central time) on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VI (other than any such conditions which by their nature cannot be satisfied until the Closing Date, which shall be required to be so satisfied or (to the extent permitted by applicable law) waived on the Closing Date), at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 unless another date, time or place is agreed to in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date". As used in this Agreement, "Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

        (b)   On the Closing Date or as promptly as practicable thereafter, the Company hereto shall cause the Merger to be consummated by filing a certificate of merger, in accordance with the DGCL, with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of the DGCL (the "Certificate of Merger") (the time of such filing (or such later time as is specified in such Certificate of Merger as agreed between Parent and the Company) being the "Effective Time").

        SECTION 1.3    Effect of the Merger.

        At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        SECTION 1.4    Certificate of Incorporation; Bylaws.

        At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety in the form of Exhibit A hereto, and, as so amended shall be the certificate of incorporation of the Surviving Corporation. At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended to read in their entirety in the form of Exhibit B hereto, and, as so amended shall be the bylaws of the Surviving Corporation.

        SECTION 1.5    Directors and Officers.

        (a)   The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or the election of their successors. The Company shall cause all directors of the Company to resign immediately prior to the Effective Time.

        (b)   The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or the election of their successors.

        SECTION 1.6    Effect on Capital Stock.

        As of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any other holder of any shares of capital stock of Merger Sub or the Company:

          (a)    Capital Stock of Merger Sub.    Each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation, par value $1.00 per share, and such shares of common stock issued upon conversion of the capital stock of Merger Sub shall represent all of the outstanding shares of the Surviving Corporation.

          (b)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares and any shares to be cancelled pursuant to Section 1.6(c)) shall be cancelled and shall be converted automatically into the right to receive $70.50 in cash payable to the holder thereof and subject to increase as provided in the following sentence (the "Merger Consideration"). Notwithstanding any other provision contained herein, if the Effective Time does not occur on or prior to August 10, 2006, the Merger Consideration shall increase at a daily rate of $0.01255 for each day subsequent thereto until the Effective Time occurs; provided however, that the Merger Consideration shall not in any case exceed $71.0271 (after taking into effect the adjustments contemplated by this sentence). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and, subject to

  Section 1.6(d), each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

          (c)    Treatment of Treasury Stock and Parent-Owned Stock.    Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto. Each share of Company Common Stock owned by any Subsidiary of Company shall not be cancelled at the Effective Time and shall remain outstanding.

          (d)    Shares of Company Common Stock of Dissenting Stockholders.

            (i)    Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by any person who is entitled to demand and properly demands in writing an appraisal of the "fair value" of such shares of Company Common Stock in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive Merger Consideration as provided in Section 1.6(b), but rather the holders of Dissenting Shares shall be entitled to payment of the fair market value of such Dissenting Shares in accordance with Section 262 of the DGCL; provided, that, any Dissenting Shares held by holders of Company Common Stock who shall have failed to perfect or who effectively shall have withdrawn or lost their rights for an appraisal of such shares under the DGCL shall thereupon be deemed to have been cancelled and terminated, as of the Effective Time, and shall represent solely the right to receive the Merger Consideration as provided in Section 1.6(b), upon surrender in the manner provided in Section 1.7, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

            (ii)   The Company shall give to Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and (ii) the Company and Parent shall jointly direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any holder of Company Common Stock exercising appraisal rights shall be paid solely by the Surviving Corporation out of its own funds.

        SECTION 1.7    Payment for Shares.

        (a)   Paying Agent.    Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent for the holders of Company Common Stock in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of Company Common Stock shall become entitled pursuant to Section 1.6(b). At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the Company's stockholders, cash in an amount sufficient for the payment of the Merger Consideration as provided in Section 1.6(b) upon surrender of certificates representing the shares of Company Common Stock as provided herein (the "Exchange Fund"). The Paying Agent shall invest the cash included in the Exchange Fund in obligations guaranteed by the full faith and credit of the United States of America. All interest earned on such funds shall be paid to Parent.

        (b)   Exchange Procedure.    As soon as reasonably practicable after the Effective Time, but in any event not later than five Business days thereafter, the Paying Agent shall mail to each holder of record of (x) a certificate or certificates that immediately prior to the Effective Time represented shares of Company Common Stock (the "Company Certificates") and (y) any non-certificated shares held by book entry ("Book Entry Shares"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Company Certificates and Book Entry Shares in exchange for the Merger Consideration as provided in Section 1.6(b). Exchange of any Book Entry Shares shall be effected in accordance with the Exchange Agent's customary procedures with respect to securities represented by book entry. Upon surrender of a Company Certificate or Book Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Company Certificate or Book Entry Share shall be entitled to receive in exchange therefor the Merger Consideration, and the Company Certificate or Book Entry Share so surrendered shall forthwith be cancelled. Parent shall cause the Paying Agent to make all payments required pursuant to the preceding sentence as soon as practicable following the valid surrender of Company Certificates or Book Entry Shares. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Company Certificate so surrendered is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Company Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.7(b), each Company Certificate and Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration pursuant to Section 1.6(b). No interest will be paid or will accrue on the cash payable upon the surrender of any Company Certificate or Book Entry Share. All amounts payable hereunder to a holder of Company Stock shall be rounded to the nearest cent.

        (c)   No Further Ownership Rights in Company Common Stock; Transfer Books.    All cash paid upon the surrender of Company Certificates and Book Entry Shares in accordance with the terms of this Article I shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Common Stock theretofore represented by such Company Certificates or Book Entry Shares, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates or Book Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be cancelled and exchanged for cash as provided in this Article I.

        (d)   Termination of Fund; No Liability.    At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Exchange Fund (including any interest received with respect thereto) which has not been disbursed to holders of Company Certificates and Book Entry Shares, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration, payable upon due surrender of their Company Certificates and Book Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of Parent, Merger Sub, the Company or the Paying Agent shall be liable to any Person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Company Certificates or Book Entry Shares shall not have been surrendered immediately prior to such date on which any payment pursuant to this

Article I would otherwise escheat to or become the property of any Governmental Authority, the Merger Consideration in respect of such Company Certificate or Book Entry Share shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any Person previously entitled thereto. As used in this Agreement, "Governmental Authority" shall mean any United States federal, state, local or any foreign government, governmental, regulatory or administrative authority, agency, or commission or any court, tribunal, or judicial or arbitral body or entity.

        (e)   Lost, Stolen or Destroyed Certificates.    In the event any Company Certificates evidencing Company Common Stock shall have been lost, stolen or destroyed, the Paying Agent shall pay to such holder the Merger Consideration required pursuant to Section 1.6(b), in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit, which shall include indemnities and the posting of a bond which are acceptable to Parent, of that fact by the holder thereof with such assurances as the Paying Agent, in its discretion and as a condition precedent to the payment of the Merger Consideration may reasonably require of the holder of such lost, stolen or destroyed Company Certificates.

        (f)    Withholding Taxes.    Parent and Merger Sub shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of Company Common Stock pursuant to this Agreement any stock transfer taxes and such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provisions of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding were made.

        SECTION 1.8    Options and Restricted Stock.

        (a)   At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any outstanding Option (hereinafter defined), whether vested or unvested, exercisable or unexercisable, each Option that is outstanding and unexercised immediately prior thereto shall immediately and fully vest, and subject to the terms and conditions set forth below in this Section 1.8, each such Option shall terminate and be cancelled at the Effective Time and each holder of an Option will be entitled to receive from the Company, and shall receive as soon as practicable following the Effective Time, in settlement of each Option a Cash Amount. The "Cash Amount" shall be equal to the net amount of (A) the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Option, multiplied by (ii) the number of shares subject to such Option, less (B) any applicable withholdings for Taxes. If the exercise price per share of any Option equals or exceeds the Merger Consideration, the Cash Amount therefor shall be zero. Payment of the Cash Amount shall be communicated to each holder of Option(s) in a written notice that has been approved by Parent from Target stating that, upon acceptance of the Cash Amount, such holder understands that no further payment is due to such holder on account of any Option and all of such holder's rights under such Options have terminated. As used in this Agreement, "Option" means any option granted, and not exercised, expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof to purchase shares of Company Common Stock pursuant to the plans set forth in Section 1.8(a) of the Company Disclosure Letter, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of the Company or any of the Company Subsidiaries or any predecessor thereof ("Company Stock Plans") or any other contract or agreement entered into by the Company or any of the Company Subsidiaries. All amounts payable hereunder to a holder of an outstanding Option shall be rounded to the nearest cent.

        (b)   All performance units will be terminated, and to the extent applicable, paid out in cash as soon as practicable following the Effective Time in accordance with the terms of the plan under which they were granted.

        (c)   The Board of Directors of the Company (or the appropriate committee thereof) shall adopt such resolutions or take such other actions as shall be required to cause all restrictions on the then outstanding shares of Restricted Stock (as defined below) to lapse as of immediately prior to the Effective Time. Each holder of Restricted Stock shall be treated as a holder of Company Common Stock issued and outstanding as of immediately prior to the Effective Time. As used in this Agreement, "Restricted Stock" means any outstanding award of restricted Company Common Stock with respect to which the restrictions have not lapsed, and which award shall not have previously expired or terminated, to a current or former employee, director or independent contractor of the Company or any of the Company Subsidiaries or any predecessor thereof or former subsidiary of the Company or any other Person pursuant to any applicable Company Stock Plan or any other contract or agreement entered into by the Company or any of the Company Subsidiaries.

        (d)   As of the Effective Time, except as provided in this Section 1.8, all rights under any Option and any provision of the Company Stock Plans providing for the issuance or grant of any other interest in respect of the capital stock of the Company shall be cancelled. The Company shall use its reasonable best efforts to ensure that, as of and after the Effective Time, except as provided in this Section 1.8, no person shall have any rights under the Company Stock Plans or any other plan, program or arrangement with respect to securities of the Company, the Surviving Corporation or any subsidiary thereof.

        (e)   Prior to the Effective Time, Parent, Merger Sub and the Company shall use all commercially reasonable efforts to cause the transactions contemplated by this Section 1.8 and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as publicly disclosed or furnished with reasonable specificity by the Company in the forms, reports, schedules, registration statements, definitive proxy statements and other documents filed with or furnished to the SEC prior to the date of this Agreement (collectively, the "Available SEC Reports") and except as set forth on the disclosure letter (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein, provided that any disclosure set forth with respect to any particular section shall be deemed to be disclosed in reference to all other applicable sections of this Agreement if the disclosure in respect of the particular section is sufficient on its face without further inquiry reasonably to inform Parent of the information required to be disclosed in respect of the other sections to avoid a breach under the representation and warranty or covenant corresponding to such other sections) previously delivered by the Company to Parent (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        SECTION 2.1    Organization.

        The Company and each entity that is a Subsidiary of the Company as of the date hereof (the "Company Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company and each of the Company Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. A "Company Material Adverse Effect" means a material adverse effect on (i) the business, operations, assets, liabilities, condition (financial or other) or results of operations of the Company and the Company Subsidiaries considered as a single enterprise or (ii) the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that any event, condition, change, occurrence or development of a state of circumstances which (i) adversely affects the oil and gas exploration and development industry generally (including changes in commodity prices, general market prices, interest rates and regulatory changes), (ii) arises out of general political, economic or industry conditions (and in each case does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise) (iii) results from or is caused by natural disasters (including hurricanes), occurring after the date hereof (and in each case does not disproportionately affect the Company and the Company Subsidiaries considered as a single enterprise) or (iv) (other than with respect to Section 2.3(b)) arise out of, result from or relate to the transactions contemplated by this Agreement or the announcement thereof, shall not be considered in determining whether a Company Material Adverse Effect has occurred. The copies of the certificate of incorporation and bylaws of the Company which are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2005 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

        SECTION 2.2    Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Common Stock and (ii) 40,000,000 shares of preferred stock, no par value, issuable in series ("Company Preferred Stock"), of which 1,000,000 shares have been designated Series B Junior Participating Preferred Stock. As of June 21, 2006, (i) 229,338,430 shares of Company Common Stock were issued and outstanding, of which 2,215,384 were held by Sun Pennsylvania Limited Partnership, a wholly-owned subsidiary of the Company, (ii) no shares of Company Preferred Stock were issued and outstanding, (iii) 1,000,000 shares of Series B Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights ("Company Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of July 26, 2001 (the "Rights Agreement"), between the Company and UMB Bank, as amended and (iv) as of June 21, 2006, 7,104,309 shares of Company Common Stock were held by the Company in its treasury. The amount of the dividend paid quarterly on Company Common Stock is $0.03125 per share (the "Quarterly Dividend"). Since January 1, 2006, except for the Quarterly Dividend and the issuance and dividend on June 14, 2006, of one share of Company Common Stock per issued and outstanding share of Company Common Stock to the holders of record thereof on June 2, 2006 (the "Stock Split"), the Company has not, declared or paid any dividend, or declared or made any distribution on, or authorized the creation or issuance of, or issued, or authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock. Such issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable, and free of preemptive rights and in compliance with all applicable state and federal securities laws. The Company has not heretofore agreed to take any such action, and there are no outstanding contractual obligations of the Company of any kind to redeem, purchase or otherwise acquire any outstanding shares of capital stock of the Company. There are no outstanding bonds, debentures, notes or other indebtedness or warrants or other securities of the Company having the right to vote (or, other than any outstanding options to purchase Company Common Stock, convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

        (b)   As of June 21, 2006, there were outstanding Options to purchase 10,356,133 shares of Company Common Stock, and the weighted average exercise price of all such Options was $30.2389. There are no stock appreciation rights attached to the Options. Except as set forth in the preceding sentence or above in this Section 2.2, (i) as of June 21, 2006, no shares of capital stock or other voting securities of the Company are issued, reserved for issuance or outstanding, and (ii) there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound obligating the Company or any of the Company Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

        (c)   During the period from June 21, 2006 to the date of this Agreement (i) there have been no issuances by the Company of shares of capital stock or other voting securities of the Company other than issuances of Company Common Stock pursuant to the exercise of Options outstanding on June 21, 2006 and (ii) there have been no issuances of Options or other options, warrants or other rights to acquire capital stock of the Company.

        SECTION 2.3    Authorization; No Conflict.

        (a)   The Company has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company. No other corporate proceedings on the part of the Company or any of the Company Subsidiaries are necessary to authorize the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby, except for the adoption of this Agreement by the Required Company Stockholder Vote (as defined in Section 2.11(b)). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.

        (b)   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions herein will (i) result in a violation or breach of or conflict with the (x) certificate or articles of incorporation or bylaws of the Company or any Company Subsidiary that is a corporation, (y) the articles or certificate of formation or the limited liability company agreement of any Company Subsidiary that is a limited liability company, or (z) the certificate of limited partnership or partnership agreement of any Company Subsidiary that is a limited partnership, or the organizational documents of any other Company Subsidiary, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien (as defined in Section 2.4(b)) upon any of the properties or assets owned or operated by the Company or any Company Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Company or any Company Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which the Company or any of the Company Subsidiaries is a party or by which the Company or any of the Company Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (c) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law (including the common law), rule or regulation applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets, other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by the Company or any Company Subsidiary in connection with the Company's execution, delivery and performance of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and if required, the Competition Act (Canada) (the "Competition Act"), and other applicable foreign competition or antitrust laws, if any, (iii) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Sections 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby and thereby, (iv) compliance with the rules of the New York Stock Exchange ("NYSE"), (v) such governmental or tribal consents, qualifications or filings as are customarily obtained or made following the transfer of interests in oil and gas properties ("Customary Post Closing Consents"), and (vi) compliance with the "blue sky" laws of various states, and except in each case of clauses (i)-(vi) where the failure to obtain or take such action, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

        SECTION 2.4    Subsidiaries.

        (a)   Section 2.4(a) of the Company Disclosure Letter sets forth the name and jurisdiction of organization of each (i) Company Subsidiary; and (ii) entity in which the Company (other than the Company Subsidiaries) or any Company Subsidiary owns any interest other than non-material interests and interests in joint ventures or similar entities in the ordinary course of business consistent with practices in the oil and gas industry. As used in this Agreement, (i) "Subsidiary" means with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; and (ii) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

        (b)   All of the outstanding shares of capital stock or other equity securities of, or other ownership interests in, each Company Subsidiary that are owned directly or indirectly by the Company are duly authorized, validly issued, fully paid and nonassessable, and such shares, securities or interests are owned by the Company or by a Company Subsidiary free and clear of any Liens or limitations on voting rights. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sales, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for any of the capital stock or other equity interests of, or other ownership interests in, any Company Subsidiaries. There are no agreements requiring the Company or any Company Subsidiary to make contributions to the capital of, or lend or advance funds to, any Company Subsidiary. As used in this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

        SECTION 2.5    SEC Reports and Financial Statements.

        (a)   Since January 1, 2003, the Company has filed with the SEC all forms, reports, schedules, registration statements, definitive proxy statements and other documents (collectively, including all exhibits thereto, the "Company SEC Reports") required to be filed by the Company with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, the Company SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, and the respective rules and regulations of the SEC promulgated thereunder applicable to the Company SEC Reports, and none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, except for any reports on Form 8 K required to be filed with respect to this Agreement, the Merger and the transactions contemplated hereby, no event has occurred with respect to the Company or any of Company Subsidiaries which the Company is, or after the passage of time, will be, required to report by the filing with the SEC of a current report on Form 8-K which has not been so reported by the Company by the filing of a current report on Form 8-K on or prior to the date hereof. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act.

        (b)   The consolidated balance sheets and the related consolidated statements of income, consolidated statements of comprehensive income (loss) and stockholders' equity and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) (collectively, the "Company Financial Statements") of the Company contained in the Company SEC Reports have been prepared from the books and records of the Company and the Company Subsidiaries, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in conformity with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as otherwise noted therein) and present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries as of the dates or for the periods presented therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments in the ordinary course of business). Except as reflected in the Company Financial Statements, neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), required by GAAP to be set forth on a consolidated balance sheet of the Company and the Company Subsidiaries or in the notes thereto, other than any liabilities incurred since December 31, 2005 which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

        (c)   Other than any matters that do not to the Company's knowledge remain the subject of any open or outstanding inquiry, (i) the Company has not received written notice from the SEC or any other Governmental Authority that any of its accounting policies or practices are or may be the subject of any review, inquiry, investigation or challenge by the SEC or other Governmental Authority. Since January 1, 2003, the Company's independent public accounting firm has not informed Company that it has any material questions, challenges or disagreements regarding or pertaining to Company's accounting policies or practices. Since January 1, 2003, to the knowledge of the Company, no current officer or director of the Company has received, or is entitled to receive, any material compensation from any entity other than the Company or a Company Subsidiary that has engaged in or is engaging in any material transaction with Company or any Company Subsidiary.

        (d)   With respect to each annual report on Form 10-K, each quarterly report on Form 10-Q and each amendment of any such report included in the Company SEC Reports, the chief executive officer and chief financial officer of the Company have made all certifications (without qualifications or exceptions to the matters certified) required by the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") and any related rules and regulations promulgated by the SEC and the NYSE, and the statements contained in any such certifications are complete and correct. Other than any matters that do not to the Company's knowledge remain the subject of any open or outstanding inquiry, neither the Company nor its officers has received notice from any Governmental Authority questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certificates.

        (e)   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Company and the Company Subsidiaries required to be disclosed in the Company's reports required to be filed with the SEC pursuant to the Exchange Act, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and, to the knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in Company's periodic reports required under the Exchange Act.

        (f)    The Company is in compliance in all material respects with (i) all current listing and corporate governance requirements of the NYSE and (ii) all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

        SECTION 2.6    Absence of Material Adverse Changes, etc.

        Since December 31, 2005, the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice and there has not been or occurred:

          (a)   any event, condition, change, occurrence or development of a state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (b)   any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets owned or operated by the Company and the Company Subsidiaries; or

          (c)   other than the Stock Split, any event, condition, action or occurrence that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b).

        SECTION 2.7    Litigation.

        There are no suits, actions or legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened, to which the Company or any of the Company Subsidiaries is a party which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. There are no judgments, decrees, injunctions, rules, awards or orders of any Governmental Authority outstanding against the Company or any of the Company Subsidiaries which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

        SECTION 2.8    Information Supplied.

        None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The portions of the Proxy Statement supplied by the Company will comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 2.9    Broker's or Finder's Fees.

        Except for Lehman Brothers Inc. and JP Morgan Securities Inc. (the "Company Financial Advisors"), no agent, broker, Person or firm acting on behalf of the Company or any Company Subsidiary or under the Company's or any Company Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby. The Company has furnished to Parent a true and complete copy of the Company's agreements with each Company Financial Advisor pursuant to which such Company Financial Advisor is entitled to a fee in connection with the transactions contemplated hereby.

        SECTION 2.10    Employee Plans.

        (a)   There are no Company Employee Benefit Plans established by, maintained, adopted, participated in, sponsored by, contributed to or required to be contributed to, provided, promised to provide, or terminated by the Company or any entity with which the Company is considered a single employer under Section 414(b), (c) or (m) of the Code ("Company ERISA Affiliates") with respect to which either the Company or any Company ERISA Affiliate could reasonably be expected to have any material liability. As used in this Agreement, "Company Employee Benefit Plan" means any plan, program, policy, practice, agreement or other arrangement providing compensation or benefits in any form to any current or former employee, independent contractor, officer or director of the Company or any of the Company Subsidiaries or any beneficiary or dependent thereof, whether written or unwritten, formal or informal, including any "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA ("Company Employee Welfare Benefit Plan"), any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) ("Company Employee Pension Benefit Plan") and any other pension, profit-sharing, bonus, incentive compensation, deferred compensation, vacation, sick pay, stock purchase, stock option, phantom equity, severance, employment, consulting, unemployment, hospitalization or other medical, life, or other insurance, long- or short-term disability, change of control, fringe benefit, or any other plan, program or policy providing benefits or compensation.

        (b)   As of June 21, 2006, there were 37,725,906 outstanding performance units which by their terms and those plans under which they were granted may be paid out in cash.

        (c)   Each Company Employee Benefit Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code ("Qualified Company Employee Benefit Plan") has received or been the subject of a favorable determination, advisory or opinion letter from the Internal Revenue Service that has not been revoked, and, to the Company's knowledge, no event has occurred and no condition exists that could reasonably be expected to adversely affect the qualified status of any such Company Employee Benefit Plan.

        (d)   The Company has (i) filed or caused to be filed all returns and reports on the Company Employee Benefit Plans that it and/or any such plan are required to file and (ii) paid or made adequate provision for all fees, interest, penalties, assessments or deficiencies that have become due pursuant to those returns or reports or pursuant to any assessment or adjustment that has been made relating to those returns or reports.

        (e)   All Company Welfare Employee Benefit Plans required to comply with the health care continuation coverage ("COBRA") provisions of ERISA and the Code have complied with such requirements in all material respects.

        (f)    Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Employee Benefit Plan has been operated and administered in all material respects in accordance with its provisions and in compliance with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Employee Benefit Plans; (ii) all contributions required to be made to any Company Employee Benefit Plan (or to any person pursuant to the terms thereof) have been made or the amount of such payment or contribution obligation has been reflected in the Available SEC Reports and (iii) all such contributions representing participant contributions have been made within the time required by Department of Labor regulation section 2510.3-102.

        (g)   Neither the Company nor any Company Subsidiary has engaged in any prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, as a fiduciary or party in interest with respect to any Company Employee Benefit Plan, and, to the knowledge of the Company or any Company Subsidiary, (x) no prohibited transaction has occurred with respect to any Company Employee Benefit Plan and (y) no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of assets of any Company Employee Benefit Plan.

        (h)   During the past five years, neither the Company nor any Company ERISA Affiliate has established, maintained, contributed to, or had an obligation to contribute to, any Company Employee Benefit Plan that is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA, or is subject to Title IV of ERISA, and no liability under Title IV of ERISA (including a liability to pay premiums to the Pension Benefit Guaranty Corporation) has been or is expected to be incurred by the Company or any of the Company Subsidiaries.

        (i)    The Company and the Company Subsidiaries have not offered to provide life, health or medical benefits or insurance coverage to any individual, or to the family members of any individual, for any period extending beyond the termination of the individual's employment, except to the extent required by the COBRA provisions in ERISA and the Code or similar provisions of state law.

        (j)    The consummation of the transactions contemplated by this Agreement will not, either alone or in connection with termination of employment, (i) entitle any current or former employee, independent contractor, director, or officer of the Company or the Company Subsidiaries to severance pay, any change in control payment, or any other material payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, change the form or method of payment, or increase the amount of compensation due, any such employee, independent contractor, director, or officer, or (iii) entitle any such employee, independent contractor, director or officer to any gross-up or similar material payment in respect of the excise tax described in Section 4999 of the Code. Neither the Company nor any Company Subsidiary has taken any action that would result in its incurring any obligation for any payments or benefits described in subsections (i), (ii) or (iii) of this Section 2.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement.

        (k)   There are no suits, actions, proceedings, investigations, claims or orders pending or, to the knowledge of the Company, threatened against the Company, any Company Subsidiary or any Company Employee Benefit Plan related to any Company Employee Benefit Plan (other than claims in the ordinary course of business). No Employee Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of any Governmental Authority, and no Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the Internal Revenue Service or the Department of Labor.

        (l)    The Company has the right to amend or terminate each Company Employee Benefit Plan at any time without incurring any liability other than with respect to benefits that have already accrued under a Company Employee Pension Benefit Plan.

        (m)  As used in this Agreement "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        (n)   All arrangements that could reasonably be deemed "nonqualified deferred compensation" arrangements under Section 409A of the Code ("Section 409A") are, to the Company's reasonable knowledge, in good faith compliance with Section 409A, and no employee is entitled to a tax gross-up or similar payment for any excise tax that may be due under Section 409A.

        SECTION 2.11    Board Recommendation; Company Action; Requisite Vote of the Company's Stockholders.

        (a)   The Board of Directors of the Company has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on June 22, 2006 and not subsequently rescinded or modified in any way, unanimously (i) determined that this Agreement, the Merger, in accordance with the terms of this Agreement, and the other transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders, (ii) approved and adopted this Agreement and approved the Merger and the other transactions contemplated hereby, (iii) directed that this Agreement be submitted for consideration by the stockholders of the Company and recommended that the stockholders of the Company adopt this Agreement (provided that any change in or modification or rescission of such recommendation by the Board of Directors of the Company in accordance with Section 5.8 shall not be a breach of the representation in this clause (iii)). The Board of Directors of the Company has received from each Company Financial Advisor an opinion, a written copy of which will be provided to Parent as soon as practicable after the date hereof, solely for informational purposes, to the effect that, as of the date of the opinion, the Merger Consideration to be received in the Merger by holders of Company Common Stock is fair to such holders from a financial point of view. The Company has been authorized by each Company Financial Advisor to include such opinion in its entirety in the Proxy Statement so long as such inclusion is in form and substance reasonably satisfactory to such Company Financial Advisor and its counsel.

        (b)   The affirmative vote of stockholders of the Company required for adoption of this Agreement and the Merger is and will be no greater than a majority in voting power of the issued and outstanding shares of Company Common Stock (the "Required Company Stockholder Vote").

        SECTION 2.12    Taxes.

        (a)   Each of the Company and each Company Subsidiary has timely filed all material federal, state, local, and other Tax Returns required to be filed by it in the manner prescribed by applicable law and all such Tax Returns are true, complete and correct in all material respects. All Taxes shown as due on such Tax Returns have been paid in full and the Company and each Company Subsidiary has made adequate provision (or adequate provision has been made on its behalf) for all accrued Taxes not yet due. The accruals and reserves for Taxes reflected in the Company's Form 10-K for the fiscal year ended December 31, 2005 are adequate in accordance with GAAP to cover all Taxes accruing through such date. The Company and the Company Subsidiaries have withheld and paid over all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including the maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. There are no material Liens on any of the assets, rights or properties of the Company or any Company Subsidiary with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that the Company or a Company Subsidiary is contesting in good faith through appropriate proceedings. Except as has not, and would not reasonably be expected to have, a Company Material Adverse Effect, all hedging transactions entered into by the Company or any of the Company Subsidiaries have been properly identified for federal income tax purposes.

        (b)   As of the date of this Agreement, no material federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary, and neither the Company nor any Company Subsidiary has received a written notice of any material pending or proposed claims, audits or proceedings with respect to Taxes. No material deficiencies have been asserted in writing against the Company or any Company Subsidiary as a result of examinations by any state, local, federal or foreign taxing authority and no material issue has been raised by any examination conducted by any state, local, federal or foreign taxing authority that, by application of the same principles, might result in a proposed deficiency for any other period not so examined which deficiency (or deficiencies), in either case, is not (or are not) adequately reserved for in the most recent Company Financial Statements in accordance with GAAP. Each material deficiency resulting from any audit or examination relating to Taxes of the Company or any Company Subsidiary by any taxing authority has been paid or is being contested in good faith and in accordance with law and is adequately reserved for on the balance sheets contained in the Company Financial Statements in accordance with GAAP. No claim is pending and no claim has ever been made that has not been resolved by an authority in a jurisdiction where the Company or any of the Company Subsidiaries does not file Tax Returns that the Company or any Company Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. Neither the Company nor any Company Subsidiary is subject to any private letter ruling of the Internal Revenue Service or comparable rulings of other tax authorities that will be binding on the Company or any Company Subsidiary with respect to any period following the Closing Date. Neither the Company nor any Company Subsidiary has granted any material power of attorney which is currently in force with respect to any income, franchise or similar Taxes or any income, franchise or similar Tax Returns.

        (c)   Neither the Company nor any Company Subsidiary has requested any extension of time within which to file any material Tax Return which Tax Return has not yet been filed. There are no agreements, waivers of statutes of limitations, or other arrangements providing for extensions of time in respect of the assessment or collection of any unpaid Taxes against the Company or any Company Subsidiary. The Company and each Company Subsidiary have disclosed on their federal income tax returns all positions taken therein that could, if not so disclosed, give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Neither the Company nor any Company Subsidiary has been a party to a "listed transaction" within the meaning of Treas. Reg. Sec. 1.6011-4(b).

        (d)   Neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, Tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

        (e)   Except as set forth on Schedule 2.10(j) hereof, neither the Company nor any Company Subsidiary is a party to any agreement, contract, or arrangement that, individually or collectively, would give rise to the payment of any amount (whether in cash or property, including shares of capital stock) that would not be deductible pursuant to the terms of Section 280G of the Code or would be subject to the excise tax under Section 4999 of the Code, or, to the knowledge of the Company, that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m) or 162(n) of the Code.

        (f)    Neither the Company nor any affiliate of the Company has made with respect to the Company, any Company Subsidiary, or any assets held by the Company or any Company Subsidiary any consent under Section 341 of the Code.

        (g)   There was no "agreement, understanding, arrangement or substantial negotiations" (within the meaning of Treasury Regulation Section 1.355-7(h)(1)) regarding the acquisition that is subject to this

Agreement or a similar acquisition (within the meaning of Treasury Regulation Section 1.355-7(h)(12)) at any time during the two-year period ending on the date of the distribution by the Company of the Class B common stock of Tronox Incorporated to the shareholders of the Company.

        (h)   The statutes of limitations for the federal income Tax Returns of the Company and the Company Subsidiaries have expired or otherwise have been closed for all taxable periods ending on or before December 31, 1996.

        (i)    Neither the Company nor any Company Subsidiary is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by The Tax Equity and Fiscal Responsibility Act of 1982. None of the property owned by the Company or a Company Subsidiary is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Company Subsidiary is required to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

        (j)    Except as disclosed in Section 2.12(j) of the Company Disclosure Schedule, there have not been, within two years of the date of this Agreement, any (i) redemptions by the Company or any Company Subsidiary other than purchases of common stock of the Company pursuant to tender offers or open market purchase, (ii) transfers or disposition of property by the Company or any Company Subsidiary for which the Company or the Company Subsidiary did not receive adequate consideration, or (iii) distributions to the holders of Company Common Stock with respect to their stock other than distributions of cash in the ordinary course of business.

        (k)   Neither the Company nor any Company Subsidiary has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company. To the knowledge of the Company, neither the Company nor any Company Subsidiary has been notified in writing that it will be required to incur any material liability for Taxes of any person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) with respect to any Tax claim that has been made by a Taxing authority with respect to such other person as a transferee or successor, by contract or otherwise.

        (l)    None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign income Tax law) executed on or prior to the Closing Date; or (iii) open transaction disposition made on or prior to the Closing Date.

        (m)  As used in this Agreement "Taxes" means (i) all taxes, levies or other like assessments, charges or fees (including estimated taxes, charges and fees), including, without limitation, income, franchise, profits, corporations, advance corporation, gross receipts, transfer, excise, property, sales, use value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, occupation, import, custom, stamp, alternative, add-on minimum, environmental or other governmental taxes or charges, imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties or additions to tax applicable or related thereto; (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being a member of an affiliated, consolidated, combined or unitary group; and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii). As used in this Agreement, "Tax Return" means any report, return, statement, declaration or other written information required to be supplied to a taxing or other Governmental

Authority in connection with Taxes including any schedules or attachments thereto, including any amendments thereto, and including any information returns.

        SECTION 2.13    Environmental Matters.

        Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

          (a)   To the Company's knowledge, there are no conditions existing on any real property owned, leased or operated by the Company or any Company Subsidiary that give rise to any or would reasonably be expected to constitute a violation of or result in any liability under any Environmental Law (as defined below), and the Company and the Company Subsidiaries have been and are otherwise in compliance in all material respects with all applicable Environmental Laws and there are no pending or, to the knowledge of the Company, threatened demands, claims, information requests or notices of non-compliance or violation regarding the Company or any Company Subsidiary relating to any liability under any Environmental Law.

          (b)   Intentionally Omitted.

          (c)   Neither the Company, any Company Subsidiary nor any real property owned, leased or operated by the Company or any Company Subsidiary, is subject to any pending or, to the knowledge of the Company, threatened action, suit, investigation, inquiry, notice of non-compliance, request for information or proceeding relating to any liability under any Environmental Laws.

          (d)   All permits, notices, approvals and authorizations, if any, required to be obtained or filed in connection with the operation of the Company's and the Company Subsidiaries' businesses and the operation or use of any property or facility owned, leased or operated by the Company or any Company Subsidiary, including all permits, notices, approvals and authorizations pertaining to the past and present generation, treatment, storage, disposal or release of a Hazardous Substance, have been duly obtained or filed, are currently in effect, and the Company and the Company Subsidiaries are in compliance with the terms and conditions of all such permits, notices, approvals and authorizations. The transactions contemplated by this Agreement will not result in the non-renewal, revocation, expiration, withdrawal or termination of any such permits, notices, approvals or authorizations.

          (e)   Other than acquisitions and divestitures in the ordinary course of business, none of the Company and the Company Subsidiaries has assumed, contractually or, to the knowledge of the Company, is reasonably expected to be responsible by operation of law, for any liabilities or obligations of third parties under any Environmental Laws or any legal principle including fraudulent conveyance and piercing the corporate veil.

          (f)    As used in this Agreement, (i) "Environmental Laws" means any federal, foreign, state and local law or legal requirement, including regulations, orders, permits, licenses, approvals, ordinances, directives and the common law, pertaining to pollution, the environment, the protection of the environment or human health and safety, including the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), the Occupational Safety and Health Act, the Toxic Substances Control Act, the Atomic Energy Act, the Hazardous Materials Transportation Act, the Safe Drinking Water Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Emergency Planning and Community Right-to-Know Act and any similar federal, foreign, state or local law and (ii) "Hazardous Substance" means (a) any "hazardous substance," as defined by CERCLA, (b) any "hazardous waste," as defined by RCRA, and (c) any pollutant, contaminant, waste or hazardous, dangerous or toxic chemical, material or substance, including asbestos, buried contaminants, regulated chemicals, flammable explosives, radiation and radioactive materials, polychlorinated biphenyls, petroleum and petroleum products and by-products, lead, pesticides, natural gas, and nuclear fuel, all within the meaning of any applicable law of any applicable Governmental Authority relating to or imposing liability or standards of conduct pertaining thereto, all as amended or hereafter amended.

        SECTION 2.14    Compliance with Laws.

        Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Company Subsidiaries are in compliance with all applicable laws, rules or regulations of any United States federal, state or local or foreign government or agency thereof that materially affect the business, properties or assets owned or leased by the Company and the Company Subsidiaries, and no written notice, charge, claim, action or assertion has been received by the Company or any Company Subsidiary or, to the Company's knowledge, filed, commenced or threatened in writing against the Company or any Company Subsidiary alleging any such non-compliance. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect, except where the failure to be obtained or to be in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Notwithstanding the foregoing, no representation or warranty in this Section 2.14 is made with respect to permits issued under or matters relating to Environmental Laws, which are covered exclusively by the provisions set forth in Section 2.13.

        SECTION 2.15    Employment Matters.

        (a)   Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is any such contract or agreement presently being negotiated, nor, to the knowledge of the Company, is there, nor has there been in the last five years, a representation campaign respecting any of the employees of the Company or any of the Company Subsidiaries, and, to the knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or any of the Company Subsidiaries to authorize representation by any labor organization. Except as individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary (i) is a party to, or bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices or (ii) is the subject of any proceeding asserting that it has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor, as of the date of this Agreement, is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of the Company Subsidiaries.

        (b)   In the 90 day period preceding the date of this Agreement, neither the Company nor any of the Company Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of the Company Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of the Company Subsidiaries; nor has the Company or any of the Company Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, local or foreign law or regulation similar to the WARN Act. Section 2.15(b) of the Company Disclosure Letter lists the number of the Company's or the Company Subsidiaries' employees who have suffered an "employment loss" (as defined in the WARN Act) in the 90 days prior to the date of this Agreement or had a reduction in hours of at least 50% in the 180 days prior to the date of this Agreement. To the knowledge of the Company, the Company and the Company Subsidiaries have at all times properly classified each of their respective employees as employees, each of their respective leased employees (within the meaning of Section 414(n) of the Code) as leased employees, and each of its independent contractors as independent contractors, as applicable. As used in the Agreement, "WARN Act" means the Workers Adjustment and Retraining Notification Act. of 1989, as amended.

        SECTION 2.16    Regulatory Matters.

        Neither the Company nor any of the Company Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, or (ii) a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company," or a public utility," as each such term is defined in the Public Utility Holding Company Act of 2005, as amended.

        SECTION 2.17    Reserve Reports.

        Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the factual, non-interpretive data on which the Company's estimates of proved oil and gas reserves attributable to the Oil and Gas Interests of the Company were based in connection with the preparation by the Company of the proved oil and gas reserve reports concerning the Oil and Gas Interests of the Company and the Company Subsidiaries as of December 31, 2005 was (at the time included or as modified or amended prior to the issuance of the Company Reserve Report) accurate. Netherland, Sewell & Associates, Inc. reviewed the procedures and methods used by the Company to prepare the estimates of approximately 76% of the Company's total proved reserves as of December 31, 2005. The estimates of proved oil and gas reserves used by the Company and any information provided to Netherland, Sewell & Associates, Inc. as part of their procedures and methods review by or on behalf of the Company and the Company Subsidiaries in connection with such firm's review of the Company Reserve Report are in accordance with the definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC. For purposes of this Agreement, "Oil and Gas Interests" means direct and indirect interests in and rights with respect to oil, gas, mineral, and related properties and assets of any kind and nature, direct or indirect, including working, leasehold and mineral interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; Hydrocarbons and other minerals or revenues therefrom, all contracts in connection therewith and claims and rights thereto (including all oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements, and in each case, interests thereunder), surface interests, fee interests, reversionary interests, reservations, and concessions; all easements, rights of way, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and all interests in equipment and machinery (including wells, well equipment and machinery), oil and gas production, gathering, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries, and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing. Except for changes generally affecting the oil and gas industry (including changes in commodity prices), there has been no change in respect of the matters addressed in the Company Reserve Report that would have a Company Material Adverse Effect. For purposes of this Agreement, "Hydrocarbons" means, with respect to any Person, crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith (including coalbed gas and carbon dioxide), and all other minerals of every kind and character which may be covered by or included in or attributable to any of the properties of such Person or any of such Person's Subsidiaries.

        SECTION 2.18    Hedging.

        The Company SEC Reports accurately summarize the outstanding Hydrocarbon and financial Hedging positions attributable to the production of the Company and the Company Subsidiaries as of the date reflected therein, and there have been no changes since the date thereof, except for changes in financial Hedging positions occurring in the ordinary course of business and in accordance with the Company's policies, such as derivative activity supporting third party marketing, the expiration of contracts by their terms and valuation changes due to market price fluctuations. For purposes of this Agreement, a "Hedge" mean a derivative transaction within the coverage of SFAS No. 133, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral, transportation or other similar arrangements related to such transactions.

        SECTION 2.19    Properties.

        Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect (i) except for goods and other property sold, used or otherwise disposed of since December 31, 2005 in the ordinary course of business, as of the date hereof, considered in the aggregate the Company has good and defensible title for oil and gas purposes to all of the Oil and Gas Interests reflected in the Company's December 31, 2005 financial statements included in the Company SEC Reports, and to all other properties, interests in properties and assets, real and personal, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of the Company as of December 31, 2005 included in the Company SEC Reports; (b) Liens for current taxes not yet due and payable; and (c) such imperfections of title, easements, restrictive covenants and other Liens that do not interfere with the Company's ability to conduct its business as currently conducted; (ii) all leases and other agreements pursuant to which the Company or any of the Company Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the Company or any of the Company Subsidiaries; and (iii) all significant operating equipment of the Company and the Company Subsidiaries is in good operating condition, ordinary wear and tear excepted.

        SECTION 2.20    Natural Gas Act.

        Any gas gathering system constituting a part of the properties of the Company or the Company Subsidiaries and material to the operations of the Company and the Company Subsidiaries considered as a single enterprise has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under Section 1(b) of the Natural Gas Act of 1938 ("NGA"); none of the properties have been or are certificated by the Federal Energy Regulatory Commission ("FERC") under Section 7(c) of the NGA or to the knowledge of the Company are now subject to FERC jurisdiction under the NGA; and none of the properties have been or are providing service pursuant to Section 311 of the NGA.

        SECTION 2.21    Insurance.

        The Company has made available to Parent prior to the date hereof a complete schedule of all insurance policies held by either the Company or any of the Company Subsidiaries. All such insurance policies are in full force and effect and all related premiums have been paid to date.

        SECTION 2.22    Material Contracts.

        Except for this Agreement, as of the date hereof, none of the Company or any of the Company Subsidiaries is a party to or bound by any "material contract" (as such term is defined in item 601(b)(10) of Regulation S-K promulgated by the SEC) that is not filed as an exhibit to an Available SEC Report. Except as would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is in breach or default under any "material contract" to which the Company or a Company Subsidiary is a party nor, to the knowledge of the Company, is any other party to any such contract in breach or default thereunder.

        SECTION 2.23    Section 203 of the DGCL; Rights Agreement.

        The Board of Directors of the Company has taken all action necessary to exempt under and not make subject to (a) the prohibitions on "business combinations" under Section 203 of the DGCL, (b) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (c) any provision of the Company's certificate of incorporation or bylaws (including Article Thirteenth of the Company's Certificate of Incorporation) that would require any corporate approval other than that otherwise required by Section 251 of the DGCL: (i) the execution of this Agreement, (ii) the Merger, and (iii) the transactions contemplated by this Agreement and the Merger. The Company has taken and as soon as practicable after the date hereof (but in no event later than three Business Days after the date hereof), the Rights Agent (as defined in the Rights Agreement) will take, all actions necessary or appropriate to amend the Rights Agreement so that (a) the term "Final Expiration Date" (as defined in the Rights Agreement) shall mean July 22, 2016, (b) none of Parent or Merger Sub nor any "affiliate" or "associate" thereof (as defined in the Rights Agreement) is an "Acquiring Person", and no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) or event to which Section 11(a)(ii) or Section 13 thereof would otherwise be applicable will occur as a result of the execution or delivery of this Agreement or the consummation of the Merger and the other transactions contemplated by this Agreement and (c) the Rights Agreement will terminate and the Company Rights will expire immediately prior to the Effective Time. The Rights Agreement, as so amended, will not be further amended or modified. True and complete copies of the Rights Agreement and all such proposed amendments have been previously provided to Parent.

        SECTION 2.24    FCPA.

        To the Company's knowledge, during past five years, neither the Company, nor any Company Subsidiary or officer, director, employee or agent of the Company or a Company Subsidiary, has committed any act or made any omission prohibited by the Foreign Corrupt Practices Act (15 U.S.C. §§ 78m, 78dd-1, -2 and -3) ("FCPA") or applicable anti-bribery laws of any other country.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

        SECTION 3.1    Organization.

        Parent and each of the Subsidiaries of Parent (including Merger Sub) (the "Parent Subsidiaries") is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite entity power and authority to own, operate and lease its properties and to carry on its business as now conducted. Parent and each of the Parent Subsidiaries is duly qualified and/or licensed, as may be required, and in good standing in each of the jurisdictions in which the nature of the business conducted by it or the character of the property owned, leased or used by it makes such qualification and/or licensing necessary, except in such jurisdictions where the failure to be so qualified and/or licensed, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. A "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Merger Sub to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement. The copies of the certificate of incorporation and bylaws of Parent which are incorporated by reference as exhibits to Parent's Annual Report on Form 10-K for the year ended December 31, 2005 are complete and correct copies of such documents and contain all amendments thereto as in effect on the date of this Agreement.

        SECTION 3.2    Authorization; No Conflict.

        (a)   Each of Parent and Merger Sub has the requisite corporate power and authority to enter into and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent, Merger Sub or any of the Parent Subsidiaries (including any vote of any class or series of outstanding capital stock) are necessary to authorize the execution and delivery of this Agreement, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation by Parent and Merger Sub of the transactions contemplated hereby other than the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms.

        (b)   The Board of Directors of Parent has, by resolutions duly adopted by the requisite vote of the directors present at a meeting of such board duly called and held on June 22, 2006 and not subsequently rescinded or modified in any way, unanimously (i) approved this Agreement, the Merger and (ii) determined that this Agreement and Merger are in the best interest of Parent's stockholders. No vote of the holders of Parent common stock, par value $.10 per share, or other securities of Parent is necessary to consummate the Merger.

        (c)   Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby nor compliance by Parent or Merger Sub with any of the provisions herein will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of Parent or any of the Parent Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Parent or any of the Parent Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to the Parent or any Parent Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which Parent or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (d) below, violate any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to Parent or any of the Parent Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        (d)   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by Parent, any Parent Subsidiary or Merger Sub in connection with Parent's or Merger Sub's execution, delivery and performance of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby, except for (i) compliance with the DGCL, with respect to the filing of the Certificate of Merger, (ii) compliance with the HSR Act, the Competition Act, and applicable foreign competition and antitrust laws, if any, (iii) the filing with the SEC of the Proxy Statement and such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) compliance with the rules of the NYSE, and (v) Customary Post Closing Consents, except where the failure to obtain or take such action, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

        SECTION 3.3    Information Supplied.

        None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Proxy Statement.

        SECTION 3.4    Broker's or Finder's Fees.

        Except for UBS Securities LLC, Credit Suisse Securities (USA) LLC and Goldman Sachs & Co., Inc. (the "Parent Financial Advisors"), no agent, broker, Person or firm acting on behalf of Parent or any Parent Subsidiary or under Parent's or any Parent Subsidiary's authority is or will be entitled to any advisory, commission or broker's or finder's fee or commission from any of the parties hereto in connection with any of the transactions contemplated hereby.

        SECTION 3.5    Financing.

        (a)   The financing required to consummate the Merger, to refinance all existing indebtedness of Parent, Merger Sub and the Company, in each to the extent required in order to consummate the Merger and the other Transactions, and to pay related fees and expenses is collectively referred to in this Agreement as the "Financing". Parent and Merger Sub received a commitment letter dated June 22, 2006 (the "Commitment Letter"), from UBS Securities LLC, UBS Loan Finance LLC, Credit Suisse Securities (USA) LLC and Citigroup Global Markets, Inc. (the "Lenders") relating to the commitment of the Lenders to provide the Financing. Parent has provided the Company with a complete and correct copy of such letter. As of the date of this Agreement, Parent and Merger Sub have no reason to believe that any of the conditions to the Financing will not be satisfied or that the funds for the Financing will not be available on a timely basis for the transactions contemplated by this Agreement. At the Effective Time, Parent and Merger Sub will have available all of the funds necessary for the acquisition of all shares of Common Stock pursuant to the Merger and to perform their respective obligations under this Agreement.

        (b)   Immediately after the Effective Time and after giving effect to any change in the Surviving Corporation's assets and liabilities as a result of the Merger, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on existing debts as they mature), (ii) have unreasonably small capital with which to engage in its business or (iii) have incurred liabilities beyond its ability to pay as they become due.

For purposes hereof, the Company will be deemed to be "Insolvent" if any of the conditions described in clause (i), (ii) or (iii) above are applicable to the Company prior to the Effective Time.

ARTICLE IV
CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 4.1    Conduct of Business by the Company Pending the Merger.

        The Company covenants and agrees that, prior to the Effective Time, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) or except as expressly permitted or required pursuant to this Agreement:

          (a)   The businesses of the Company and the Company Subsidiaries shall be conducted only in the ordinary and usual course of business and consistent with past practices, and the Company and the Company Subsidiaries shall use their reasonable best efforts to maintain and preserve intact their respective business organizations, to maintain significant beneficial business relationships with suppliers, contractors, distributors, customers, licensors, licensees and others having business relationships with them and to keep available the services of their current key officers and employees; and

          (b)   Without limiting the generality of the foregoing Section 4.1(a), except as set forth in Section 4.1 of the Company Disclosure Letter or as contemplated by this Agreement, the Company shall not directly or indirectly, and shall not permit any of the Company Subsidiaries to, do any of the following:

              (i)  acquire, sell, lease, transfer or dispose of any assets, rights or securities that are material to the Company and the Company Subsidiaries considered as a single enterprise or terminate, cancel, materially modify or enter into any material commitment, transaction, line of business or other agreement, in each case outside of the ordinary course of business consistent with past practice or, in the case of acquisitions of oil and gas properties or interests therein, in excess of $50,000,000 in the aggregate;

             (ii)  acquire by merging or consolidating with or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business, corporation, partnership, association or other business organization or division thereof;

            (iii)  amend or propose to amend its certificate of incorporation or bylaws or, in the case of the Company Subsidiaries, their respective constituent documents;

            (iv)  except for the Quarterly Dividend, declare, set aside or pay any dividend or other distribution payable in cash, capital stock, property or otherwise with respect to any shares of its capital stock;

             (v)  purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any shares of its capital stock, other equity securities, other ownership interests or any options, warrants or rights to acquire any such stock, securities or interests, other than in connection with the relinquishment of shares by employees and directors of the Company in payment of withholding tax upon the vesting of restricted stock or forfeiture of shares due to termination of employment;

            (vi)  split, combine or reclassify any outstanding shares of its capital stock;

           (vii)  except for the Company Common Stock issuable upon exercise of options outstanding on the date hereof (or granted after the date hereof as permitted by this Agreement) and the vesting of restricted stock awards granted prior to the execution of this Agreement issue, sell, dispose of or authorize, propose or agree to the issuance, sale or disposition by the Company or any of the Company Subsidiaries of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for any class of its capital stock outstanding on the date hereof;

          (viii)  modify the terms of any existing indebtedness for borrowed money or security issued by the Company or any Company Subsidiary having an aggregate principal amount in excess of $50,000,000 in any respect;

            (ix)  incur any indebtedness for borrowed money, except indebtedness incurred in the ordinary course of business and letters of credit required under the Company's hedging agreements in order to satisfy margin requirements, but only if the amount of such indebtedness (not including such letters of credit), when added to all other indebtedness of the Company then outstanding (determined in accordance with GAAP), does not exceed the Company's indebtedness outstanding as of March 31, 2006 by more than $400,000,000;

             (x)  assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances, except (A) to or for the benefit of the Company Subsidiaries or (B) for those not in excess of $50,000,000 in the aggregate;

            (xi)  create or assume any material Lien on any material asset;

           (xii)  authorize, recommend or propose any material change in its capitalization;

          (xiii)  except in connection with the routine promotions of employees in Grades 28 and below or to the extent required in a written contract or agreement (including any Company Employee Benefit Plan) in existence as of the date of this Agreement, (A) take any action with respect to the grant of or increase in any severance or termination pay to any current or former director, executive officer or employee of the Company or any Company Subsidiary, (B) execute any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any such director, executive officer or employee of the Company or any Company Subsidiary, (C) increase the benefits payable under any existing severance or termination pay policies or employment agreements, (D) increase the compensation, bonus or other benefits of current or former directors, executive officers or employees of the Company or any Company Subsidiary, (E) adopt or establish any new employee benefit plan or amend in any material respect any existing employee benefit plan, (F) provide any material benefit to a current or former director, executive officer or employee of the Company or any Company Subsidiary not required by any existing agreement or employee benefit plan, (G) take any action that would result in its incurring any obligation for any payments or benefits described in subsections (i), (ii) or (iii) of Section 2.10(j) (without regard to whether the transactions contemplated by this Agreement are consummated) except to the extent required in a written contract or agreement in existence as of the date of this Agreement, or (H) take any action that would result in any plan, program or agreement violating Section 409A or provide any employee entitlement to a tax gross-up or similar payment for any excise tax that may be due under Section 409A;

          (xiv)  execute or amend (other than as required by existing employee benefit plans or employment agreements or by applicable law) in any material respect any employment, consulting, severance or indemnification agreement between the Company or any of the Company Subsidiaries and any of their respective directors, officers, agents, consultants or employees, or any collective bargaining agreement or other obligation to any labor organization or employee incurred or entered into by the Company or any of the Company Subsidiaries (other than as required by existing employee benefit plans or employment agreements or by applicable law);

           (xv)  except in the ordinary course of business consistent with past practice, make any changes in its reporting for taxes or accounting methods other than as required by GAAP or applicable law; make or rescind any Tax election or file any material amended Tax return; make any change to its method or reporting income, deductions, or other Tax items for Tax purposes; settle or compromise any Tax liability or enter into any transaction with an affiliate outside the ordinary course of business if such transaction would give rise to a material tax liability;

          (xvi)  settle, compromise or otherwise resolve any litigation or other legal proceedings except (A) in the ordinary course of business consistent with past practice and (B) only to the extent that the aggregate of all such settlements or payments would not result in liability to the Company and the Company Subsidiaries in excess of the amount reserved for such litigation and legal proceedings so settled, compromised or resolved reflected on the most recent balance sheet included in the Company Financial Statements plus $10,000,000;

         (xvii)  other than in the ordinary course of business, pay or discharge any claims, Liens or liabilities involving more than $2,500,000 individually or $10,000,000 in the aggregate, which are not reserved for or reflected on the balance sheets included in the Company Financial Statements;

        (xviii)  write off any accounts or notes receivable in excess of $2,500,000;

          (xix)  make or commit to make capital expenditures in excess of the aggregate budgeted amount set forth in the Company's fiscal 2006 capital expenditure plan previously provided to Parent, except as may be required to (A) continue operations on the drilling, completion or plugging of any well or any well operations for which the Company has consented to participate and is required to continue to participate pursuant to applicable agreements or (B) conduct emergency operations on any well pipeline or other facility;

           (xx)  except for derivative activity supporting third party marketing, make or assume any Hedges;

          (xxi)  enter into new contracts to sell Hydrocarbons other than in the ordinary course of business at market pricing, but in no event any having a duration longer than six months;

         (xxii)  fail to timely meet its royalty payment obligations in connection with its oil and gas leases to the extent such failure has or would reasonably be expected to have a Company Material Adverse Effect;

        (xxiii)  enter into any agreement, arrangement or commitment that materially limits or otherwise materially restricts the Company or any Company Subsidiary, or that would reasonably be expected to, after the Effective Time, materially limit or restrict Parent or any of its Subsidiaries or any of their respective affiliates or any successor thereto, from engaging or competing in any line of business in which it is currently engaged or in any geographic area material to the business or operations of Parent or any of its Subsidiaries;

        (xxiv)  except in the ordinary course of business, consistent with past practice, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party;

          (xxv)  take any action that would give rise to a claim under the WARN Act or any similar state law or regulation because of a "plant closing" or "mass layoff" (each as defined in the WARN Act) without in good faith attempting to comply with the WARN Act;

        (xxvi)  organize or acquire any Person that would become a Subsidiary;

       (xxvii)  enter into any commitment or agreement to license or purchase seismic data that will cost in excess of the aggregate budgeted amount set forth I the Company's fiscal 2006 plan previously provided to Parent, other than pursuant to agreements or commitments existing on the date hereof;

      (xxviii)  except for the amendments described in Section 2.23, amend, modify or waive any provision of the Rights Agreement or take any action to redeem the Company Rights or render the Company Rights inapplicable to any transaction other than the Merger unless, and only to the extent that, the Company is required to do so by order of a court of competent jurisdiction;

         (xxix)  grant approval for purposes of Section 203 of the DGCL of any "business combination" or any acquisition of "voting stock" of the Company, each as defined in Section 203 of the DGCL;

          (xxx)  adopt a plan of complete or partial liquidation, dissolution, or reorganization;

         (xxxi)  except as permitted by Section 5.8, knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 6.2(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Merger Sub or the holders of shares of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation;

       (xxxii)  release any third party from the confidentiality and standstill provisions of any agreement to which the Company or any of the Company Subsidiaries is a party, and the Company and Company Subsidiaries shall enforce any such provisions contained in such agreements and not waive any of the provisions thereof; or

      (xxxiii)  take or agree in writing or otherwise to take any of the actions precluded by Sections 4.1(a) or (b).

        SECTION 4.2    Conduct of Business by Parent.    Except as expressly permitted or required by this Agreement, prior to the Effective Time, neither Parent nor any of its Subsidiaries, without the prior written consent of the Company, shall:

        (a)   acquire, by merging or consolidating with, or by purchasing an equity interest in or the assets of or by any other manner, any business or corporation, partnership or other business organization or division thereof, or otherwise acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would reasonably be expected to have a Parent Material Adverse Effect or materially delay the consummation of the transactions contemplated by this Agreement;

        (b)   adopt or propose to adopt any amendments to its charter documents which would reasonably be expected to have a Parent Material Adverse Effect;

        (c)   adopt a plan of complete or partial liquidation or dissolution of Parent;

        (d)   knowingly take, or agree to commit to take, any action that would or would reasonably be expected to result in the failure of a condition set forth in Section 6.3(a) or (b) at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company, Parent, Merger Sub or the holders of shares of Company Common Stock to consummate the Merger in accordance with the terms hereof or materially delay such consummation; or

        (e)   take or agree in writing or otherwise to take any of the actions precluded by Section 4.2(a) through Section 4.2(e).

ARTICLE V
ADDITIONAL AGREEMENTS

        SECTION 5.1    Preparation of Proxy Statement; Stockholders Meetings.

        (a)   Within five Business Days of the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement; without limiting the generality of the foregoing, Parent and Merger Sub, will furnish to the Company the information relating to Parent and Merger Sub required by the Exchange Act to be set forth in the Proxy Statement, and Parent and its counsel shall be given the opportunity to review and comment on the Proxy Statement prior to the filing thereof with the SEC. The Company agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to the Proxy Statement. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable following the filing thereof in definitive form with the SEC. The Company will advise Parent promptly after it receives notice of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

        (b)   The Company shall, as soon as practicable after the date hereof, and in accordance with the Company's certificate of incorporation and bylaws and applicable law, establish a record date (which will be as soon as practicable after the date hereof) for, duly call, give notice of a meeting of its stockholders (the "Company Stockholders Meeting") solely for the purpose of considering and taking action upon this Agreement regardless of whether the Board of Directors of the Company determines at any time that this Agreement or the Merger is no longer advisable or recommends that the stockholders of the Company reject this Agreement or the Merger. Unless the Board of Directors of the Company has withdrawn its recommendation of this Agreement, the Merger and the other transactions contemplated hereby in compliance with Section 5.8 in circumstances where a Takeover Proposal is outstanding, (1) as soon as practicable following the date on which the Proxy Statement is mailed to the Company's stockholders, the Company shall convene and hold the Company Stockholders Meeting and (2) once the Company Stockholders Meeting has been called and noticed, the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, which shall not be unreasonably withheld or delayed (other than (i) for the absence of a quorum or (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which it believes in good faith is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholders Meeting; provided that in the event that the Company Stockholders Meeting is delayed to a date after the Termination Date (as defined in Section 7.1(b) ) as a result of either (i) or (ii) above, then the Termination Date shall be extended to the fifth Business Day after such date). The Board of Directors of the Company shall declare that this Agreement and the Merger are advisable and in the best interests of the Company and recommend that this Agreement be adopted by the stockholders of the Company and include in the Proxy Statement a copy of such recommendations; provided that the Board of Directors of the Company may withdraw, modify or change such recommendation in compliance with Section 5.8. Unless the Board of Directors of the Company has withdrawn its recommendations of this Agreement, the Merger and the other transactions contemplated hereby in compliance with Section 5.8, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by applicable law to effect the Merger.

        (c)   Parent shall cause all shares of Company Common Stock owned by Parent, Merger Sub or any Parent Subsidiary to be voted in favor of the adoption of the Agreement.

        SECTION 5.2    Employee Benefit Matters.

        From and after the Effective Time, Parent and the Surviving Corporation shall have the rights and obligations described in this Section 5.2 regarding the individuals who were employees of the Company or a Company Subsidiary immediately prior to the Effective Time ("Acquired Employees").

          (a)    Employment.    All Acquired Employees shall be employed solely on an "at will" basis, except to the extent required by the provisions of written employment contracts or as required by applicable law.

          (b)    Benefit Plans.    The Surviving Corporation shall assume the Company Employee Benefit Plans as of the Effective Time and operate such plans in accordance with their respective terms, and the Company shall take any steps necessary to permit such assumption. Acquired Employees shall continue after the Effective Time to participate in such assumed Company Employee Benefit Plans. At such time as determined by Parent or the Surviving Corporation with Parent's approval, Acquired Employees shall participate in Parent's compensation, severance, bonus, stock option and other incentive plans for which they are eligible pursuant to the terms and conditions of such plans, or in similar plans maintained by the Surviving Corporation, in each case consistent with the participation offered to Parent's employees holding similar positions. Each such plan shall grant credit to each Acquired Employee for all service prior to the Effective Time with the Company (including any predecessors) for purposes of vesting, eligibility to participate, and eligibility for early retirement subsidies and vacation time, but not for purposes of benefit accrual, except as provided in Section 5.2(d). No Acquired Employee shall be simultaneously covered under similar employee benefit plans of Parent or the Surviving Corporation and of the Company. Nothing in this Section 5.2 shall restrict in any manner the right of Parent or the Surviving Corporation to amend or terminate any assumed Company Employee Benefit Plan or to modify any compensation arrangement of any Acquired Employee for any reason at any time (in each case subject to the provisions of any written employment contracts); provided, however, that the post-retirement health benefits plans of the Company shall be continued unchanged (except as required by law) at least until the earlier of the third anniversary of the Effective Time or the date on which Parent terminates all post-retirement health benefits plan; and provided, further, that the severance and retention benefit plans of the Company shall be continued unchanged (except as required by law) at least until the first anniversary of the Effective Time.

          (c)    Group Health Plans.    During the plan year in which the Effective Time occurs, any group health plan established or maintained by Parent or the Surviving Corporation shall, with respect to any eligible Acquired Employee or, as applicable, a family member of an eligible Acquired Employee, (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered under any group health plan maintained by the Company prior to the Effective Time, (iii) grant credit (for purposes of annual deductibles, co-payments and out-of-pocket limits) for any covered claims incurred or payments made prior to the Effective

  Time, and (iv) accept rollovers of the health flexible spending account and dependent care accounts of eligible Acquired Employees.

          (d)    Qualified Defined Benefit Plans.    If the current Qualified Company Employee Benefit Plan that is subject to Title IV of ERISA (the "Company Defined Benefit Plan") is merged into the qualified defined benefit plan of Parent (the "Parent Defined Benefit Plan") and the Parent Defined Benefit Plan has not previously been terminated or frozen for purposes of future benefit accruals, (i) all participants in the Company Defined Benefit Plan will participate in the Parent Defined Benefit Plan and shall accrue benefits beginning immediately following the merger of the plans to the same extent as similarly- situated participants in the Parent Defined Benefit Plan who are not Acquired Employees and (ii) benefits for Acquired Employees under the merged plan shall be determined using a "two piece" benefit formula, using for purposes of calculating the benefit under both pieces the participant's compensation at any time before or after the effective date of the plan merger (the "Plan Merger"). The first piece of the benefit will be calculated using the formula under the Company Defined Benefit Plan and shall use, for purposes of the calculation, all service with the Company, Parent or its affiliates prior to the "Plan Merger Date" but no service after the Plan Merger Date, and the second piece will be calculated using the formula under the Parent Defined Benefit Plan that applies to similarly-situated plan participants who are not Acquired Employees and shall use, for purposes of the calculation, all service with the Company, Parent of any of their affiliates after the Plan Merger Date, but no service prior to the Plan Merger Date. The formula used for calculating benefits under the Company Defined Benefit Plan shall not be amended after the Effective Time, and the Company Defined Benefit Plan shall not be terminated or frozen for purposes of future benefit accruals before the effective date as of which Parent terminates or freezes all future accruals under, as the case may be, all of its tax-qualified defined benefit retirement plans. For the avoidance of doubt, no Acquired Employee shall accrue benefits under both the Company Defined Benefit Plan and the Parent Defined Benefit Plan for the same period of service.

          (e)    SCORE Compensation Program.    As soon as practicable following the Effective Time, Parent or the Surviving Corporation shall calculate the compensation accrued under the SCORE Compensation Program as of the Effective Time. The amount due under the SCORE Compensation Program shall be paid to an Acquired Employee on the earliest to occur of (i) the Acquired Employee's involuntary termination of employment other than for cause, (ii) the date that Parent or the Surviving Corporation pay their 2006 annual incentive compensation, or (iii) March 15, 2007. If, before December 31, 2006, an Acquired Employee terminates employment voluntarily (other than through retirement within the meaning of the SCORE Compensation Program) or is terminated for cause, no payment shall be made under the SCORE Compensation Program. The Acquired Employees who remain employed by Parent or the Surviving Corporation through December 31, 2006, shall receive an incentive bonus for the period between the Effective Time and December 31, 2006, equal to the amount received by a similarly-situated employee of Parent multiplied by a fraction, the numerator of which is the number of days between the Effective Time and December 31, 2006, and the denominator of which is 365.

          (f)    Parent hereby assumes, absolutely and unconditionally, effective as of the Effective Time, each of the Continuity Agreements identified on Section 5.2(f) of the Company Disclosure Letter.

        SECTION 5.3    Consents and Approvals.

        (a)   Subject to the requirements of applicable antitrust laws, the Company, Parent and Merger Sub shall each, as promptly as practicable (and in any event within five Business days) after the date of this Agreement, file or cause to be filed with (i) the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") any notifications required to be filed under the HSR

Act; and (ii) the Competition Bureau any notifications required to be filed under the Competition Act with respect to the transactions contemplated by this Agreement.

        (b)   Subject to the requirements of applicable antitrust laws, the Company, Parent and Merger Sub shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and (iv) use all reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), necessary to consummate the transactions contemplated by this Agreement or required by the terms of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Company, Merger Sub, Parent or any of their respective Subsidiaries is a party or by which any of them is bound; provided, however, that no note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument shall be amended or modified to increase in any material respect the amount payable thereunder or to be otherwise more burdensome, or less favorable, in each case in any material respect, to the Company and the Company Subsidiaries considered as one enterprise in order to obtain any permit, consent, approval or authorization without first obtaining the written consent of Parent, which consent shall not be unreasonably withheld or delayed. The Company shall have the right to review and approve in advance all characterizations of the information relating to the Company; Parent shall have the right to review and approve in advance all characterizations of the information relating to Parent or Merger Sub; and each of the Company and Parent shall have the right to review and approve in advance all characterizations of the information relating to the transactions contemplated by this Agreement, in each case which appear in any material filing (including the Proxy Statement) made in connection with the transactions contemplated hereby. The Company, Parent and Merger Sub agree that they will consult with each other with respect to the obtaining of all such necessary Permits, consents, approvals and authorizations of all third parties and Governmental Authorities.

        (c)   In furtherance of, and not in limitation of the foregoing or Section 5.5, the parties shall use their respective best efforts to respond promptly to any requests for additional information made by either the FTC or the DOJ, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date after the date of filing. The parties hereto agree not to extend directly or indirectly any waiting period under the HSR Act or enter into any agreement with a Governmental Authority to delay or not to consummate the Merger and the other Transactions, except with the prior written consent of the other parties hereto. Each of Parent and Merger Sub and the Company will (x) promptly notify the other party of any written communication to that party from any Governmental Authority and, subject to applicable Law, permit the other party to review in advance any proposed written communication to any such Governmental Authority and incorporate the other party's reasonable comments, (y) not agree to participate in any substantive meeting or discussion with any such Governmental Authority in respect of any filing, investigation or inquiry concerning this Agreement, the Merger or the other Transactions unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend, and (z) furnish the other party with copies of all correspondence, filings and written communications between them and their affiliates and their respective representatives on one hand, and any such Governmental Authority or its staff on the other hand, with respect to this Agreement, the Merger and the other Transactions. If any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger or the Transactions contemplated by this Agreement as violative of any antitrust law, or if any judgment, ruling, order, writ, injunction, decree, statute, law, rule or regulation applicable to the Company that would make the Merger or the other transactions contemplated by this Agreement illegal or would otherwise prohibit or materially impair or delay the consummation of the Merger or the other transactions contemplated by this

Agreement, each of Parent and Merger Sub shall use its best efforts, including selling, holding separate or otherwise disposing of or conducting its business in a specified manner, or agreeing to sell, hold separate or otherwise dispose of or conduct its business in a specified manner or permitting the sale, holding separate or other disposition of, any assets of Parent and Merger Sub or their respective subsidiaries, or after the Closing, the Company or the Company Subsidiaries, or the conducting of its business in a specified manner, to contest and resist any such action or proceeding and shall use its best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Transactions and to have such statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable so as to permit consummation of the Merger and the other transactions contemplated by this Agreement. The Company will cooperate with Parent and Merger Sub in all respects in Parent's and Merger Sub's implementation of any of the measures described in the preceding sentence that is undertaken in order to permit consummation of the Merger or the Transactions (including entering into agreements or taking such other actions prior to the Closing as Parent and Merger Sub reasonably request to dispose of assets of the Company and the Company Subsidiaries; provided, that neither the Company nor any the Company Subsidiary shall be required pursuant to this Section 5.3 to complete any disposition of the assets of the Company or a Company Subsidiary prior to the Closing or enter into any agreement or other arrangement for a disposition of any assets of the Company or a Company Subsidiary that does not expressly provide that the Company's obligation to complete such disposition is subject to the prior or simultaneous occurrence of the Closing).

        SECTION 5.4    Public Statements.

        The Company, Parent and Merger Sub shall consult with each other prior to issuing, and provide each other with the opportunity to review and comment upon, any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or trading market.

        SECTION 5.5    Further Assurances.

        (a)   Subject to the requirements of applicable antitrust laws, the Company, Parent and Merger Sub shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and (iv) use all commercially reasonable efforts to obtain all necessary Permits, consents, approvals and authorizations of all other parties, in the case of each of the foregoing clauses (i), (ii), (iii) and (iv), necessary to consummate the Merger and the transactions contemplated by this Agreement. Subject to the terms and conditions provided herein, each of the Company, Parent and Merger Sub agrees to use their respective commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable following the date hereof, including (i) obtaining all consents, approvals, authorizations and actions or nonactions required for or in connection with the consummation by the parties hereto of the Merger and the other Transactions contemplated by this Agreement, (ii) the taking of all commercially reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, a Governmental Authority, (iii) the obtaining of all necessary consents from third parties, (iv) contesting and resisting of any action, including any legislative, administrative or judicial action, and seeking to have vacated, lifted, reversed or overturned, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Merger or the other transactions contemplated by this Agreement and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement. In addition, in connection with filings made by Parent with the SEC in connection with financings associated with the transactions contemplated by this Agreement, the Company hereby consents to the inclusion of its financial statements in such filings, agrees to assist Parent in connection with the preparation of any related proforma financial statements and will use its reasonable best efforts to cause the Company's independent public accountants to provide a consent to the inclusion of their report to such financial statements in such filings and to provide Parent a "comfort" letter dated a date within two Business Days before the date on which such filings shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with any such filings.

        (b)   In furtherance of, and not in limitation of the foregoing, (i) neither Parent nor Merger Sub will agree to amend, supplement, modify or waive any provisions of the Commitment Letter; (ii) Parent and Merger Sub shall use their respective best efforts to (A) enter into definitive agreements with respect to, and to obtain funding under, the Financing and (B) take any and all commercially reasonable actions necessary to satisfy the conditions precedent set forth in such definitive agreements; and (iii) in the event that any portion of the Financing becomes unavailable pursuant to the Commitment Letter, Parent and Merger Sub shall obtain such portion from alternate sources.

        SECTION 5.6    Notification of Certain Matters.

        The Company agrees to give prompt notice to Parent and Merger Sub, and to use commercially reasonable efforts to prevent or promptly remedy, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.2; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Each of Parent and Merger Sub agrees to give prompt notice to the Company, and to use commercially reasonable efforts to prevent or promptly remedy, the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be reasonably likely to cause the failure of any of the conditions set forth in Section 6.3; provided, however, that the delivery of any notice pursuant to this Section 5.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        SECTION 5.7    Access to Information; Confidentiality.

        (a)   The Company shall, and shall cause the Company Subsidiaries and the officers, directors, employees and agents of the Company and the Company Subsidiaries, to, afford the officers, employees and agents of Parent and Merger Sub, at their sole cost and risk, reasonable access at all reasonable times from the date hereof through the Effective Time to its officers, employees, agents, properties, facilities, books, records, contracts and other assets and shall furnish Parent and Merger Sub all financial, operating and other data and information as Parent and Merger Sub through their officers, employees or agents, may reasonably request. No additional investigations or disclosures shall affect the Company's representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent and Merger Sub pursuant to this Agreement.

        (b)   The provisions of the Confidentiality Agreement, dated June 2, 2006, as amended, between Parent and the Company (the "Company Confidentiality Agreement") shall remain in full force and effect in accordance with its terms.

        SECTION 5.8    No Solicitation.

        (a)   The Company agrees that from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company shall not, and the Company shall cause its Company Subsidiaries and its and their respective officers, directors, investment bankers, attorneys and other advisors and representatives not to (i) solicit, initiate, or encourage the submission of, any Takeover Proposal (as hereinafter defined), (ii) approve or recommend any Takeover Proposal, enter into any agreement, agreement-in-principle or letter of intent with respect to or accept any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Takeover Proposal; provided, however, that

          (x)   nothing contained in this Section 5.8 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e 2 promulgated under the Exchange Act or from making any similar disclosure, if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure so to disclose would violate its obligations under applicable law, and provided further that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their Company Common Stock in connection with any such tender or exchange offer unless the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) that such tender or exchange offer is a Superior Proposal; and

          (y)   if, prior to this Agreement having been adopted by the Required Company Stockholder Vote, the Company receives an unsolicited written Takeover Proposal from a third party that the Board of Directors of the Company determines in good faith (after consultation with its financial advisor and outside legal counsel) is, or is reasonably likely to result in, a Superior Proposal, the Company and its representatives may conduct such additional discussions (including solicitation of a revised Takeover Proposal) and provide such information as the Board of Directors of the Company shall determine, but only if, prior to such provision of such information or conduct of such additional discussions such third party shall have entered into a confidentiality agreement in customary form that is no less favorable to the Company, than the Company Confidentiality Agreement (except that such confidentiality agreement need not contain any "standstill" or similar covenant and such confidentiality agreement shall contain additional provisions that expressly permit the Company to comply with the provisions of this Section 5.8); provided, that in the event that the Company enters into a confidentiality agreement with a person making a Takeover Proposal that does not include a "standstill" provision or contains a "standstill" provision less favorable to the Company than the corresponding provision of the Company Confidentiality Agreement, Parent and its affiliates shall, without further action by the Company, be released from the "standstill" provision under Section 6 of the Company Confidentiality Agreement to the extent necessary to render such "standstill" provision of the Company Confidentiality Agreement no more favorable to the Company than the "standstill," if any, applicable to the person making such Takeover Proposal.

        (b)   Notwithstanding any other provision of this Agreement, at any time prior to this Agreement having been approved by the Required Company Stockholder Vote, the Board of Directors of the Company (or the applicable committee thereof) may (i) (A) fail to make, withdraw (or amend or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or amend or modify in a manner adverse to Parent or Merger Sub), the recommendation or declaration of advisability by the Company Board of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, or publicly propose to recommend any Takeover

Proposal (any of the events in the foregoing clauses (A) and (B) being a "Change in the Company Recommendation"), or (ii) to the extent permitted pursuant to and in compliance with Section 7.1(f), allow the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, if in the case of any of the foregoing clauses (i) or (ii), the Board of Directors of the Company determines in its good faith judgment, after consultation with outside legal counsel it is required to do so in order to comply with its fiduciary duties under applicable law.

        (c)   For purposes of this Agreement, (i) "Takeover Proposal" shall mean any inquiry, proposal or offer from any Person (other than Parent, Merger Sub or any of their affiliates) relating to (A) any acquisition, merger, consolidation, reorganization, share exchange, recapitalization, liquidation, direct or indirect business combination, asset acquisition or other similar transaction involving the Company or any Company Subsidiary of (x) assets or businesses that constitute or represent 10% or more of the total revenue, operating income, EBITDAX or assets of the Company and its Subsidiaries, taken as a whole immediately prior to such transaction, or (y) 10% or more of the outstanding shares of Company Common Stock or any other class of capital stock of the Company or capital stock of, or other equity or voting interests in, any of the Company's Subsidiaries in each case other than the transactions contemplated by this Agreement or (B) any purchase or sale of, or tender offer or exchange offer for, capital stock of the Company or any Company Subsidiary that if consummated would result in any Person beneficially owning 10% or more of any class of capital stock of the Company or any Company Subsidiary and (ii) the term "Superior Proposal" means any bona fide written Takeover Proposal to effect a merger, consolidation, reorganization, share exchange, tender offer, recapitalization, liquidation, direct or indirect business combination, or other similar transaction as a result of which the Company's stockholders cease to own at least 80% of the voting securities of the ultimate parent entity resulting from such transaction or sale of all or substantially all of the assets of the Company, which in any such case is on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisor and outside counsel), taking into account all relevant factors, including any conditions to such Takeover Proposal, the timing of the closing thereof, the risk of nonconsummation, the ability of the Person making the Takeover Proposal to finance the transaction contemplated thereby, any required governmental or other consents, filings and approvals, (A) would, if consummated, result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (including the terms of any proposal by Parent to modify the terms of the transactions contemplated by this Agreement) and (B) is reasonably likely to be financed and otherwise completed without undue delay.

        (d)   Except as expressly permitted by Section 5.8(a) or Section 5.8(b), neither the Board of Directors of the Company nor any committee thereof shall effect any Change in the Company Recommendation.

        (e)   In addition to the other obligations of the Company set forth in this Section 5.8, the Company shall promptly (and in any event, within 48 hours) advise Parent orally and in writing of any Takeover Proposal, any request for information with respect to any Takeover Proposal, or any inquiry with respect to or which could result in a Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making the same and shall at the time of such advice provide Parent with a copy of any written request or Takeover Proposal or other document relating to a Takeover Proposal. The Company will keep Parent promptly and fully informed of the status and details (including amendments) of any such request, Takeover Proposal or inquiry and shall promptly provide Parent with a copy of any non-public information furnished to the Person making such request, Takeover Proposal or inquiry.

        (f)    The Company shall immediately cease and cause to be terminated and shall cause its affiliates and the Company Subsidiaries and its or their respective officers, directors, employees, representatives and agents, to terminate all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, a Takeover Proposal and will cause any such parties (and their agents or advisors) in possession of confidential information regarding the Company or any of the Company Subsidiaries to return or destroy such information.

        SECTION 5.9    Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to indemnification by the Company now existing in favor of each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any Company Subsidiary or an employee of the Company or any Company Subsidiary who acts as a fiduciary under any of the Company Employee Benefit Plans (each an "Indemnified Party") as provided in the Company's certificate of incorporation or bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been provided to Parent, including provisions relating to the advancement of expenses incurred in the defense of any action or suit, shall survive the Merger and shall remain in full force and effect. From and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally liable to pay and perform in a timely manner such indemnification obligations.

        (b)   For six years after the Effective Time, to the full extent permitted under applicable law, Parent and the Surviving Corporation (the "Indemnifying Parties") shall jointly and severally indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in respect of this Agreement), and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred; provided that nothing herein shall impair any rights to indemnification of any Indemnified Party referred to in clause (a) above.

        (c)   Parent shall cause the Surviving Corporation to maintain the Company's officers' and directors' liability insurance policies, in effect on the date of this Agreement (the "D&O Insurance"), for a period of not less than six years after the Effective Time, but only to the extent related to actions or omissions prior to the Effective Time; provided, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers and (ii) such substitution shall not result in gaps or lapses of coverage with respect to matters occurring prior to the Effective Time; provided, further, that in no event shall Parent or the Surviving Corporation be required to expend more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (the "Maximum Amount") to maintain or procure insurance coverage pursuant hereto; provided, further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Corporation shall procure and maintain for such six-year period as much coverage as reasonably practicable for the Maximum Amount. Parent shall have the right to cause coverage to be extended under the Company's D&O Insurance by obtaining a six-year "tail" policy on terms and conditions no less advantageous than the Company's existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 5.9(c).

        (d)   The obligations of Parent and the Surviving Corporation under this Section 5.9 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.9 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9, each of whom may enforce the provisions of this Section 5.9).

        (e)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving

Corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may, be shall assume the obligations set forth in this Section 5.9.

        SECTION 5.10    State Takeover Laws.

        If any "fair price," "moratorium," "control share acquisition," "business combination" or other takeover statute or similar statute or regulation, applies or purports to apply to this Agreement and the Merger or the other transactions contemplated by this Agreement, each of Parent, Merger Sub and the Company shall (a) take all reasonable action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate the effects of such takeover statute, law or regulation.

        SECTION 5.11    Expenses.

        Subject to Section 7.3, each party shall bear solely and entirely, all Expenses (as defined below) that they incur; provided, however, that if this Agreement is terminated and the Termination Fee is payable as a result thereof, then the allocable share of the Company and Parent for all Expenses related to preparing, printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the HSR Act and the Competition Act shall be allocated one-half each. As used in this Agreement, the term "Expenses" means all reasonable out-of-pocket expenses (including all reasonable fees and expenses of outside counsel, accountants, financing sources, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the due diligence, authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of the Required Company Stockholder Vote, and all other matters related to the consummation of the Merger (subject to reasonable documentation).

        SECTION 5.12    Board Membership.

        Subject to the approval of the Nominating and Corporate Governance Committee of Parent's Board of Directors in accordance with Parent's governance practices and procedures, Parent shall take such action as is necessary to cause Luke R. Corbett to be appointed to the Board of Directors of Parent effective as of or promptly after the Effective Time, to serve until the earlier of such individual's resignation or removal or until his successor is duly elected and qualified in accordance with the certificate of incorporation and bylaws of Parent. Mr. Corbett shall be designated to the class of directors of Parent whose term expires at Parent's 2008 Annual Stockholders Meeting.

ARTICLE VI
CONDITIONS

        SECTION 6.1    Conditions to Each Party's Obligation To Effect the Merger.

        The respective obligations of each party to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the Closing Date of each of the following conditions:

          (a)    Stockholder Approval.    This Agreement shall have been adopted by the Required Company Stockholder Vote.

          (b)    HSR Act and Competition Act.    The waiting period (and any extension thereof) applicable to the Merger and the other transactions contemplated by this Agreement under the HSR Act and, if required, the Competition Act shall have been terminated or shall have expired.

          (c)    No Injunctions or Restraints.    No preliminary injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would make the Merger illegal or otherwise prevent the consummation thereof.

        SECTION 6.2    Conditions to Obligations of Parent and Merger Sub.

        The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of the Company set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Company Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c)    Resignations of Directors.    Each of the directors of the Company shall have resigned as of the Effective Time and such resignations shall have been delivered to Parent.

        SECTION 6.3    Conditions to Obligation of the Company.

        The obligations of the Company to effect the Merger are further subject to the satisfaction or, to the extent permitted by applicable law, the waiver of each of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent set forth herein shall be true and correct as of the date hereof and as of the Closing Date, with the same effect as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any threshold or any limitation or qualifier as to "materiality" or "Parent Material Adverse Effect" or words of similar import set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Merger Sub by the respective chief executive officer and the chief financial officer of each such entity to such effect.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        SECTION 7.1    Termination.

        This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after this Agreement has been adopted by the Required Company Stockholder Vote:

          (a)   by mutual written consent of Parent, Merger Sub and the Company;

          (b)   by either the Company or Parent, if the Merger has not been consummated by the first Business Day in 2007, or such later date, if any, as is provided in Section 5.1(b) hereof (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

          (c)   by either the Company or Parent, if any judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition having the effects set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this clause 7.1(c) shall have used those efforts required hereunder to resist, lift or resolve such judgment, order, decree, statute, law, ordinance, rule, regulation or other legal restraint or prohibition;

          (d)   by either the Company or Parent, if upon a vote at a duly held Company Stockholders Meeting, the Required Company Stockholder Vote shall not have been obtained; provided, that Parent may not terminate this Agreement pursuant to this Section 7.1(d) if Parent or Merger Sub is in breach of its obligations pursuant to Section 5.1(c);

          (e)   by Parent, if at any time prior to this Agreement having been approved by the Required Company Stockholder Vote, the Board of Directors of the Company shall have effected a Change in the Company Recommendation;

          (f)    by the Company, if at any time prior to this Agreement having been approved by the Required Company Stockholder Vote:

            (i)    the Company shall not have breached Section 5.8,

            (ii)   the Board of Directors of the Company has received a Superior Proposal, and authorizes the Company to enter into a binding written agreement concerning such transaction that constitutes such Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice,

            (iii)  Parent does not make, within 72 hours of receipt of the Company's written notification of its intention to enter into such agreement, an offer that the Board of Directors of the Company determines, in its good faith judgment (after consultation with its financial advisor and outside legal counsel) is at least as favorable to the Company's stockholders from a financial point of view as the Superior Proposal (it being understood and agreed that any amendment to the price or any other material term of a Superior Proposal will require a new notification from the Company to Parent and a new 72 hour period), and

            (iv)  the Company concurrently with such termination pays to Parent in immediately available funds the Termination Fee and the Expense Fee pursuant to Section 7.3;

          (g)   by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) ), and (B) is incapable of being cured or has not been cured by the Company within 30 calendar days after written notice has been given by Parent to the Company of such breach or failure to perform ("Company Breach"); or

          (h)   by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b), and (B) is incapable of being cured or has not been cured by the Parent within 30 calendar days after written notice has been given by the Company to Parent of such breach or failure to perform.

        The party desiring to terminate this Agreement shall give written notice of such termination to the other party.

        SECTION 7.2    Effect of Termination.

        Upon the termination of this Agreement pursuant to and in accordance with Section 7.1, this Agreement shall forthwith become null and void except for the provisions of (i) Section 7.3, (ii) the last sentence of Section 5.6, and (iii) Article VIII, which shall survive such termination; provided that nothing herein shall relieve any party from liability for any intentional breach of a covenant or representation or warranty in this Agreement prior to such termination. In addition, the provisions of the Company Confidentiality Agreement remain in full force and effect in accordance with its terms and shall not be affected by the termination of this Agreement.

        SECTION 7.3    Fees and Expenses.

        (a)   If this Agreement is terminated pursuant to Section 7.1(e), the Company shall promptly, but in no event later than one Business Day after termination of this Agreement, pay Parent a fee in immediately available funds of $493,000,000 (the "Termination Fee").

        (b)   If this Agreement is terminated pursuant to Section 7.1(f), the Company shall pay such Termination Fee concurrently with such termination.

        (c)   If (A) a Takeover Proposal in respect of the Company is publicly announced or is proposed or offered or made to the Company or the Company's stockholders prior to this Agreement having been approved by the Required Company Stockholder Vote, (B) this Agreement is terminated by either party, as applicable, pursuant to Section 7.1(b) or Section 7.1(d) and (C) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal, the Company shall promptly, but in no event later than one Business Day after such consummation or, if earlier, entry into such agreement, pay Parent the Termination Fee. For purposes of this Section 7.3(c), such reference to 10% in the definition of "Takeover Proposal" shall be replaced with a reference to 50%.

        (d)   If (A) Parent terminates this Agreement under Section 7.1(g) or Section 7.1(b) at a time that a Company Breach exists and (B) within 12 months following such termination the Company shall consummate or enter into, directly or indirectly, an agreement with respect to a transaction constituting a Takeover Proposal, then the Company shall promptly, but in no event later than one Business Day after such consummation or, if earlier, entry into such agreement, pay Parent the Termination Fee. For purposes of this Section 7.3(d), each reference to 10% in the definition of "Takeover Proposal" shall be replaced with a reference to 50%.

        (e)   Except as set forth in this Section 7.3 and Section 5.11, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided that if this Agreement is terminated and the Termination Fee is payable as a result thereof, in addition to the payment of the Termination Fee, the Company shall reimburse Parent for, all Expenses in connection with this Agreement and the transactions contemplated hereby, upon to a maximum of $10,000,000 incurred by Parent (the "Expense Fee") which Expense Fee shall be payable at the same time as the Termination Fee.

        (f)    Notwithstanding anything to the contrary contained herein, receipt by Parent of a Termination Fee and required Expense Fee under Section 7.3 shall constitute full settlement of any and all liabilities of the Company for damages under this Agreement in respect of a termination of this Agreement.

        SECTION 7.4    Amendment.

        This Agreement may be amended by the parties hereto, at any time before or after approval of this Agreement and the transactions contemplated hereby by action by or on behalf of the respective Boards of Directors of the parties hereto or the stockholders of the Company; provided, however, that after any such approval by the stockholders of the Company, no amendment shall be made that in any way materially adversely affects the rights of such stockholders (other than a termination of this Agreement in accordance with the provisions hereof) without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        SECTION 7.5    Waiver.

        Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII
GENERAL PROVISIONS

        SECTION 8.1    Notices.

        All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight courier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

          (a)   if to Parent or Merger Sub:

      Anadarko Petroleum Corporation
      1201 Lake Robbins Drive
      The Woodlands, Texas 77380
      Attention: Robert K. Reeves
      Fax: (832) 636-3214

      with a copy to:

      Akin Gump Strauss Hauer & Feld LLP
      1111 Louisiana Street, 44th Floor
      Houston, Texas 77002-5200
      Attention:    Michael E. Dillard, P.C.
                           Julien R. Smythe, Esq.
      Fax: (713) 236-0822

          (b)   if to the Company:

      Kerr-McGee Corporation
      123 Robert S. Kerr Avenue
      Oklahoma City, Oklahoma 73102
      Attention: General Counsel
      Fax: (405) 270-3649

      with a copy to:

      Covington & Burling
      1330 Avenue of the Americas
      New York, New York 10019
      Attention: Scott F. Smith, Esq.
      Fax: (212) 841-1010

        Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by cable, telegram, telecopier, telex or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

        SECTION 8.2    Representations and Warranties.

        The representations and warranties contained in this Agreement shall not survive the Merger.

        SECTION 8.3    Knowledge Qualifiers.

        "To the knowledge of the Company" and similar phrases mean the actual knowledge of the individuals described in Section 8.3 of the Company Disclosure Letter.

        SECTION 8.4    Interpretations.

        When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article, Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 8.5    Governing Law; Jurisdiction

        (a)   THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. EXCEPT THAT THE CONSUMMATION AND EFFECTIVENESS OF THE MERGER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

        (b)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery, and (iv) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any of the transactions contemplated hereby.

        SECTION 8.6    Counterparts; Facsimile Transmission of Signatures.

        This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        SECTION 8.7    Assignment; No Third Party Beneficiaries.

        (a)   This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void.

        (b)   Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except that after the Effective Time, (i) each holder of an Option, Performance Unit or Restricted Stock is intended to be a third party beneficiary of Section 1.8 only and may specifically enforce its terms and (ii) each Indemnified Party is intended to be a third party beneficiary of Section 5.9 and may specifically enforce its terms.

        SECTION 8.8    Severability.

        If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

        SECTION 8.9    Entire Agreement.

        This Agreement and the Company Confidentiality Agreement contain all of the terms of the understandings of the parties hereto with respect to the subject matter hereof.

        SECTION 8.10    Enforcement.

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they are entitled.

[The remainder of this page is intentionally blank.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above.

ANADARKO PETROLEUM CORPORATION
By:	/s/ JAMES T. HACKETT
Name:	James T. Hackett
Title:	Chairman of the Board, President and Chief Executive Officer
KERR-MCGEE CORPORATION
By:	/s/ LUKE R. CORBETT
Name:	Luke R. Corbett
Title:	Chairman and Chief Executive Officer
APC ACQUISITION SUB, INC.
By:	/s/ JAMES T. HACKETT
Name:	James T. Hackett
Title:	Chairman of the Board, President and Chief Executive Officer

APPENDIX B

Opinion of JPMorgan, dated June 22, 2006

June 22, 2006

The Board of Directors
Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $1.00 per share (the "Company Common Stock"), of Kerr-McGee Corporation (the "Company") of the consideration to be received by such holders in the proposed merger (the "Merger") of the Company with a wholly-owned subsidiary ("Merger Subsidiary") of Anadarko Petroleum Corporation ("Merger Partner"). Pursuant to the Agreement and Plan of Merger, dated as of June 22, 2006 (the "Agreement"), among the Company, Merger Partner and Merger Subsidiary, the Company will become a wholly-owned subsidiary of Merger Partner, and each issued and outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Company, Merger Partner, Merger Subsidiary or any wholly-owned subsidiary of the Company or Merger Partner or shares of Company Common Stock as to which rights to dissent shall have been validly exercised and not waived under Delaware law, will be converted into the right to receive $70.50 per share in cash, subject to increase as provided in the Agreement if the Merger has not been consummated on or prior to August 10, 2006.

        In arriving at our opinion, we have (i) reviewed a draft dated June 20, 2006 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration received for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses, forecasts and reserve reports prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or Merger Partner under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses, forecasts and

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reserve reports provided to us, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses, forecasts or reserve reports or the assumptions on which they were based. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters relevant to rendering our opinion upon the advice of counsel. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that we do not have any obligation to update, revise, or reaffirm this opinion to reflect subsequent developments. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the holders of the Company Common Stock in the proposed Merger and we express no opinion as to the fairness of the Merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger.

        We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

        We have acted as financial advisor to the Company with respect to the proposed Merger and will receive a fee from the Company for our services, a portion of which was payable upon the rendering of this opinion and a substantial portion of which will become payable only if the proposed Merger is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that we and our affiliates have provided in the past, and may in the future provide, investment banking, commercial banking and other financial services to the Company and the Merger Partner, including acting as defense advisor to the Company in 2005 as well as financial advisor to the Company in connection with asset divestitures in the North Sea and the Gulf of Mexico regions in 2005 and 2006. We have also arranged credit facilities and executed share repurchases for the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be received by the holders of the Company Common Stock in the proposed Merger is fair, from a financial point of view, to such holders.

        This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Merger. This opinion does not constitute a recommendation to any stockholder of the Company as to how such shareholder should vote with respect to the Merger or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to stockholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES INC.

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APPENDIX C

Opinion of Lehman Brothers dated June 22, 2006

June 22, 2006

Board of Directors
Kerr-McGee Corporation
123 Robert S. Kerr Avenue
Oklahoma City, Oklahoma 73102

Members of the Board:

        We understand that Kerr-McGee Corporation ("Kerr-McGee") intends to enter into a transaction (the "Proposed Transaction") with Anadarko Petroleum Corporation ("Anadarko") pursuant to which (i) APC Acquisition Sub, Inc. a wholly owned subsidiary of Anadarko ("Merger Sub") will merge with and into Kerr-McGee with Kerr-McGee surviving the merger and (ii) upon effectiveness of the merger, each issued and outstanding share of common stock of Kerr-McGee (the "Kerr-McGee Stock"), other than the Kerr-McGee Stock held by Kerr-McGee, Anadarko, Merger Sub and dissenting stockholders of Kerr-McGee, will be converted into the right to receive $70.50 in cash subject to increase as set forth in the Agreement (as defined below). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated June 22, 2006 by and among Kerr-McGee, Anadarko and Merger Sub (the "Agreement").

        We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to Kerr-McGee's stockholders of the consideration to be offered to such stockholders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, Kerr-McGee's underlying business decision to proceed with or effect the Proposed Transaction.

        In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning Kerr-McGee and Anadarko that we believe to be relevant to our analysis, including the Annual Reports on Forms 10-K for the year ended December 31, 2005 and Quarterly Reports on Forms 10-Q for the three months ended March 31, 2006 for each of Kerr-McGee and Anadarko; (3) financial and operating information with respect to the business, operations and prospects of Kerr-McGee as furnished to us by Kerr-McGee, including financial projections contained in the business plan of Kerr-McGee; (4) estimates of certain (i) proved reserves of Kerr-McGee, as of December 31, 2005, prepared by management of Kerr-McGee using methods and procedures which were in part reviewed by third-party reserve engineers (the "Proved Reserve Reports"), and a report prepared by the management of Kerr-McGee rolling forward the Proved Reserve Reports to May 31, 2006 (the "Kerr-McGee Proved Reserve Reports") and (ii) non-proved reserves of Kerr-McGee, as of May 31, 2006, prepared by management of Kerr-McGee (the "Kerr-McGee Reserve Reports", together with the Proved Reserve Report and the Kerr-McGee Proved Reserve Report, the "Reserve Reports"); (5) the trading history of Kerr-McGee common stock from June 15, 2001 to June 19, 2006; (6) a comparison of the historical financial results and present financial condition of Kerr-McGee with those of other companies that we deemed relevant; (7) published estimates of certain independent equity research analysts of the future financial performance of Kerr-McGee; (8) commodity price assumptions used by the management of

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Kerr-McGee, current commodity prices and various assumed future commodity prices discussed with the management of Kerr-McGee; and (9) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant. In addition, we have (i) had discussions with the management of Kerr-McGee concerning Kerr-McGee's business, operations, assets, financial condition, reserves, production profile, hedging levels, exploration program and prospects and (ii) have undertaken such other studies, analyses and investigations as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without assuming any responsibility for independent verification of such information and have further relied upon the assurances of the management of Kerr-McGee that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the financial projections of Kerr-McGee, upon advice of Kerr-McGee, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Kerr-McGee as to the future financial performance of Kerr-McGee and that Kerr-McGee will perform substantially in accordance with such projections. With respect to the Reserve Reports, we have discussed these Reserve Reports with the management of Kerr-McGee and upon advice of Kerr-McGee, we have assumed that the Reserve Reports are a reasonable basis upon which to evaluate the proved and non-proved reserve levels of Kerr-McGee as of such date. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of Kerr-McGee and have not made or obtained from third parties any evaluations or appraisals of the assets or liabilities of Kerr-McGee. In addition, you have not authorized us to solicit and we have not solicited any indications of interest from any third party with respect to the purchase of all or a part of Kerr-McGee's business. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

        Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered to the stockholders of Kerr-McGee in the Proposed Transaction is fair to such stockholders.

        We have acted as financial advisor to Kerr-McGee in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is payable on the date on which we inform Kerr-McGee that we are prepared to render this opinion and the remainder is contingent upon the consummation of the Proposed Transaction. In addition, Kerr-McGee has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion and to reimburse us for certain out-of-pocket expenses. We also have performed various investment banking services for Kerr-McGee and Anadarko in the past and have received customary fees for such services. In the ordinary course of our business, we actively trade in the securities of Kerr-McGee and Anadarko for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of Kerr-McGee and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of Kerr-McGee as to how such stockholder should vote with respect to the Proposed Transaction.

                      Very truly yours,

                      LEHMAN BROTHERS

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APPENDIX D

Section 262 of the Delaware General Corporation Law

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in the Company and also a member of record of the Company; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of the Company; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to § § 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the

Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY TELEPHONE
c/o UMB Bank, n. a. P.O. Box 419064 Kansas City, MO 64141	Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Proxy Tabulator, P.O. Box 535450, Pittsburgh PA 15253. Votes by mail must be received by 2:00 p.m. (Central Time) on August 10, 2006.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the Website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided
Vote 24 hours a day, 7 days a week. If you vote by telephone or over the Internet, do not mail your proxy card.

If voting by mail, this proxy card must be signed and dated below. Please fold and detach card at perforation before mailing.
This Proxy is solicited on behalf of the Board of Directors for the Special Meeting of Stockholders to be held on Thursday, August 10, 2006.

The undersigned hereby appoints Luke R. Corbett, Robert M. Wohleber and Gregory F. Pilcher, and each of them, as Proxies and attorneys-in-fact, with full power of substitution, to vote all shares of Kerr-McGee Corporation Common Stock that the undersigned is entitled to vote at Kerr-McGee Corporation's Special Meeting of Stockholders on August 10, 2006, and at any adjournment or postponement thereof, upon the matters set forth on the reverse side.

Dated:	2006
Signature
Signature (if held jointly)

NOTE: Please mark, date and sign this proxy exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Tabulator, P.O. Box 535450, Pittsburgh, PA 15253, so your shares will be represented at the Special Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing.

KERR-MCGEE CORPORATION	PROXY

This Proxy, if signed and returned, will be voted in the manner directed below. If this Proxy is signed but no direction is indicated, this Proxy will be voted FOR items 1 and 2. The persons appointed as Proxies will vote according to their discretion on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR items 1 and 2.

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of June 22, 2006, by and among Anadarko Petroleum Corporation, APC Acquisition Sub, Inc. and Kerr-McGee Corporation pursuant to which APC Acquisition Sub, Inc. would be merged with and into Kerr-McGee Corporation and Kerr-McGee Corporation would become a wholly-owned subsidiary of Anadarko Petroleum Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
Proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement referred to in item 1, above.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(CONTINUED ON REVERSE SIDE)